EXHIBIT 4.1
EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 14, 2020, is entered into among AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), AMN HEALTHCARE SERVICES, INC., a Delaware corporation (the “Parent”), the Subsidiary Guarantors identified on the signature pages hereto, the lenders identified on the signature pages hereto (the “Lenders”) and TRUIST BANK (as successor by merger to SunTrust Bank), as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent have entered into that certain Credit Agreement dated as of February 9, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested commitments in an amount equal to $250,000,000 as a new Term Loan (such term loan, the “Tranche A Loan”);

WHEREAS, the Borrower has simultaneously requested an extension of the maturity date of the Revolving Commitments and certain other modifications on the terms set forth herein (such extension and amendments, the “Revolver Amendment”, and together with the Tranche A Loan, the “Term Loan Facility and Revolver Amendments”);

WHEREAS, the Lenders party to this Amendment have agreed to provide the Term Loan Facility and Revolver Amendments on the terms and conditions provided herein;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1
DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Second Amendment” has the meaning set forth in Part 3.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:

SUBPART 2.1 Amendments to Credit Agreement. The Existing Credit Agreement is hereby amended in the form attached hereto as Exhibit A.

SUBPART 2.2 Amendment to Schedule 2.1(a) Schedule 2.1(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as attached as Exhibit B.

SUBPART 2.3 Amendment to Schedule 6.17 Schedule 6.17 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as attached as Exhibit C.

SUBPART 2.4 Amendments to Exhibit 2.1(b)(i). Exhibit 2.1(b)(i) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as attached as Exhibit D.

SUBPART 2.5 Amendments to Exhibit 2.4(f). Exhibit 2.4(f) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as attached as Exhibit E.

SUBPART 2.6 Amendments to Exhibit 3.2. Exhibit 3.2 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as attached as Exhibit F.

PART 3
CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Second Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Second Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Parent, the Subsidiary Guarantors and each of the Lenders.

SUBPART 3.3 Opinions of Counsel. The Administrative Agent shall have received favorable opinions of legal counsel to the Credit Parties reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

SUBPART 3.4 Resolutions and Incumbency. The Administrative Agent shall have received copies of such certificates of resolutions or other action, incumbency certificates and/or other certificates of the Executive Officers of each of the Credit Parties as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Executive Officer thereof authorized to act as an Executive Officer in connection with this Amendment and the other Credit Documents to which such Person is a party.

SUBPART 3.5 Good Standings. The Administrative Agent shall have received copies of certificates of good standing, existence or its equivalent with respect to the Borrower, the Parent and each Subsidiary Guarantor, each certified as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of incorporation.

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SUBPART 3.6 Organizational Documents. The Administrative Agent shall have received articles or certificate of incorporation or bylaws or other organizational or governing documents of each of the Credit Parties (or a certificate by a secretary or assistant secretary of such Credit Party, certifying that the articles or certificate of incorporation or bylaws or other organizational or governing documents delivered to the Administrative Agent in connection with the Existing Credit Agreement are still in full force and effect and have not been amended, restated, replaced or otherwise modified since the closing of the Existing Credit Agreement).

SUBPART 3.7 Officer’s Certificate. The Administrative Agent shall have received from the Borrower an officer’s certificate executed by an Executive Officer certifying that, before and after giving effect to this Amendment, the representations and warranties with respect to the Credit Parties contained in Section 6 of the Existing Credit Agreement and the other Credit Documents are true and correct in all material respects (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of the Second Amendment Effective Date, other than those representations and warranties which expressly relate to an earlier date, in which case, they were true and correct in all material respects (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date.

SUBPART 3.8 Fees and Expenses. The Administrative Agent or one of its affiliates shall have received from the Borrower (i) the aggregate amount of all fees and expenses payable to the Administrative Agent, the Lenders (as applicable) and SunTrust Robinson Humphrey, Inc. (or its affiliates) in connection with the consummation of the transactions contemplated hereby, and (ii) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Administrative Agent.

SUBPART 3.9 Certain Conditions Precedent. Each of the conditions precedent set forth in Exhibit C to the Hummingbird Commitment Letter shall have been satisfied or waived by the Administrative Agent.

PART 4
LENDER JOINDER AND TRANCHE A COMMITMENTS

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Effective as of the Second Amendment Effective Date, Goldman Sachs Bank USA (the “New Lender”) and together with each other Lender having a Tranche A Commitment as per Exhibit B to this Amendment (collectively, the “Tranche A Lenders”), by its execution of this Amendment, hereby acknowledges and confirms its Tranche A Commitment and, in the case of the New Lender, both its Tranche A Commitment and its Revolving Commitment, in the respective aggregate principal amount(s) set forth with respect to each such Lender on Schedule 2.1(a) as amended hereby and attached hereto as Exhibit B, and (a) each such Tranche A Lender acknowledges and confirms its obligation, to make available to the Borrower on the Second Amendment Effective Date a term loan in an amount equal to such Tranche A Lender’s Tranche A Commitment pursuant to Section 2.4 of the Amended Credit Agreement and (b) New Lender acknowledges and confirms its obligation to make available to the Borrower Revolving Loans from to time in an aggregate amount not to exceed New Lender’s Revolving Commitment pursuant to Section 2.1 of the Amended Credit Agreement. The undersigned New Lender hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such New Lender will, as of the Second Amendment Effective Date, be a party to the Amended Credit Agreement and be bound by the provisions of the Amended Credit Agreement. New Lender and each other Tranche A Lender hereby acknowledges, agrees and confirms that, by its execution of this Amendment, (i) such Tranche A Lender shall, to the extent of its Tranche A Commitment, have the rights and obligations of a Tranche A Lender under the Amended Credit Agreement, and (ii) after giving effect to this Amendment, the aggregate Tranche A Commitment of such Lender as of the Second Amendment Effective Date shall be as set forth on Exhibit B attached hereto. New Lender hereby further acknowledges, agrees and confirms that, by its execution of this Amendment, (x) it shall, to the extent of its Revolving Commitment, have the rights and obligations of a Revolving Lender under the Amended Credit Agreement, and (y) after giving effect to this Amendment, the aggregate Revolving Commitment of New Lender as of the Second Amendment Effective Date shall be as set forth on Exhibit B attached hereto.

PART 5
MISCELLANEOUS

SUBPART 5.1 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, (a) no Default or Event of Default exists under the Existing Credit Agreement, both before and after giving effect to this Amendment and (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) as of the date hereof (except for those which expressly relate to an earlier date, in which case, they were true and correct in all material respects as of such earlier date).

SUBPART 5.2 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.3 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.4 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement.

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SUBPART 5.5 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by facsimile or other electronic transmission shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

SUBPART 5.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SUBPART 5.7 Acknowledgment. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Amended Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders’ execution and delivery of this Amendment. Each Guarantor also hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Credit Party Obligations.

SUBPART 5.8 Binding Effect. This Amendment, the Existing Credit Agreement as amended by this Amendment and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

SUBPART 5.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.10 General. Except as amended hereby, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

SUBPART 5.11 Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

SUBPART 5.12 Ratification. Each Credit Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Credit Documents, as amended hereby, and that each of the Credit Documents, as amended hereby, is ratified and confirmed in all respects. This Amendment is a Credit Document.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:            AMN HEALTHCARE, INC.

By:    /s/ Denise L. Jackson
Name: Denise L. Jackson
Title:    Chief Legal Officer and Corporate Secretary

PARENT:                AMN HEALTHCARE SERVICES, INC.

By:    /s/ Denise L. Jackson
Name: Denise L. Jackson
Title:    Chief Legal Officer and Corporate Secretary

SUBSIDIARY
GUARANTORS:
AMN ALLIED SERVICES, LLC,
a Delaware limited liability company
AMN HEALTHCARE ALLIED, INC.
a Texas corporation
AMN LEADERSHIP SOLUTIONS, INC.,
AMN SERVICES, LLC,
AMN STAFFING SERVICES, LLC,
a Delaware limited liability company
AMN VISION SERVICES, LLC.,
a Delaware limited liability company

Second Amendment to Credit Agreement

AMN WORKFORCE SOLUTIONS, LLC,
a Delaware limited liability company
ADVANCED MEDICAL PERSONNEL SERVICES, LLC,
a Delaware limited liability company
AVANTAS, LLC
an Nebraska limited liability company
B. E. SMITH, LLC
a Delaware limited liability company
B. E. SMITH INTERIM SERVICES, LLC
a Delaware limited liability company
HEALTHSOURCE GLOBAL STAFFING, INC.
a California corporation
INNOVATIVE PLACEMENTS, LLC
a Indiana limited liability company
LOCUM LEADERS, LLC
a Delaware limited liability company
MEDEFIS, INC.,
a Delaware corporation
MERRITT, HAWKINS & ASSOCIATES, LLC
a California limited liability company
O’GRADY-PEYTON INTERNATIONAL (USA), INC.,
a Massachusetts corporation
ONWARD HEALTHCARE, LLC,
a Delaware limited liability company
PEAK GOVERNMENT SERVICES, LLC,
a California limited liability company
RISE MEDICAL STAFFING, LLC,
a Delaware limited liability company
SHIFTWISE, INC.,
an Oregon corporation
SILVERSHEET INC.,
a Delaware corporation
STAFF CARE, INC.,
a Delaware corporation

By:    /s/ Denise L. Jackson
Name: Denise L. Jackson
Title: Chief Legal Officer and Corporate Secretary

Second Amendment to Credit Agreement

NURSEFINDERS, LLC
a Texas limited liability company
By:    /s/ Denise L. Jackson
Name: Denise L. Jackson
Title: Senior Vice President, General Counsel and Secretary

Second Amendment to Credit Agreement

ADMINISTRATIVE AGENT:        TRUIST BANK,
in its capacity as Administrative Agent

By:    /s/ Ron Caldwell
Name:    Ron Caldwell
Title:    Managing Director

LENDERS:                TRUIST BANK,
in its capacity as Lender, Issuing Lender and Swingline Lender

By:    /s/ Ron Caldwell
Name: Ron Caldwell
Title:    Managing Director

Second Amendment to Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender
By: /s/ Sebastian Lurie
Name: Sebastian Lurie
Title: SVP
[Signatures Continued]

Second Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ Marshall Trenckmann
Name: Marshall Trenckmann
Title: Executive Director
[Signatures Continued]

Second Amendment to Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as a Lender
By: /s/ Thomas Avery
Name: Thomas Avery
Title: Director
[Signatures Continued]

Second Amendment to Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Lender
By: /s/ Suzannah Valdivia
Name: SUZANNAH VALDIVIA
Title: SENIOR VICE PRESIDENT
[Signatures Continued]

Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Jonathan Antonio
Name: Jonathan Antonio
Title: Director
[Signatures Continued]

Second Amendment to Credit Agreement

MUFG BANK, LTD.,
as a Lender

By: /s/ Teuta Ghilaga
Name: Teuta Ghilaga
Title: Director
[Signatures Continued]

Second Amendment to Credit Agreement

BANK OF THE WEST,
as a Lender
By: /s/ James R. Wade
Name: James R. Wade
Title: Director
[Signatures Continued]

Second Amendment to Credit Agreement

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH,
as a Lender
By: /s/ Wan-Chin Chang
Name: Wan-Chin Chang
Title: VP & General Manager
[Signatures Continued]

Second Amendment to Credit Agreement

BBVA USA, an Alabama banking corporation f/k/a Compass Bank, as a Lender
By: /s/ Chris Dowler
Name: Chris Dowler
Title: Senior Vice President
[Signatures Continued]

Second Amendment to Credit Agreement

HANCOCK WHITNEY BANK,
as a Lender
By: /s/ Joshua N. Livingston
Name: Joshua N. Livingston
Title: Duly Authorized Signatory
[Signatures Continued]

Second Amendment to Credit Agreement

GOLDMAN SACHS BANK USA
By: /s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory
[Signatures Continued]

Second Amendment to Credit Agreement

EXHIBIT A
AMENDED CREDIT AGREEMENT

[Attached]

EXHIBIT A
[COMPOSITE CREDIT AGREEMENT GIVING EFFECT TO FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF JUNE 14, 2019, AND SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF FEBRUARY 14, 2020.]

CREDIT AGREEMENT
Dated as of February 9, 2018
among
AMN HEALTHCARE, INC.,
AS BORROWER,
AMN HEALTHCARE SERVICES, INC.,
and
CERTAIN SUBSIDIARIES OF THE BORROWER
FROM TIME TO TIME PARTY HERETO,
AS GUARANTORS,
THE SEVERAL LENDERS
FROM TIME TO TIME PARTY HERETO,
TRUIST BANK,
AS ADMINISTRATIVE AGENT,
BANK OF AMERICA, N.A.
and
JPMORGAN CHASE BANK, N.A.,
AS CO-SYNDICATION AGENTS
WELLS FARGO BANK, NATIONAL ASSOCIATION,

MUFG BANK, LTD.,

BBVA USA,
KEYBANK NATIONAL ASSOCIATION,
and
GOLDMAN SACHS BANK USA
AS CO-DOCUMENTATION AGENTS
and
SUNTRUST ROBINSON HUMPHREY, INC.,
AS LEFT LEAD ARRANGER AND BOOKRUNNER
and

BOFA SECURITIES, INC.

and
JPMORGAN CHASE BANK, N.A.
as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS
SECTION 1 DEFINITIONS1
1.1Definitions    1
1.2Accounting Terms    32
1.3Other Interpretive Provisions    33
1.4Times of Day    33
1.5Letters of Credit    34
SECTION 2 CREDIT FACILITIES34
2.1Revolving Loans    34
2.2Letter of Credit Subfacility    36
2.3Swingline Loan Subfacility of the Revolver    43
2.4Tranche A Loan    45
2.6Incremental Term Loans    46
2.7Increases in Revolving Commitments    48
SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITY49
3.1Default Rate    49
3.2Extension and Conversion    49
3.3Prepayments    50
3.4Termination and Reduction of Revolving Committed Amount    51
3.5Fees    52
3.6Capital Adequacy    52
3.7Limitation on Eurodollar Loans    53
3.8Illegality    54
3.9Requirements of Law    54
3.10Treatment of Affected Loans    55
3.11Taxes    56
3.12Compensation    59
3.13Pro Rata Treatment    59
3.14Sharing of Payments    60
3.15Payments, Computations, Retroactive Adjustments of Applicable Percentage, Administrative Agent’s Clawback, Etc    61
3.16Evidence of Debt    64
3.17Replacement of Affected Lenders    64
SECTION 4 GUARANTY66
4.1The Guaranty    66
4.2Obligations Unconditional    66
4.3Reinstatement    67
4.4Reserved    67
4.5Remedies    67
4.6Rights of Contribution    68
4.7Guarantee of Payment; Continuing Guarantee    69
4.8Eligible Contract Participant    69

4.9Keepwell    69
SECTION 5 CONDITIONS69
5.1Closing Conditions    69
5.2Conditions to all Extensions of Credit    72
SECTION 6 REPRESENTATIONS AND WARRANTIES73
6.1Financial Condition    73
6.2No Material Change    74
6.3Organization and Good Standing    74
6.4Power; Authorization; Enforceable Obligations    74
6.5No Conflicts    75
6.6No Default    75
6.7Ownership    75
6.8Indebtedness    75
6.9Litigation    75
6.10Taxes    75
6.11Compliance with Law    76
6.12ERISA    76
6.13Corporate Structure; Capital Stock, etc    76
6.14Governmental Regulations, Etc    77
6.15Purpose of Loans and Letters of Credit    77
6.16Environmental Matters    77
6.17Intellectual Property    78
6.18Investments    78
6.19Business Locations    78
6.20Disclosure    79
6.21No Burdensome Restrictions    79
6.22Brokers’ Fees    79
6.23Labor Matters    79
6.24Nature of Business    79
6.25Solvency    79
6.26OFAC    79
SECTION 7 AFFIRMATIVE COVENANTS80
7.1Information Covenants    80
7.2Preservation of Existence and Franchises    83
7.3Books and Records    83
7.4Compliance with Law    84
7.5Payment of Taxes and Other Indebtedness    84
7.6Insurance    84
7.7Maintenance of Property    84
7.8Performance of Obligations    85
7.9Use of Proceeds    85
7.10Audits/Inspections    85
7.11Reserved    85
7.12Additional Guarantors    85

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7.13Pledged Assets; Further Assurances    86
7.14Environmental    87
SECTION 8 NEGATIVE COVENANTS87
8.1Indebtedness    87
8.2Liens    89
8.3Nature of Business    89
8.4Consolidation, Merger, Dissolution, etc    89
8.5Asset Dispositions    90
8.6Investments    90
8.7Restricted Payments    90
8.8Other Indebtedness, Etc    91
8.9Transactions with Affiliates    91
8.10Organizational Documents; Fiscal Year    92
8.11Limitation on Restricted Actions    92
8.12Ownership of Subsidiaries; Limitations on Parent    92
8.13Sale Leasebacks    93
8.14Reserved    93
8.15No Further Negative Pledges    93
8.16Reserved    93
8.17Government Regulations    94
8.18Financial Covenants    94
SECTION 9 EVENTS OF DEFAULT94
9.1Events of Default    94
9.2Acceleration; Remedies    96
SECTION 10 AGENCY PROVISIONS97
10.1Appointment of Administrative Agent    97
10.2Nature of Duties of Administrative Agent    98
10.3Lack of Reliance on the Administrative Agent    98
10.4Certain Rights of the Administrative Agent    98
10.5Reliance by Administrative Agent    99
10.6The Administrative Agent in its Individual Capacity    99
10.7Successor Administrative Agent    99
10.8Withholding Tax    100
10.9Administrative Agent May File Proofs of Claim    100
10.10Authorization to Execute other Credit Documents    101
10.11Documentation Agent; Syndication Agent    101
10.12ERISA    101
SECTION 11 MISCELLANEOUS102
11.1Notices    102
11.2Right of Set‑Off; Adjustments    104
11.3Successors and Assigns    105
11.4No Waiver; Remedies Cumulative    109
11.5Expenses; Indemnification    110
11.6Amendments, Waivers and Consents    111

11.7Counterparts    114
11.8Headings    114
11.9Survival    114
11.10Governing Law; Submission to Jurisdiction; Venue    114
11.11Severability    115
11.12Entirety    115
11.13Binding Effect; Termination    115
11.14Confidentiality    115
11.15Conflict    116
11.16USA PATRIOT Act Notice    116
11.17No Advisory or Fiduciary Responsibility    117
11.18Interest Rate Limitation    117

SCHEDULES

Schedule 1.1A        Existing Letters of Credit
Schedule 1.1B        Cash Collateralized Letters of Credit
Schedule 1.1C        Investments
Schedule 1.1D        Existing Liens
Schedule 2.1(a)        Lenders
Schedule 6.4        Required Consents, Authorizations, Notices and Filings
Schedule 6.10        Taxes
Schedule 6.13A        Corporate Structure
Schedule 6.13B        Subsidiaries/Ownership
Schedule 6.17        Intellectual Property
Schedule 6.19(a)    Collateral Locations
Schedule 6.19(b)    Chief Executive Offices/Principal Places of Business
Schedule 6.23        Labor Matters
Schedule 8.1        Indebtedness
Schedule 8.9        Affiliate Transactions
Schedule 11.1        Notices

EXHIBITS

Exhibit 1.1        Form of Bank Product Provider Notice
Exhibit 2.1(b)(i)    Form of Notice of Borrowing
Exhibit 2.1(e)        Form of Revolving Note
Exhibit 2.3(d)        Form of Swingline Note
Exhibit 2.4(f)        Form of Tranche A Note
Exhibit 3.2        Form of Notice of Extension/Conversion
Exhibit 7.1(c)        Form of Officer’s Compliance Certificate
Exhibit 7.12        Form of Joinder Agreement
Exhibit 11.3(b)        Form of Assignment and Assumption

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of February 9, 2018 (as amended, modified, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), is by and among AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), AMN HEALTHCARE SERVICES, INC., a Delaware corporation (the “Parent”), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein) and TRUIST BANK (as successor by merger to SunTrust Bank), as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H

WHEREAS, the Borrower, the Parent and the Subsidiary Guarantors have requested, and the Lenders have agreed, to provide credit facilities to the Borrower in an aggregate amount of $650,000,000 (the “Credit Facility”) on the terms and conditions hereinafter set forth.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS
1.1    Definitions.
As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:
“Acquisition”, by any Person, means the acquisition by such Person of all of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person.
“Acquisition Consideration” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (a) the value of the Capital Stock of the Borrower or any Subsidiary to be transferred in connection with such Acquisition, (b) the amount of any cash and fair market value of other property (excluding property described in clause (a) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, and (c) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition.
“Acquisition Leverage Ratio Notice” means a written notice from the Borrower to the Administrative Agent (a) delivered not later than the date by which the Credit Parties are required to provide the Required Financial Information for the most recently ended fiscal quarter or fiscal year, as the case may be, in which the Borrower seeks to invoke an adjustment to the Consolidated Net Leverage Ratio and (b) which describes the Significant Acquisition which formed the basis for such request (including without limitation, a pro forma calculation of the Consolidated Net Leverage Ratio immediately prior to and after giving effect to such Significant Acquisition) and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Adjusted Base Rate” means the Base Rate plus the Applicable Percentage.
“Adjusted Eurodollar Rate” means the Eurodollar Rate plus the Applicable Percentage.
“Administrative Agent” shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.
“Administrative Agent’s Fee Letters” means each of (a) that certain letter agreement, dated as of January 11, 2018, among the Administrative Agent, SunTrust Robinson Humphrey, Inc., and the Borrower, (b) that certain letter agreement, dated as of January 26, 2020, among the Administrative Agent, SunTrust Robinson Humphrey, Inc., and the Borrower and (c) that certain letter agreement, dated as of February 14, 2020, among the Administrative Agent and the Borrower, in each case, as amended, modified, restated or supplemented from time to time.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, the rules and regulations thereunder, and any other applicable anti-corruption law.
“Applicable Lending Office” means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained
(and, for purposes of Section 3.11, shall include any office at which its Base Rate Loans are made and maintained).
“Applicable Percentage” means, for purposes of calculating the applicable interest rate for any day for any Loan (other than any Incremental Term Loan), the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a) and the Letter of Credit Fee for any day for purposes of Section 3.5(b)(i), the appropriate applicable percentage corresponding to the Consolidated Net Leverage Ratio in effect as of the most recent Calculation Date:

Pricing Level	Consolidated Net Leverage Ratio	Applicable Percentage for Eurodollar Rate Loans	Applicable Percentage for Base Rate Loans	Letter of Credit Fee	Unused Fee
I	Less than 1.25 to 1.00	1.00%	0.00%	1.00%	0.20%
II	Less than 2.25 to 1.00 but greater than or equal to 1.25 to 1.00	1.25%	0.25%	1.25%	0.25%
III	Less than 3.25 to 1.00 but greater than or equal to 2.25 to 1.00.	1.50%	0.50%	1.50%	0.30%
IV	Greater than or equal to 3.25 to 1.00	1.75%	0.75%	1.75%	0.35%

The Applicable Percentages shall be determined and adjusted quarterly on the date (each, a “Calculation Date”) five Business Days after the date by which the Credit Parties are required to provide the Required Financial Information for the most recently ended fiscal quarter or fiscal year, as the case may be, of the Consolidated Parties; provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level II (as shown above) as of the Closing Date and shall remain at Pricing Level II until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on March 31, 2018, on and after which time the Pricing Level shall be determined by the Consolidated Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Credit Parties fail to provide the Required Financial Information to the Administrative Agent as required for the fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level IV until such time as the Required Financial Information is provided, whereupon the Pricing Level shall be determined by the Consolidated Net Leverage Ratio as of the last day of the most recently ended fiscal quarter or fiscal year, as the case may be, of the Consolidated Parties preceding such Calculation Date. Except as provided in the immediately preceding sentence, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans (other than any Incremental Term Loan) and Letters of Credit as well as any new Loans and Letters of Credit made or issued. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Percentage for any period shall be subject to the provisions of Section 3.15(c).
“Application Period”, in respect of any Asset Disposition, shall have the meaning assigned to such term in Section 8.5.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, (a) SunTrust Robinson Humphrey, Inc. in its capacity as left lead arranger and bookrunner, and (b) BofA Securities, Inc. and JPMorgan Chase Bank, N.A., in their capacities as joint lead arrangers and bookrunners. “Arranger” means any of the foregoing.
“Asset Disposition” means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise, including, without limitation, pursuant to any casualty or condemnation event.
“Asset Disposition Prepayment Event” means, with respect to any Asset Disposition other than an Excluded Asset Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit 11.3(b).
“Auto‑Extension Letter of Credit” shall have the meaning assigned to such term in Section 2.2(b).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Product Provider Notice” means a notice substantially in the form of Exhibit 1.1.
“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.
“Base Rate” means, for any day, the rate per annum equal to the highest of (a) the Federal Funds Rate for such day plus one‑half of one percent (0.50%), (b) the Prime Rate for such day and (c) the Eurodollar Rate for a Eurodollar Loan with an Interest Period of one month calculated on such day

(or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Rate or the Eurodollar Rate, respectively.
“Base Rate Loan” means (i) any Loan bearing interest at a rate determined by reference to the Base Rate or (ii) any Swingline Loan.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” means the Person identified as such in the heading hereof, together with any permitted successors and assigns.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, San Diego, California or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.
“Businesses” shall have the meaning assigned to such term in Section 6.16.
“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.
“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and including any warrants, rights or options for the purchase or acquisition of any of the foregoing.
“Cash Collateral” shall have the meaning set forth in Section 2.2(g)(ii).
“Cash Collateral Agreement” means, collectively, those certain agreements between the Borrower and Bank of America, N.A. or any other financial institution relating to the cash collateralization of the Cash Collateralized Letters of Credit.
“Cash Collateralize” shall have the meaning set forth in Section 2.2(g)(ii).
“Cash Collateralized Letters of Credit” means any letter of credit permitted pursuant to Section 8.1(k) and subject to a Cash Collateral Agreement, along with any renewals, replacements or extensions thereof. The Cash Collateralized Letters of Credit as of the Closing Date are described by amount and the date of expiry on Schedule 1.1B.
“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short‑term commercial paper rating from S&P is at least A‑1 or the equivalent thereof or from Moody’s is at least P‑1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A‑1 (or the equivalent thereof) or better by S&P or P‑1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).
“Cash Management Agreement” means any agreement between any Credit Party and a Cash Management Bank to provide cash management services, including treasury, depository, overdraft, credit or debit or purchasing card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Lender or an Affiliate of a Lender, that has (i) entered into a Cash Management Agreement (at any time such Person is a Lender or an Affiliate of a Lender, or at any time prior to such Person becoming a Lender or an Affiliate of a Lender) and (ii) has delivered a Bank Product Provider Notice to the Administrative Agent and the Borrower or has otherwise provided notice to the Administrative Agent of the terms of such Cash Management Agreement.
“Change in Control” means any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d‑3 and 13d‑5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully‑diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any warrant or option right), (ii) the Parent shall fail to own directly or indirectly through one or more Wholly‑Owned Subsidiaries 100% of the outstanding Capital Stock of the Borrower, or (iii) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Parent then in office.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and

Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case (of clause (x) and clause (y)) be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the date hereof.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.
“Collateral” means a collective reference to all Property with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.
“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.
“Commitment” means (i) with respect to each Lender, the Revolving Commitment, the Term Loan Commitments and the Incremental Term Loan Commitments of such Lender, if any, (ii) with respect to each Issuing Lender(s), the LOC Commitment and (iii) with respect to the Swingline Lender, the Swingline Commitment.
“Commitment Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Commitment, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the Issuing Lender to make LOC Credit Extensions have been terminated pursuant to Section 9.2 or if the aggregate Revolving Commitments have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and (b) with respect to such Lender’s portion of an outstanding Term Loan, the percentage (carried out to the ninth decimal place) of the aggregate outstanding principal amount of such Term Loan represented by the portion of such Term Loan held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1(a), the Incremental Term Loan Agreement or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto. The Applicable Percentages shall be subject to adjustment as provided in Section 11.3.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.
“Consolidated Capital Expenditures” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, all capital expenditures, as determined in accordance with GAAP.
“Consolidated Cash Interest Expense” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, interest expense (including the interest component under Capital Leases and the implied interest component under Synthetic Leases), as determined in accordance with GAAP, but excluding fees paid on the Closing Date or on the closing date of any future transaction permitted by the terms hereof (including, without limitation, any amendment, consent or waiver of this Credit Agreement or any other Credit

Document, any Permitted Investment or permitted Asset Disposition) and the non‑cash components of interest expense (e.g. amortization of deferred financing fees).
“Consolidated EBITDA” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for, without duplication, (A) interest expense, (B) total Federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense, (D) Consolidated Non‑Cash Charges, (E) customary costs, fees, expenses and charges paid in connection with or for the integration of (x) one or more Permitted Acquisitions and (y) other Permitted Investments, (F) customary costs, fees, expenses and charges paid during such period in connection with other acquisitions which would reasonably be expected to satisfy the requirements of the defined term “Permitted Acquisition” in this Section 1.1 but for the fact that the acquisition was not consummated, (G) all cash and non-cash costs, expenses, losses and charges for such period required by the application of (x) FASB Statement No. 141R (including with respect to “earnouts” incurred as deferred consideration in connection with a Permitted Acquisition) and (y) FASB Statement No. 142 (relating to changes in accounting for amortization of goodwill and certain intangibles) as established by Financial Accounting Standards Board (pertaining to purchase method accounting), (H) the settlement amounts relating to the settlement of any claims and the costs and expenses incurred relating to any claims against any Consolidated Party, including, without limitation, claims by the Internal Revenue Service, in an aggregate amount not to exceed $35,000,000, (I) the amount of costs relating to opening or relocating facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition and other business optimization expenses and project start-up costs; provided that the aggregate amount for all cash items added pursuant to this clause (I) taken together with the aggregate amount added pursuant to clause (J) below shall not exceed 20% of Consolidated EBITDA as of any date for the four fiscal quarter period ending on such date (calculated prior to giving effect to any adjustment pursuant to this clause (I)) and (J) the amount of net cost savings and synergies projected by the Borrower in good faith to result from actions taken or expected to be taken not later than twelve (12) months after the end of such period (which net cost savings and synergies shall be subject to certification by an Executive Officer and calculated on a Pro Forma Basis as though such cost savings and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings and synergies are reasonably identifiable and factually supportable and (y) the aggregate amount of cost savings and synergies added pursuant to this clause (J) for any date for the four fiscal quarter period ending on such date shall not exceed, when taken together with costs added pursuant to clause (I) above, 20% of Consolidated EBITDA for any date for the four fiscal quarter period ending on such date (calculated prior to giving effect to any adjustment pursuant to this clause (J), minus (iii) Consolidated Non‑Cash Gains, all as contained within the financial statements prepared in accordance with GAAP. In addition, Consolidated EBITDA shall be adjusted to reflect the receipt of proceeds of business interruption insurance by a Consolidated Party.
“Consolidated Interest Coverage Ratio” means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense.
“Consolidated Funded Indebtedness” means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than (i) Indebtedness of the types referred to in clauses (e), (f), (g), (i) and (m) of the definition of “Indebtedness” set forth in this Section 1.1, and (ii) Indebtedness with respect to the Cash Collateralized Letters of Credit to the extent such letters of credit are cash collateralized, (b) all Consolidated Funded Indebtedness of others of the type referred to in clause (a) above secured by (or for which the holder of such Consolidated Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (or, if less, the aggregate net book value of all Property securing such Consolidated Funded Indebtedness of others), (c) all Guaranty Obligations of such Person with respect to Consolidated Funded Indebtedness of the type referred to in clause (a) above of another Person and (d) Consolidated Funded Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent that such Consolidated Funded Indebtedness is recourse to such Person.
“Consolidated Net Leverage Ratio” means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated Total Net Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.
“Consolidated Net Income” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding extraordinary items) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.
“Consolidated Non‑Cash Charges” means the non‑cash component of any item of expense (including, without limitation, any stock‑based compensation expense pursuant to ASC 718), extraordinary losses and non‑recurring losses other than (i) to the extent requiring an accrual or reserve for future cash expenses, and (ii) write‑offs of accounts receivable.
“Consolidated Non‑Cash Gains” means the non‑cash component of any extraordinary gains and non‑recurring gains other than to the extent requiring a reversal of a reserve established for future cash expense.
“Consolidated Parties” means a collective reference to the Parent and its Subsidiaries (including, without limitation, Subsidiaries that are not Material Subsidiaries), and “Consolidated Party” means any one of them.
“Consolidated Secured Net Leverage Ratio” means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) (i) Consolidated Total Net Indebtedness of the Consolidated Parties on a consolidated basis less (ii) all unsecured Consolidated Funded Indebtedness of the Consolidated Parties on a consolidated basis to (b) Consolidated EBITDA of the Consolidated Parties on a consolidated basis.
“Consolidated Total Assets” means, as of any date with respect to the Consolidated Parties on a consolidated basis, total assets, as determined in accordance with GAAP.
“Consolidated Total Net Indebtedness” means, with respect to any Person and its consolidated Subsidiaries, Consolidated Funded Indebtedness net of Unrestricted Cash and Cash Equivalents of such Person and its Subsidiaries up to an amount not to exceed $125,000,000 and only to the extent such amount exceeds $25,000,000.
“Continue”, “Continuation”, “Continuing”, and “Continued” shall refer to the continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.
“Continuing Directors” means during any period of up to 24 consecutive months commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent’s board of directors or whose nomination for election by the Parent’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).
“Convert”, “Conversion”, “Converting” and “Converted” shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.
“Co-Syndication Agent” has the meaning set forth in Section 10.11.
“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Credit Documents” means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Administrative Agent’s Fee Letters, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and “Credit Document” means any one of them.
“Credit Facility” shall have the meaning assigned to such term in the recitals hereto.
“Credit Parties” means a collective reference to the Borrower and the Guarantors, and “Credit Party” means any one of them.
“Credit Party Obligations” means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender(s) and the Swingline Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from a Credit Party to (x) any Secured Hedge Provider arising under any Secured Hedging Agreement entered into at any time such Person was a Lender or an Affiliate of a Lender and (y) any Cash Management Bank, arising under any Cash Management Agreement; provided, however, that with respect to any Guarantor, the Credit Party Obligations shall not include any Excluded Swap Obligations.
“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Consolidated Party.
“Debt Issuance Prepayment Event” means the receipt by any Credit Party of Net Cash Proceeds from any Designated Debt Issuance.
“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” means a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, at any time, any Lender as to which the Administrative Agent has notified the Borrower that (a) such Lender has failed for three (3) or more Business Days to comply with its obligations under this Credit Agreement to make a Loan (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is as a result of such Lender’s commercially reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, must be specifically identified in writing) has not been satisfied) and/or to make a payment to the Issuing Lender in respect of a Letter of Credit or to the Swingline Lender in respect of a Swingline Loan (each a “funding obligation”), (b) such Lender has notified the Administrative Agent or the Borrower, or has stated publicly, that it will not comply with any such funding obligation hereunder (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s commercially reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, must be specifically identified in such writing or public statement) cannot be satisfied), (c) such Lender has, for three (3) or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) a Lender Insolvency Event has occurred and is continuing with respect to such Lender or (e) such Lender has become the subject of a Bail-in Action. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.
“Designated Debt Issuance” means any Debt Issuance that is not permitted pursuant to Section 8.1 hereof.
“Dollar”, “Dollars” and “$” means dollars in lawful currency of the United States.
“Domestic Subsidiary” means any direct or indirect Subsidiary of the Parent which is incorporated or organized under the laws of any State of the United States or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, the United Kingdom, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assets” means any assets or any business (or any substantial part thereof) used or useful in the same or a substantially similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.3(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.3(b)(iii)). For the avoidance of doubt, any Prohibited Assignee is subject to Section 11.3(g).
“Eligible Reinvestment” means (i) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of Eligible Assets and (ii) any Permitted Acquisition.
“Environmental Laws” means any and all lawful and applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976,

the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.
“Equity Issuance” means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. The term “Equity Issuance” shall not include any Asset Disposition.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Consolidated Party within the meaning of Section 414(b) or (c) of the Code (or Sections 414(m) or (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Consolidated Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination of a Pension Plan or Multiemployer Plan under Section 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Consolidated Party or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Loan” means any Loan that bears interest at a rate based upon the Eurodollar Rate.
“Eurodollar Rate” means, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing  on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 1 minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) expressed as a decimal (rounded upward to the next 1/100th of 1%) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in  U. S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period.  For purposes of this Credit Agreement, the Eurodollar Rate will not be less than zero percent (0%).
“Event of Default” shall have the meaning assigned to such term in Section 9.1.
“Excluded Asset Disposition” means, with respect to any Consolidated Party, (i) the sale of inventory in the ordinary course of such Person’s business, (ii) the sale or disposition of machinery, furniture, furnishings and equipment no longer used or useful in the conduct of such Person’s business, (iii) any Equity Issuance by such Person, (iv) any sale, lease, transfer or other disposition of Property by such Person to a Credit Party other than the Parent (or if to Parent only Excluded Property or the Capital Stock of a Subsidiary), provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction and (v) to the extent permitted by the terms of Section 8.6 and the definition of “Permitted Investments” set forth in this Section 1.1, any sale, lease, transfer or other disposition of Property by such Person (a) in exchange for an Investment or Investments qualifying, in each case, as Permitted Investments, (b) to a Consolidated Party that is not a Credit Party or (c) to an Excluded JV or any other partnership, association, joint venture or other entity.
“Excluded JV” means any Person (i) formed after the Closing Date in connection with the establishment of a joint venture by a Consolidated Party with one or more third parties, provided that a portion (but not all) of the Capital Stock of such Person is owned by such Consolidated Party, and (ii) designated as an “Excluded JV” by the Borrower in a written notice to the Administrative Agent, provided that the Borrower may at any time retract any such designation by written notice to the Administrative Agent (in which case, commencing on the date of delivery of such notice, such Person shall for all purposes of this Credit Agreement and the other Credit Documents no longer constitute an “Excluded JV”).
“Excluded Property” means with respect to any Credit Party, including any Person that becomes a Credit Party after the Closing Date as contemplated by Section 7.12, (i) any owned or leased real or personal Property of such Credit Party which is located outside of the United States, (ii) any owned or leased real Property of such Credit Party, (iii) any leased personal Property of such Credit Party, (iv) any personal Property of such Credit Party (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (A) governed by the Uniform Commercial Code or (B) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (v) any Property of such Credit Party which, subject to the terms of Section 8.11 and Section 8.15, is subject to a Lien of the type described in clause (vi) of the definition of “Permitted Liens” set forth in Section 1.1 pursuant to documents which prohibit such Credit Party from granting any other Liens in such Property, (vii) any Capital Stock issued by any Excluded JVs or by any Insurance Subsidiary, (viii) commercial tort claims with a value estimated by the Borrower in good faith less than $4,000,000, (ix) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (x) pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority, which consent has not been obtained), (xi) margin stock, (xii) any assets to the extent a security interest in such assets would result in materially adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (xiii) letter of credit rights with a value below $4,000,000, except to the extent constituting a support obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a Uniform Commercial Code financing statement, (xiv) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and (xv) in the case of any pledge of voting equity interests of any Foreign Subsidiary (in each case, that is owned directly by any Credit Party) to secure the Credit Party Obligations, any portion of such voting equity interests not required to be pledged and delivered to the Administrative Agent pursuant to Section 7.12.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof or therein) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.11(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.17), any United States federal withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Applicable Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.11(e)(ii), except in the case of both (i) and (ii), to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.11(a) and (e) any U.S. withholding taxes imposed under FATCA.
“Executive Officer” of any Person means any of the chief executive officer, chief operating officer, president, chief financial officer or treasurer of such Person.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of April 18, 2014, among the Borrower, the Parent, the other guarantors party thereto, the lenders party thereto and SunTrust Bank, as administrative agent for such lenders, as amended, restated, supplemented or otherwise modified prior to the date hereof.
“Existing Letters of Credit” means the letters of credit described by letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1A.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements entered into in connection with the implementation of the foregoing (including any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement).
“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.
“Fees” means all fees payable pursuant to Section 3.5.
“First Amendment Effective Date” means June 14, 2019.
“Fixed Incremental Amount” shall mean, at any time, an amount equal to (x) the sum of (A) $250,000,000 and (B) up to (but no more than) an additional amount (but without giving effect to any amount incurred simultaneously under the preceding clause (A)) such that, after giving effect to the incurrence of such additional amount the Consolidated Secured Net Leverage Ratio is no greater than 2.50 to 1.00, less (y) the aggregate principal amount of all increases in the Revolving Committed Amount pursuant to Section 2.7 and all Incremental Term Loans, pursuant to Section 2.6, in each case, previously incurred or issued in reliance on the Fixed Incremental Amount.
“Foreign Lender” means any Lender that is not a United States Person as defined in Code Section 7701(a)(30).
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Parent which is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fully Satisfied” means, with respect to the Credit Party Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Credit Party Obligations (excluding any amounts due under Secured Hedging Agreements or Cash Management Agreements constituting Credit Party Obligations) shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Credit Party Obligations (excluding any amounts due under Secured Hedging Agreements or Cash Management Agreements constituting Credit Party Obligations) shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully Cash Collateralized, (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Issuing Lender or (iv) become subject to another credit facility subject to terms and conditions reasonably satisfactory to the Issuing Lender, (d) the Commitments shall have been expired or terminated in full and (e) with respect to Secured Hedging Agreements and Cash Management Agreements, (i) all obligations thereunder shall have been paid in full in cash or (ii) the provider of such Secured Hedging Agreement or Cash Management Agreement shall have consented to the release of guaranties and Collateral provided under the Credit Documents.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2 (except, in respect of Synthetic Leases, as otherwise treated herein).
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taking, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantors” means a collective reference to the Parent and each of the Subsidiary Guarantors, together with their successors and permitted assigns, and “Guarantor” means any one of them.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Section 4.
“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness actually guaranteed by such Guaranty Obligation.
“Hedging Agreements” means any interest rate protection agreement or foreign currency exchange agreement.
“Hummingbird Commitment Letter” means that certain letter agreement, dated as of January 26, 2020, among the Administrative Agent, SunTrust Robinson Humphrey, Inc., and the Borrower, as amended, modified, restated or supplemented from time to time.
“Impacted Lender” means any Lender as to which any Person that controls such Lender has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
“Incremental Cap” shall mean (a) the Fixed Incremental Amount plus (b) the aggregate amount of any voluntary prepayment of Term Loans and/or any permanent reductions of the commitments under any Revolving Facility.

“Incremental Term Loan” has the meaning provided in Section 2.6(a).
“Incremental Term Loan Agreement” means, with respect to an Incremental Term Loan, a joinder agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by the Credit Parties, each Person providing an Incremental Term Loan Commitment and the Administrative Agent.
“Incremental Term Loan Commitment” means, as to each Lender, its obligation to make its portion of an Incremental Term Loan to the Borrower pursuant to Section 2.6(a) in the principal amount set forth in the applicable Incremental Term Loan Agreement.
“Incremental Term Loan Lenders” means a collective reference to the Lenders holding Incremental Term Loans or Incremental Term Loan Commitments.
“Incremental Term Loan Note” or “Incremental Term Loan Notes” means the promissory notes, if any, of the Borrower in favor of each Incremental Term Loan Lender provided pursuant to Section 2.6(b) and evidencing the Incremental Term Loans of such Incremental Term Loan Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.
“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take‑or‑pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the implied principal component of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change in Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date, (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent that such Indebtedness is recourse to such Person and (n) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. Notwithstanding the foregoing, Indebtedness shall not include any earnout obligations (other than amounts under any such earnout obligation where the amount is determinable (except to the extent that (i) the earnout is permitted by its terms to be satisfied (at the discretion of the applicable Credit Party) by an Equity Issuance by the Parent, and (ii) the Credit

Parties have not paid such amount in cash, irrevocably agreed by contract or otherwise to pay such amount in cash or eliminated the option to pay such amount by an Equity Issuance)). For purposes of clarity, (a) an irrevocable notice to pay an earnout in cash shall be deemed an agreement to pay such earnout in cash and (b) notwithstanding the foregoing, all contingent earnouts, when taken together with all non-contingent earnouts, shall be subject to the basket permitted by Section 8.1(l).
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document.
“Indemnitee” shall have the meaning assigned to such term in Section 11.5(b).
“Insurance Subsidiary” means any of (a) Spectrum Insurance Company, a Hawaii corporation and (b) each other insurance entity established for the purpose of providing insurance coverage solely for the benefit of one or more Consolidated Parties.
“Interest Payment Date” means (a) as to Base Rate Loans (including Swingline Loans which are Base Rate Loans), each March 31, June 30, September 30 and December 31, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.
“Interest Period” means, as to Eurodollar Loans, a period of one, two, three, six or twelve months’ duration (in each case, subject to availability), as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.
“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory and supplies in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory, services, leases or supplies in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Asset Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

“Issuing Lender” means (a) Truist or (b) any other Revolving Lender (or an Affiliate thereof) that shall agree to become an Issuing Lender and that the Administrative Agent may approve in its reasonable discretion, in each case in their capacity as issuer of Letters of Credit hereunder, together with their successors in such capacity; provided that at no time shall there be more than three Issuing Lenders.
“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.12.
“Lender” shall mean (a) the Revolving Lenders, the Tranche A Lenders, the Incremental Term Loan Lenders, the Issuing Lender and/or the Swingline Lender, as applicable, including any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns, and (b) solely for the purposes of obtaining the benefit of guaranties and Liens granted to the Administrative Agent for the benefit of the Lenders under the Credit Documents, any Person to whom Credit Party Obligations in respect of any Secured Hedging Agreement or Cash Management Agreement are owed. For the avoidance of doubt, any Person to whom any Credit Party Obligation in respect of a Secured Hedging Agreement is owed and which does not hold any Loans or Commitments shall not be entitled to any other rights as a “Lender” under this Credit Agreement or any other Credit Document.
“Lender Insolvency Event” shall mean that (a) a Lender or its parent company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (b) a Lender or its parent company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or the like has been appointed for such Lender or its parent company, or such Lender or its parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (c) a Lender or its parent company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Letter of Credit” means (i) any standby letter of credit issued by the applicable Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2 and (ii) any Existing Letter of Credit, as such letter of credit or Existing Letter of Credit may be amended, modified, extended, renewed or replaced.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.
“Letter of Credit Expiration Date” means the day that is fifteen days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” shall have the meaning assigned to such term in Section 3.5(b)(i).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or other similar recording or notice statute, and any lease in the nature thereof).

“Limited Condition Acquisition” means any Acquisition made in compliance with the terms of the Credit Documents whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” or “Loans” means the Revolving Loans, the Term Loans and/or the Swingline Loans, individually or collectively, as appropriate.
“LOC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.
“LOC Commitment” means the commitment of the Issuing Lender(s) to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.
“LOC Committed Amount” shall have the meaning assigned to such term in Section 2.2.
“LOC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any Letter of Credit Application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.
“LOC Obligations” means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender(s) but not theretofore reimbursed by the Borrower. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP98 (International Standby Practice), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Credit Document (other than as a result of the failure of the Administrative Agent or any Lender to take any required action), or of the ability of the Borrower or any Guarantor to perform its obligations under any Credit Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Credit Document to which it is a party.
“Material Asset Disposition” means any Asset Disposition resulting in the greater of Net Cash Proceeds of more than $6,000,000 or 2% of Consolidated EBITDA for the four fiscal‑quarter period ending as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information in any single or a series of related transactions.
“Material Permitted Acquisition” means any Permitted Acquisition involving Acquisition Consideration of more than $75,000,000 in any single or a series of related transactions.
“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea‑formaldehyde insulation.
“Material Subsidiary” means, with respect to each Credit Party, each Subsidiary of such Credit Party that is a Wholly Owned Subsidiary, in each case, other than (a) each Insurance Subsidiary and (b) any other Subsidiary that, as of any date of determination, has (i) Consolidated EBITDA for the most recent four quarter period for which the Required Financial Information has been delivered of less than 5% of total Consolidated EBITDA of the Consolidated Parties or (ii) Consolidated Total Assets with an aggregate fair market value of less than 5% of total Consolidated Total Assets of the Consolidated Parties; provided, however, in no event shall the aggregate Consolidated EBITDA of all Subsidiaries excluded under this definition at any time exceed (A) 10% of total Consolidated EBITDA of the Consolidated Parties or (B) 10% of total Consolidated Total Assets of the Consolidated Parties.
“Maturity Date” means February 14, 2025.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Consolidated Party or any ERISA Affiliate makes or is obligated to make contributions, or during the five plan years preceding an applicable date, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Pension Plan (other than a Multiemployer Plan) to which any Consolidated Party or any ERISA Affiliate are contributing sponsors.
“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by any Credit Party in respect of any Asset Disposition or Designated Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting, consulting and investment banking fees, and sales commissions) paid in connection therewith, (b) taxes paid or payable as a result thereof and (c) the amount of liabilities, if any, which are required to be repaid concurrently and in connection with the consummation of such Asset Disposition or Designated Debt Issuance out of the proceeds thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non‑cash consideration received by any Consolidated Party in any Asset Disposition or Designated Debt Issuance.
“Note” or “Notes” means the Revolving Notes, the Tranche A Notes, the Incremental Term Loan Notes and/or the Swingline Note, individually or collectively, as appropriate.
“Notice of Borrowing” means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i), Section 2.4(b) or Section 2.5(b).
“Notice of Extension/Conversion” means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.
“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Credit Document.
“Parent” means AMN Healthcare Services, Inc., a Delaware corporation, together with any permitted successors and assigns.
“Participant” shall have the meaning set forth in Section 11.3(d).
“Participant Register” shall have the meaning set forth in Section 11.3(d).

“Participation Interest” means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2, in Swingline Loans as provided in Section 2.3(b)(iii) or in any Loans as provided in Section 3.14.
“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107‑56 (signed into law October 26, 2001)), as amended or modified from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.
“Pension Plan” means any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Consolidated Party or any ERISA Affiliate or to which any Consolidated Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a Multiple Employer Plan or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Permitted Acquisition” means (i) any Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (b) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.13, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) with respect to any Material Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, no Default or Event of Default would exist as the result of a violation of Section 8.18(a) or Section 8.18(b); provided, solely with respect to an Incremental Term Loan the proceeds of which are intended to and shall be used to finance a Limited Condition Acquisition, the Persons providing such Incremental Term Loan may agree to a “Funds Certain Provision” that does not impose as a condition to funding thereof that no Default or Event of Default (other than a Default or Event of Default under Section 9.1(a) or Section 9.1(f)) shall exist as of the date of funding, in which event, the condition in this clause (d) shall be that (x) no Default or Event of Default as the result of a violation of Section 8.18(a) or Section 8.18(b) shall exist on the date on which the definitive acquisition agreement with respect to such Limited Condition Acquisition is executed and effective and (y) no Default or Event of Default under Section 9.1(a) or Section 9.1(f) shall exist at the date of funding of such Incremental Term Loan, (e) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a holding company directly or indirectly wholly‑owned by the Borrower newly formed for the sole purpose of effecting such transaction.
“Permitted Asset Disposition” means (i) any Asset Disposition permitted by Section 8.5 and (ii) any Excluded Asset Disposition.
“Permitted Investments” means Investments which are (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors or in connection with a work‑out or reorganization; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1C; (v) rental deposits made for the benefit of officers, employees or agents; (vi) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $5,000,000 in the aggregate at any one time outstanding; (vii) loans to employees to finance the purchase of newly issued or treasury Capital Stock in the Parent; (viii) Investments in any Credit Party other than the Parent; (ix) Investments in Foreign Subsidiaries in an aggregate amount not to exceed $15,000,000; (x) to the extent constituting Investments, transactions permitted under Section 8.7; (xi) Permitted Acquisitions; (xii) Investments not constituting cash or Cash Equivalents received as consideration for any Asset Disposition permitted under Section 8.5; (xiii) Investments in any partnership, association, joint venture or other entity (including, without limitation, Excluded JVs), to the extent such Investments do not otherwise constitute a Permitted Acquisition, in an aggregate amount not to exceed $30,000,000 at any one time outstanding; (xiv) other Investments not to exceed (A) $150,000,000 if the Consolidated Net Leverage Ratio at the time of making such Investment is greater than or equal to 2.50 to 1.00 and (B) an unlimited amount if the Consolidated Net Leverage Ratio at the time of making such Investment is less than 2.50 to 1.00 (in each case less the aggregate amount of any other previous Investments made pursuant to this clause (xiv) above); (xv) Investments in any Insurance Subsidiary required to meet regulatory requirements and fund reserves for anticipated insurance losses as reasonably determined by the Borrower; and (xvi) Investments by any Insurance Subsidiary in the ordinary course of business in accordance with applicable law.
“Permitted Liens” means:
(i)Liens in favor of the Administrative Agent to secure the Credit Party Obligations;
(ii)    Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
(iii)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens (a) secure only amounts not yet due and payable or, if due and payable, are either unfiled and no other action has been taken to enforce the same or (b) are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);
(iv)    Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, contracts, performance and return‑of‑money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(v)    Liens in connection with attachments or judgments (including judgment or appeal bonds); provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(vi)    easements, rights‑of‑way, licenses, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances, in the aggregate, not, in any material respect, impairing the use of the encumbered Property in the operations of the Consolidated Parties;
(vii)    Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person permitted under Section 8.1(c); provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;
(viii)    Liens securing Indebtedness permitted by Sections 8.1(f) and (n);
(ix)    leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;
(x)    any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;
(xi)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(xii)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;
(xiii)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(xiv)    Liens of a collection bank arising under Section 4‑210 of the Uniform Commercial Code on items in the course of collection;
(xv)    Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(xvi)    Liens existing as of the Closing Date and set forth on Schedule 1.1D; provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be increased;
(xvii)    Liens, if any, in favor of the Issuing Lender and/or Swingline Lender to cash collateralize or otherwise secure the obligations of an Impacted Lender to fund risk participations hereunder;
(xviii)    Liens in connection with a Cash Collateral Agreement;
(xix)    additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $15,000,000 in the aggregate.
“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Consolidated Party or, with respect to any such plan that is subject to Section 412 or Section 430 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.
“Prime Rate” means the per annum rate of interest in effect for any date of determination as publicly announced from time to time by Truist as its “prime rate.” The “prime rate” is a rate set by Truist based upon various factors including Truist’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Truist shall take effect at the opening of business on the day specified in the public announcement of such change.
“Principal Amortization Payment” means a principal payment on the Tranche A Loans as set forth in Section 2.4(d).
“Pro Forma Basis” means, for purposes of calculating compliance with each of the financial covenants set forth in Section 8.18(a) and Section 8.18(b) in respect of a proposed transaction, (I) in the case of any transaction, other than a Limited Condition Acquisition, a calculation in which such transaction shall be deemed to have occurred as of the first day of the four fiscal‑quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information (such period in respect of any transaction being referred to in this definition as the “Pro Forma Period” for such transaction) and (II) in the case of any Limited Condition Acquisition, a calculation in which such transaction shall be deemed to have occurred as of the first day of the applicable Pro Forma Period in which the applicable definitive acquisition agreement in respect of such Limited Condition Acquisition is executed and effective; provided, that during the period following any calculation of compliance in respect of any Limited Condition Acquisition but prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date on which the definitive acquisition agreement in respect of such Limited Condition Acquisition is terminated, any calculation of compliance made pursuant to this definition relating to any other proposed transaction shall assume that such Limited Condition Acquisition occurred as of the first day of the Pro Forma Period applicable to such other proposed transaction, except that income statement items attributable to such Limited Condition Acquisition shall not be included in the calculation of Consolidated Net Income, Consolidated EBITDA or Consolidated Total Assets unless and until such Limited Condition Acquisition is consummated. As used herein, “transaction” shall mean (i) any Material Asset Disposition, (ii) any Acquisition as referred to in the definition of “Permitted Acquisition” set forth in this Section 1.1 or (iii) the incurrence of Indebtedness pursuant to Section 8.1(g). In connection with any calculation of the Consolidated Net Leverage Ratio and the Consolidated Interest Coverage Ratio upon giving effect to a transaction on a Pro Forma Basis:
(a)    for purposes of any such calculation in respect of any Material Asset Disposition, (i) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded and (ii) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and
(b)    for purposes of any such calculation in respect of any Acquisition as referred to in the definition of “Permitted Acquisition” set forth in this Section 1.1, (i) any Indebtedness incurred by any Consolidated Party in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (ii) income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period; provided, however, that income statement items attributable to such Person or Property shall not be included in any calculation of Consolidated Net Income or Consolidated EBITDA unless the applicable income statement for such Person or Property is a Qualifying Financial Statement which shall have been delivered to the Administrative Agent, and (iii) pro forma adjustments may be included to the extent that such adjustments (A) are made in the good faith judgment of the management of the Consolidated Parties, (B) are verifiable and supportable and (C) give effect to events or actions that are (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Consolidated Parties, and (3) realizable within 180 days following the consummation of the related Acquisition (or later if such additional time is acceptable to the Administrative Agent).
“Pro Forma Compliance Certificate” means a certificate of an Executive Officer of the Borrower delivered to the Administrative Agent in connection with (i) any Material Asset Disposition, (ii) any Material Permitted Acquisition or (iii) the incurrence of Indebtedness pursuant to Section 8.1(g), as applicable, containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of (a) the Consolidated Net Leverage Ratio and the Consolidated Interest Coverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information and (b) in the case of any Acquisition, Consolidated EBITDA for the four fiscal‑quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information (such calculations of Consolidated EBITDA to include a break‑down in reasonable detail of any pro forma adjustments).
“Prohibited Assignee” means any Person that is a bona fide business competitor of the Consolidated Parties and is set forth in that certain letter agreement, dated as of the date hereof, between the Borrower and the Administrative Agent as updated from time to time with the Administrative Agent’s prior written consent in its reasonable discretion.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Financial Statements” means, in respect of the Person or Property acquired in any Permitted Acquisition, a consolidated balance sheet and income statement of such Person or Property as of, and for the four quarter period ending on, the last day of the most recently ended fiscal year of such Person or Property preceding the date of such Acquisition, which financial statements either (i) shall have been audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles in the United States and shall not be limited as to the scope of the audit or qualified as to the status of the Person or Property acquired as a going concern or any other material qualifications or exceptions or (ii) shall be reasonably acceptable to the Administrative Agent.
“Real Properties” shall have the meaning assigned to such term in Section 6.16.
“Register” shall have the meaning assigned to such term in Section 11.3(c).
“Regulation D” means Regulation D of the FRB as from time to time in effect and any successor to all or a portion thereof.
“Regulation U” means Regulation U of the FRB as from time to time in effect and any successor to all or a portion thereof.
“Regulation X” means Regulation X of the FRB as from time to time in effect and any successor to all or a portion thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.
“Required Financial Information” means (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the most recently completed fiscal period or quarter end, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.
“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.
“Requisite Lenders” means, at any time, Lenders holding in the aggregate at least a majority of (i) the Revolving Commitments (and Participation Interests therein) and the outstanding Term Loans (and Participation Interests therein) or (ii) if the Revolving Commitments have been terminated, the outstanding Revolving Loans, Term Loans, LOC Obligations and Participation Interests (including the Participation Interests of the applicable Issuing Lender in any Letters of Credit issued by such Issuing Lender and the Participation Interests of the Swingline Lender in any Swingline Loans). The unfunded Commitments of, and the outstanding Loans, LOC Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.
“Restricted Payment” by any Consolidated Party means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving such Person), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person and other than dividends or distributions payable (directly or indirectly through Subsidiaries) to any Credit Party (other than the Parent), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person, now or hereafter outstanding (excluding the issuance of Capital Stock by such Person) and (iv) any payment or prepayment of principal of, premium, if any, or interest on, including any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness.
“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c) and (iii) to purchase Participation Interests in the Swingline Loans in accordance with the provisions of Section 2.3(b)(iii), in an aggregate principal amount of up to such amount set forth on Schedule 2.1(a) or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Assumption executed by such Person as assignee, in each case as such commitment may be increased or decreased pursuant to the terms hereof.
“Revolving Committed Amount” shall have the meaning assigned to such term in Section 2.1(a).
“Revolving Credit Exposure” means, as to any Lender at any time, the sum of the aggregate principal amount of its outstanding Revolving Loans at such time plus the Commitment Percentage of outstanding LOC Obligations of such Lender at such time plus the Commitment Percentage of Swingline Loans of such Lender at such time.
“Revolving Lenders” means a collective reference to the Lenders holding Revolving Loans or Revolving Commitments.
“Revolving Loans” shall have the meaning assigned to such term in Section 2.1(a).
“Revolving Note” or “Revolving Notes” means the promissory notes of the Borrower in favor of each Revolving Lender provided pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Revolving Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Consolidated Party, any arrangement pursuant to which such Person, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Person has sold or transferred (or is to sell or transfer) to a Person which is not a Credit Party or (b) which such Person intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Person to another Person which is not a Credit Party in connection with such lease.
“Sanctioned Country” means a country, region or territory that is, or whose government is, the subject or target of any Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means a Person that is, or is owned or controlled by Persons that are, (a) the subject or target of Sanctions or (b) located, organized or resident in a Sanctioned Country.
“Sanctions” means any sanctions administered or enforced by the U.S. government, including OFAC and the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.
“Screen Rate” shall mean the rate specified in clause (i) of the definition of Eurodollar Rate.
“Second Amendment Effective Date” means February 14, 2020.

“Secured Hedge Provider” means a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Hedging Agreement) who has entered into a Secured Hedging Agreement.
“Secured Hedging Agreement” shall mean any Hedging Agreement between a Credit Party and a Secured Hedge Provider which has delivered a Bank Product Provider Notice (executed by such Secured Hedge Provider) to the Administrative Agent and the Borrower, as amended, modified, extended, restated, replaced, or supplemented from time to time or has otherwise provided notice to the Administrative Agent of the terms of such Hedging Agreement.
“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes‑Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Security Agreement” means the Security Agreement dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.
“Significant Acquisition” means any acquisition or investment (in one or a series of related transactions) with an aggregate consideration greater than or equal to $150,000,000.
“Single Employer Plan” means any Pension Plan which is not a Multiple Employer Plan.
“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person on a going concern basis is greater than the fair value of the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subordinated Indebtedness” means Indebtedness of the Parent, the Borrower or any Subsidiary of the Parent which (i) is subordinated to the Credit Party Obligations in a manner reasonably satisfactory to the Administrative Agent and (ii) has a maturity date which is at least six months after the latest Maturity Date hereunder.
“Subsidiary” means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock other than, in the case of each of clauses (a) and (b) above, any Excluded JV.

“Subsidiary Guarantor” means each of the Persons identified as a “Subsidiary Guarantor” on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.12, together with their successors and permitted assigns, and “Subsidiary Guarantor” means any one of them.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.
“Swingline Committed Amount” shall have the meaning assigned to such term in Section 2.3(a).
“Swingline Lender” means Truist and its successors and permitted assigns.
“Swingline Loan” shall have the meaning assigned to such term in Section 2.3(a).
“Swingline Note” means the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3(d), as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off‑balance sheet loan or similar off‑balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Commitments” means a collective reference to the Tranche A Commitments.
“Term Loans” means a collective reference to the Tranche A Loans and each Incremental Term Loan.
“Term Loan Lenders” means a collective reference to the Tranche A Lenders and the Incremental Term Loan Lenders.
“Tranche A Lenders” means a collective reference to the Lenders holding Tranche A Loans or Tranche A Commitments.
“Tranche A Commitment” means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender to make a Tranche A Loan in an aggregate principal amount of up to such amount set forth on Schedule 2.1(a) or, in the case of a Person becoming a Lender after the Second Amendment Effective Date, the amount of the assigned “Tranche A Commitment” as provided in the Assignment and Assumption executed by such Person as assignee, in each case as such commitment may be increased or decreased pursuant to the terms hereof.
“Tranche A Committed Amount” has the meaning assigned to such term in Section 2.4(a).
“Tranche A Loan” has the meaning assigned to such term in Section 2.4(a).
“Tranche A Note” or “Tranche A Notes” means the promissory notes, if any, of the Borrower in favor of each Tranche A Lender provided pursuant to Section 2.4(f) and evidencing the Tranche A Loans of such Tranche A Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.
“Truist” means Truist Bank and its successors.
“Uniform Commercial Code” means the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction.
“Unrestricted Cash and Cash Equivalents” means, with respect to any Person, at any time, the aggregate amount of cash and Cash Equivalents then held or owned by such Person and its

Subsidiaries other than any such cash or Cash Equivalents that would be required by GAAP to be listed as “restricted” on a consolidated balance sheet of such Person and its Subsidiaries for any reason other than the provisions of, or any Liens arising under, this Credit Agreement or any other Credit Document.
“Unused Fee” shall have the meaning assigned to such term in Section 3.5(a).
“Unused Fee Calculation Period” shall have the meaning assigned to such term in Section 3.5(a).
“Unused Revolving Committed Amount” means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans (but not including any Swingline Loans) plus (ii) the outstanding aggregate principal amount of all LOC Obligations.
“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any amortization of or prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.
“Wholly Owned Subsidiary” means any Person 100% of whose Voting Stock is at the time owned by the Parent directly or indirectly through other Persons 100% of whose Voting Stock is at the time owned, directly or indirectly, by the Parent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2    Accounting Terms.
(a)    Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Consolidated Parties for the fiscal year ended December 31, 2016.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Section 8 shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.” Anything in this Credit Agreement to the contrary notwithstanding, any obligation of a Person under a lease (whether existing as of the Closing Date or entered into in the future) that is not (or would not be) required to be classified and accounted for as a Capital Lease on the balance sheet of such Person under GAAP as in effect at the time such lease is entered into shall not be treated as a Capital Lease solely as a result of (x) the adoption of any changes in, or (y) changes in the application of, GAAP after such lease is entered into; provided that all payments under any such lease continue to be treated as an expense for calculating Consolidated Net Income.
(c)    Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.18 (including for purposes of determining the Applicable Percentage) shall be made on a Pro Forma Basis with respect to any Material Asset Disposition or Acquisition occurring during the applicable period.
1.3    Other Interpretive Provisions.
With reference to this Credit Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.
1.4    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.5    Letters of Credit.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LOC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.6    Divisions.
For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different

Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

SECTION 2

CREDIT FACILITIES
2.1    Revolving Loans.
(a)    Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Revolving Lender severally agrees to make available to the Borrower such Revolving Lender’s Commitment Percentage of revolving credit loans requested by the Borrower in Dollars (“Revolving Loans”) from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed FOUR HUNDRED MILLION DOLLARS ($400,000,000) (as such aggregate maximum amount may be increased in accordance with Section 2.7 or reduced from time to time as provided in Section 3.4, the “Revolving Committed Amount”); provided, further, (A) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Credit Exposure shall not exceed such Revolving Lender’s Revolving Commitment, and (B) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than six (6) Eurodollar Loans which are Revolving Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.
(b)    Revolving Loan Borrowings.
(i)    Notice of Borrowing.
(A)    The Borrower shall submit an appropriate Notice of Borrowing to the Administrative Agent with respect to the initial borrowing of Revolving Loans on the Closing Date no later than 12:00 Noon (Charlotte, North Carolina time) on the Closing Date. Such Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Revolving Loan to be borrowed. The full amount of the Revolving Loan disbursed on the Closing Date shall be a Base Rate Loan.
(B)    With respect to each borrowing of Revolving Loans disbursed after the Closing Date, the Borrower shall request such Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 12:30 P.M. (Charlotte, North Carolina time) on the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify

(A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Revolving Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i) of the contents thereof and each such Revolving Lender’s share of any borrowing to be made pursuant thereto.
(ii)    Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $2,000,000 and integral multiples of $250,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).
(iii)    Advances. Each Revolving Lender will make its Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Administrative Agent may specify in writing, by 2:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.
(c)    Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.
(d)    Interest. Subject to the provisions of Section 3.1,
(i)    Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.
(ii)    Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.
Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).
(e)    Revolving Notes. Upon the request of any Revolving Lender made through the Administrative Agent, the Revolving Loans made by such Revolving Lender shall be evidenced by a duly executed promissory note of the Borrower to such Revolving Lender in an original principal amount equal to such Revolving Lender’s Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

2.2    Letter of Credit Subfacility.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) the Issuing Lender agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.2, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower, the Parent or any of their respective Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower, the Parent or any of their respective Subsidiaries and any drawings thereunder; provided that (i) the LOC Obligations outstanding shall not at any time exceed SEVENTY FIVE MILLION DOLLARS ($75,000,000) (the “LOC Committed Amount”), (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not at any time exceed the Revolving Committed Amount and (iii) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Credit Exposure shall not exceed such Revolving Lender’s Revolving Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the LOC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Furthermore, each Revolving Lender acknowledges and confirms that it has a participation interest in the liability of the applicable Issuing Lender under each Existing Letter of Credit in a percentage equal to such Revolving Lender’s Commitment Percentage of the Revolving Committed Amount. The Borrower’s reimbursement obligations in respect of each Existing Letter of Credit, and each Revolving Lender’s obligations in connection therewith, shall be governed by the terms of this Credit Agreement.
(ii)    The Issuing Lender shall not issue any Letter of Credit, if:
(A)    subject to Section 2.2(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Requisite Lenders have approved such expiry date; or
(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders that have Revolving Commitments have approved such expiry date.
(iii)    The Issuing Lender shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender;
(C)    except as otherwise agreed by the Administrative Agent and the Issuing Lender, such Letter of Credit is in an initial stated amount less than $100,000;
(D)    such Letter of Credit is to be denominated in a currency other than Dollars; or
(E)    a default of any Revolving Lender’s obligations to fund under Section 2.2(c) exists or any Revolving Lender is at such time a Defaulting Lender or an Impacted Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements with the Borrower or such Revolving Lender to eliminate the Issuing Lender’s risk with respect to such Revolving Lender.
(iv)    The Issuing Lender shall not amend any Letter of Credit if the Issuing Lender would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)    The Issuing Lender shall be under no obligation to amend any Letter of Credit if (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and LOC Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 10 included the Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Lender.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto‑Extension of Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Lender (with a copy to the Administrative

Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Executive Officer of the Borrower. Such Letter of Credit Application must be received by the Issuing Lender and the Administrative Agent not later than 12:00 Noon at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Lender may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Lender may reasonably require. Additionally, the Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any LOC Documents, as the Issuing Lender or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or any other Credit Party or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto‑Extension Letter of Credit”); provided that any such Auto‑Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve‑month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non‑Extension Notice Date”) in each such twelve‑month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrower shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto‑Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.2(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non‑Extension Notice Date (1) from the Administrative Agent that the Requisite Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.
(iv)    If the Borrower so requests in any applicable Letter of Credit Application, the Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto‑Reinstatement Letter of Credit”). Unless otherwise directed by the Issuing Lender, the Borrower shall not be required to make a specific request to the Issuing Lender to permit such reinstatement. Once an Auto‑Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto‑Reinstatement Letter of Credit permits the Issuing Lender to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non‑reinstatement within a specified number of days after such drawing (the “Non‑Reinstatement Deadline”), the Issuing Lender shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non‑Reinstatement Deadline (A) from the Administrative Agent that the Requisite Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied (treating such reinstatement as an LOC Credit Extension for purposes of this clause) and, in each case, directing the Issuing Lender not to permit such reinstatement.
(v)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof. Not later than 12:00 Noon on the date of any payment by the Issuing Lender under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing and in Dollars. If the Borrower fails to so reimburse the Issuing Lender by such time, the Issuing Lender shall promptly notify the Administrative Agent of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars) and the amount of the unreimbursed drawing shall become the unreimbursed amount (the “Unreimbursed Amount”). The Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the Unreimbursed Amount and the amount of such Revolving Lender’s Commitment Percentage of the Unreimbursed Amount. Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 2.2(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Lender shall upon any notice pursuant to Section 2.2(c)(i) make funds available to the Administrative Agent for the account of the Issuing Lender, at the office of the Administrative Agent specified in Schedule 2.1(a), in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 P.M. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.2(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Base Rate Loan because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender an LOC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LOC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.2(c)(ii) shall be deemed payment in respect of its participation in such LOC Borrowing and shall constitute a Participation Interest from such Revolving Lender in satisfaction of its participation obligation under this Section 2.2.
(iv)    Until each Revolving Lender funds its Revolving Loan or Participation Interest pursuant to this Section 2.2 to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Commitment Percentage of such amount shall be solely for the account of the Issuing Lender.
(v)    Each Revolving Lender’s obligation to make Revolving Loans or Participation Interests to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.2(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 5.2 (other than delivery by the Borrower of a Notice of Borrowing). No such making of a Participation Interest shall relieve or otherwise impair the obligation of the

Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.2(c) by the time specified in Section 2.2(c)(ii), the Issuing Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Issuing Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Issuing Lender in connection with the foregoing. A certificate of the Issuing Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.

(i)    At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s Participation Interest in respect of such payment in accordance with Section 2.2(c), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s Participation Interest was outstanding) in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.2(c)(i) is required to be returned under any of the circumstances described in Section 11.2 (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the Issuing Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Credit Party Obligations and the termination of this Credit Agreement.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Lender for each drawing under each Letter of Credit and to repay each LOC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Credit Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient (unless the Issuing Lender has actual knowledge of such forgery, fraud or insufficiency) in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor‑in‑possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code; or
(v)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.
(f)    Role of Issuing Lender. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Requisite Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LOC Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.2(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender’s willful misconduct or gross negligence or the Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Cash Collateral.
(i)    Upon the request of the Administrative Agent, (A) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LOC Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any LOC

Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all LOC Obligations.
(ii)    Sections 3.3 and 9.2(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.2, Section 3.3, Section 3.14 and Section 9.2(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Revolving Lenders, as collateral for the LOC Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). “Cash Collateral” has a correlative meaning. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a security interest in all such cash, deposit accounts and all balances therein constituting Cash Collateral and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non‑interest bearing deposit accounts at Truist; provided, that, at the request of the Borrower, amounts so maintained shall be invested by the Administrative Agent in Cash Equivalents.
(h)    Applicability of ISP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of ISP98 (International Standby Practice) shall apply to each Letter of Credit.
(i)    Conflict with LOC Documents. In the event of any conflict between the terms hereof and the terms of any LOC Document, the terms hereof shall control.
(j)    Letters of Credit Issued for Parties other than the Borrower. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the Parent or any of its Subsidiaries, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any such Person inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Person.
2.3    Swingline Loan Subfacility of the Revolver.
(a)    Swingline Commitment. Subject to the terms and conditions hereof, the Swingline Lender may, in its discretion and in reliance upon the representations and warranties set forth herein, make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) from time to time from the Closing Date until the Maturity Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed SEVENTY FIVE MILLION DOLLARS ($75,000,000) (the “Swingline Committed Amount”) and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.
(b)    Swingline Loan Advances.

(i)    Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 3:00 P.M. Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan and (subject to the first sentence of clause (b)(iii) below) shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 4:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing. It is understood and agreed that, notwithstanding anything to the contrary contained above, the Swingline Lender shall have no obligation to make Swingline Loans if any Revolving Lender is at such time an Impacted Lender, unless the Swingline Lender has entered into reasonably satisfactory arrangements with the Borrower or such Revolving Lender to eliminate the Swingline Lender’s risk with respect to such Revolving Lender.
(ii)    Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 (or the remaining amount of the Swingline Committed Amount, if less).
(iii)    Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than ten (10) Business Days from the date of advance thereof) or (B) the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Revolving Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Revolving Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.
(c)    Interest on Swingline Loans.
(i)    Rate of Interest. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate equal to the Adjusted Base Rate.
(ii)    Payment of Interest. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), unless accelerated sooner pursuant to Section 9.2.
(d)    Swingline Note. Upon the request of the Swingline Lender, the Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Exhibit 2.3(d).
2.4    Tranche A Loan.
(a)    Tranche A Loan Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Tranche A Lender severally agrees to make available to the Borrower on the Second Amendment Effective Date a term loan in Dollars in an amount equal to such Tranche A Lender’s Tranche A Commitment (collectively, the “Tranche A Loan”) in the aggregate principal amount for all Tranche A Lenders of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (the “Tranche A Committed Amount”). The Tranche A Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than six (6) Eurodollar Loans which are Tranche A Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts prepaid or repaid on the Tranche A Loan may not be reborrowed.
(b)    Borrowing Procedures. The Borrower shall submit an appropriate and irrevocable Notice of Borrowing to the Administrative Agent with respect to the Tranche A Loan not later than

12:30 Noon (Charlotte, North Carolina time) on the Second Amendment Effective Date (or, if the Borrower elects to request the Tranche A Loan as a Eurodollar Loan, then not later than 12:30 Noon (Charlotte, North Carolina time) one Business Day prior to the Second Amendment Effective Date) requesting the full amount of the Tranche A Loan, and the Tranche A Loan shall be disbursed on the Second Amendment Effective Date as a Base Rate Loan or a Eurodollar Loan, as elected by the Borrower. Each Tranche A Lender shall make its portion of the Tranche A Loan in an amount equal to its Tranche A Commitment available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 2:00 P.M. (Charlotte, North Carolina time) on the Second Amendment Effective Date in Dollars and in funds immediately available to the Administrative Agent; provided, however, that the Administrative Agent shall, if requested by the Borrower and agreed to by the Administrative Agent, make the Tranche A Loan available to Borrower as provided above prior to the Administrative Agent’s receipt of corresponding amounts from the Tranche A Lenders.
(c)    Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is part of the Tranche A Loan shall be in an aggregate principal amount that is not less than $500,000 and integral multiples of $250,000 (or the then remaining principal balance of the Tranche A Loan, if less).
(d)    Repayment of Tranche A Loan. The principal amount of the Tranche A Loan shall be payable in installments, as follows: (i) an amount equal to 0.625% of the Tranche A Committed Amount shall be payable on each of June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021 and (ii) thereafter, an amount equal to 1.25% of the Tranche A Committed Amount shall be payable on each June 30, September 30, December 31 and March 31 occurring prior to the Maturity Date (in each case, as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3), unless, in the case of either the preceding clause (i) or this clause (ii), the principal amount of the Tranche A Loan shall be accelerated sooner pursuant to Section 9.2. For the avoidance of doubt, the principal amount of the Tranche A Loan outstanding as of the Maturity Date shall be payable in full on the Maturity Date.
(e)    Interest. Subject to the provisions of Section 3.1, the Tranche A Loan shall bear interest at a per annum rate equal to:
(i)    Base Rate Loans. During such periods as the Tranche A Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Adjusted Base Rate.
(ii)    Eurodollar Loans. During such periods as the Tranche A Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Eurodollar Rate.
Interest on the Tranche A Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).
(f)    Tranche A Notes. Upon the request of any Tranche A Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Tranche A Lender (through the Administrative Agent) a promissory note, substantially the form of Exhibit 2.4(f), which shall evidence such Tranche A Lender’s Tranche A Loans in addition to such accounts or records.
2.5    [Reserved.]
2.6    Incremental Term Loans.
(a)    Incremental Term Loans. The Borrower shall have the right, upon at least ten Business Days’ prior written notice to the Administrative Agent (who shall promptly notify the Lenders), to institute one or more Incremental Term Loans (as defined below) at any time prior to the date that is six months prior to the Maturity Date subject to the conditions set forth below:
(i)    the aggregate original principal amount of all Incremental Term Loans made pursuant to this Section 2.6 and the aggregate amount of all increases in the Revolving Committed Amount made pursuant to Section 2.7, shall not, in the aggregate, exceed the Incremental Cap at the time such Incremental Term Loans are established;
(ii)    the conditions set forth in Section 5.2 shall have been satisfied;
(iii)    such requested Incremental Term Loan shall only be effective upon receipt by the Administrative Agent of (A) additional commitments in a corresponding amount of such requested Incremental Term Loan from either existing Lenders and/or one or more other institutions that qualify as an Eligible Assignee (excluding any Affiliate of a Lender) (it being understood and agreed that no existing Lender shall be required to provide an additional commitment) and (B) any Incremental Term Loans shall be on terms and pursuant to documentation consistent with the existing Term Loans and shall share ratably in the Collateral and any mandatory prepayments of the existing Term Loans, except with respect to (i) any upfront or similar fees, amortization and interest rates (including floors) that, in each case, may be agreed to among the Borrower and the lenders providing such Incremental Term Loan and (ii) all terms and documentation with respect to any Incremental Term Loan which differ from those with respect to the existing Term Loans shall be reasonably satisfactory to the Administrative Agent; provided that the Administrative Agent shall have the ability to consult with the Requisite Lenders if it deems, in its sole discretion, appropriate. Any Incremental Term Loans that have terms and provisions that differ from those of the existing Term Loans outstanding on the date on which such Incremental Term Loans are made shall be designated as a separate tranche of Term Loans for all purposes of this Credit Agreement and shall as the context makes appropriate be deemed and treated herein as Term Loans except as the relevant Incremental Term Loan Agreement otherwise provides. Notwithstanding anything herein to the contrary, all Incremental Term Loans shall be Guaranty Obligations of the Guarantors hereunder and will be secured on a pari passu basis, and the maturity date of any such Incremental Term Loan shall be no earlier than the Maturity Date. For the avoidance of doubt, the rate of interest and the amortization schedule (if applicable) of any Incremental Term Loans shall be determined by the Borrower and the applicable lenders and shall be set forth in the applicable Incremental Term Loan Agreement;
(iv)    the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower and the Guarantors) it may reasonably request relating to the corporate or other necessary authority for such Incremental Term

Loan and the validity of such institution of Incremental Term Loans, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(v)    the scheduled maturity date of the Incremental Term Loan shall not be earlier than the Maturity Date;
(vi)    the Weighted Average Life to Maturity of the Incremental Term Loan shall be no shorter than that of the existing Tranche A Loans; and
(vii)    the Credit Parties shall be in compliance with the then applicable Consolidated Net Leverage Ratio and Consolidated Interest Coverage Ratio covenants specified in Section 8.18, in each case, calculated on a Pro Forma Basis after giving effect to such increase and any Loans advanced pursuant thereto.
On the effective date of the applicable Incremental Term Loan Agreement, each Incremental Term Loan Lender party thereto severally agrees to make its portion of a term loan (each an “Incremental Term Loan”) in a single advance to the Borrower in Dollars in the amount of its Incremental Term Loan Commitment as set forth in such Incremental Term Loan Agreement. Amounts repaid on the Incremental Term Loans may not be reborrowed. The Incremental Term Loans may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The Applicable Percentage of each Incremental Term Loan shall be as set forth in the Incremental Term Loan Agreement.
(b)    Incremental Term Loan Notes. Upon the request of any Incremental Term Loan Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Incremental Term Loan Lender (through the Administrative Agent) a promissory note, in the form and substance satisfactory to such Incremental Term Loan Lender and the Administrative Agent, which shall evidence such Incremental Term Loan Lender’s Incremental Term Loans in addition to such accounts or records.
(c)    Repayment of Incremental Term Loans. With respect to any Incremental Term Loans, the Borrower shall repay the outstanding principal amount of such Incremental Term Loan in installments on the dates and in the amounts set forth in the Incremental Term Loan Agreement (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3), unless accelerated sooner pursuant to Section 9.2.
(d)    Amendments to Credit Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan, the Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document, without obtaining the consent of the other Lenders, as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to reflect the existence of such Incremental Term Loan and effect the provisions of this Section 2.6.
2.7    Increases in Revolving Commitments.
The Borrower shall have the right, upon at least ten Business Days’ prior written notice to the Administrative Agent (who shall promptly notify the Lenders), to increase (in one or more increases) the Revolving Committed Amount at any time prior to the date that is six months prior to the Maturity Date, subject, however, in any such case, to satisfaction of the following conditions precedent:

(a)    the aggregate original principal amount of all Incremental Term Loans made pursuant to Section 2.6 and the aggregate amount of all increases in the Revolving Committed Amount made pursuant to this Section 2.7, in each case following the Closing Date, shall not, in the aggregate, exceed the Incremental Cap at the time such increase in the Revolving Committed Amount is established;
(b)    the Credit Parties shall be in compliance with the then applicable Consolidated Net Leverage Ratio and Consolidated Interest Coverage Ratio covenants specified in Section 8.18, in each case, calculated on a Pro Forma Basis after giving effect to such increase and any Loans advanced pursuant thereto;
(c)    the conditions set forth in Section 5.2 shall have been satisfied;
(d)    such increase shall be in a minimum amount of $5,000,000 (or, if less, the entire remaining amount available for such increase) and in integral multiples of $1,000,000 in excess thereof (or such lesser amounts as the Administrative Agent may agree);
(e)    such requested increase shall only be effective upon receipt by the Administrative Agent of additional commitments in a corresponding amount of such requested increase from either existing Lenders and/or one or more other institutions that qualify as an Eligible Assignee (it being understood and agreed (i) that no existing Lender shall be required to provide an additional commitment and (ii) upfront or similar fees may be agreed to among the Borrower and the lenders providing such increase in the Revolving Committed Amount);
(f)    the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower and the Guarantors) it may reasonably request relating to the corporate or other necessary authority for such increase and the validity of such increase in the Revolving Committed Amount, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(g)    if any Revolving Loans are outstanding at the time of the increase in the Revolving Committed Amount pursuant to this Section 2.7, the Borrower shall, if applicable, prepay one or more existing Revolving Loans (such prepayment to be subject to Section 3.12 but shall not be subject to Section 3.14) in an amount necessary such that after giving effect to the increase in the Revolving Committed Amount, each Revolving Lender will hold its pro rata share (based on its Applicable Percentage of the increased Revolving Committed Amount) of outstanding Revolving Loans.
SECTION 3

OTHER PROVISIONS RELATING TO CREDIT FACILITIES
3.1    Default Rate.

(a)    If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.
(b)    If any amount (other than principal of any Loan) payable by the Borrower under any Credit Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Requisite Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.
(c)    Upon the request of the Requisite Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Loans and LOC Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.
3.2    Extension and Conversion.
The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) without the consent of the Requisite Lenders, Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only to the extent no Default or Event of Default shall exist and be continuing on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of “Interest Period” set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), or with respect to the Tranche A Loans, Section 2.4(c), (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (v) Swingline Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, prior to 12:00 Noon (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in clauses (b), (c), (d) and (e) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section 3.2, or any such conversion or extension is not permitted or required by this Credit Agreement, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

3.3    Prepayments.
(a)    Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, that the Borrower gives written notice thereof (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 12:30 P.M. (Charlotte, North Carolina time) on the date of the requested prepayment in the case of Base Rate Loans, or, in the case of Eurodollar Loans, on the third Business Day prior to the date of the requested prepayment; provided, further, that each partial prepayment of Loans (other than Swingline Loans) shall be in a minimum principal amount of $1,000,000 and integral multiples of $250,000 in excess thereof (or the then remaining principal balance of the Revolving Loans or any Term Loans, as applicable, if less). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify, voluntary prepayments shall be applied first to Swingline Loans, second to Revolving Loans (first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities), third ratably to all Term Loans, in each case ratably to Principal Amortization Payments (or, in the case of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Agreement) (first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities) and, fourth, after all Loans have been repaid, to Cash Collateralize the LOC Obligations. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
(b)    Mandatory Prepayments.
(i)    (A)    Revolving Committed Amount. If at any time, the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans and Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) Cash Collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.
(A)    LOC Committed Amount. If at any time, the sum of the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower immediately shall Cash Collateralize the LOC Obligations in an amount sufficient to eliminate such excess.
(ii)    [Reserved].
(iii)    (A)    Asset Dispositions. Promptly upon the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 8.5(e) (such prepayment to be applied as set forth in clause (v) below).
(A)    [Reserved].
(iv)    Designated Debt Issuances. Immediately upon the occurrence of any Debt Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Designated Debt Issuance (such prepayment to be applied as set forth in clause (v) below).
(v)    Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(A), to Revolving Loans and Swingline Loans (without any reduction in the Revolving Committed Amount) and (after all Revolving Loans and Swingline Loans have been repaid) to Cash Collateralize the LOC Obligations, (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(B), to Cash Collateralize the LOC Obligations, (C) with respect to all amounts prepaid pursuant to Section 3.3(b)(iii), ratably to all Term Loans, in each case ratably to Principal Amortization Payments (or, in the case of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Agreement), and (D) with respect to all amounts prepaid pursuant to Section 3.3(b)(iv), first ratably to all Tranche A Loans, in each case ratably to Principal Amortization Payments (or, in the case of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Agreement), second, ratably to the LOC Borrowings and the Swingline Loans (without any reduction in the Swingline Committed Amount), and third, to the outstanding Revolving Loans (without any reduction in the Revolving Committed Amount). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
3.4    Termination and Reduction of Revolving Committed Amount.
(a)    Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days’ prior written notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans to exceed the Revolving Committed Amount unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).
(b)    Term Loan Commitments. The Term Loan Commitment of each Term Lender shall automatically terminate at such time as such Term Lender shall have made available to the Borrower such Term Lender’s share of a Term Loan.
(c)    Maturity Date. The Revolving Commitments of the Lenders, the LOC Commitment of the Issuing Lender(s) and the Swingline Commitment of the Swingline Lender shall automatically terminate on the Maturity Date.
(d)    General. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.
3.5    Fees.
(a)    Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the “Unused Fee”) on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage; provided, that, no Defaulting Lender shall be entitled to receive any fee payable under this Section 3.5(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an “Unused Fee Calculation Period”), beginning with the first of such dates to occur after the Closing Date.
(b)    Letter of Credit Fees.

(i)    Letter of Credit Issuance Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender a fee (the “Letter of Credit Fee”) on such Revolving Lender’s Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).
(ii)    Issuing Lender Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to the Administrative Agent for the account of the Issuing Lender, without sharing by the other Lenders, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum agreed to between the Borrower and the applicable Issuing Lender, as the case may be, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. In addition, the Borrower shall pay directly to the Issuing Lender for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(c)    Administrative Fees. The Borrower shall pay to the Administrative Agent, for its own account, the fees referred to in the Administrative Agent’s Fee Letters (without duplication).
3.6    Capital Adequacy.
If any Lender has determined, after the date hereof, that there has been a Change in Law regarding capital adequacy or liquidity (whether or not having the force of law) reducing the rate of return on such Lender’s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy or liquidity), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. Notwithstanding any other provision in this Section 3.6, a Lender shall not be entitled to demand compensation pursuant to this Section 3.6, if it shall not be the general practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.
3.7    Limitation on Eurodollar Loans.

If on or prior to the first day of any Interest Period for any Eurodollar Loan:
(a)    (i) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period; or
(ii) the Requisite Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making, funding or maintaining Eurodollar Loans for such Interest Period;
then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.
(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Screen Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Credit Agreement to reflect such alternate rate of interest and such other related changes to this Credit Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Percentage).  Notwithstanding anything to the contrary in Section 11.6, such amendment shall become effective without any further action or consent of any other party to this Credit Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date that such proposed amendment is provided to the Lenders, a written notice from the Requisite Lenders stating that such Requisite Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.7(b), only to the extent the Screen Rate for the applicable currency and/or such Interest Period is not available or published at such time on a current basis), (x) any Notice of Extension/Conversion that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective, and (y) if any Notice of Extension/Conversion or notice of Swingline Loan requests a Eurodollar Loan, such Loan shall be made as a Base Rate Loan; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.
3.8    Illegality.
Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender’s obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).
3.9    Requirements of Law.
If, after the date hereof, a Change in Law, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:
(i)    shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Loans, its Notes, or its obligation to make Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Loans (except for Indemnified Taxes or Other Taxes covered by Section 3.11 and the imposition of, or change in the rate of, any Excluded Tax payable by such Lender);
(ii)    shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the reserve requirements utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or
(iii)    shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;
and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender within 5 Business Days following demand such amount or amounts as will compensate such Lender for such increased cost or reduction; provided that the provisions of this Section 3.9 shall not be interpreted to cause a duplication in payment or treatment of any taxes in a manner inconsistent with the provisions of Section 3.11. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.
3.10    Treatment of Affected Loans.
If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof,

such Lender’s Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:
(a)    to the extent that such Lender’s Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Loans shall be applied instead to its Base Rate Loans; and
(b)    all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.
If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender’s Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods of Revolving Loans) in accordance with their respective Commitments of Revolving Loans and/or Term Loans, as the case may be.
3.11    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Credit Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require any Credit Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as determined by such Credit Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below, such Credit Party or the Administrative Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section 3.11) the applicable recipient shall receive an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable laws.
(c)    Tax Indemnification.
(i)    Without limiting the provisions of subsection (a) or (b) above, but without duplication, the Credit Parties shall, and do hereby, indemnify the Administrative Agent, each Lender and the Issuing Lender, and shall make payment in respect thereof within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Credit Parties or the Administrative Agent or paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Credit Parties shall also, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or the Issuing Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.
(ii)    Without limiting the provisions of subsection (a) or (b) above, each Lender and the Issuing Lender shall, and does hereby, indemnify and shall make payment in respect thereof within ten days after demand therefor, the Administrative Agent against (i) any Indemnified Taxes attributable to such Lender or the Issuing Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.3(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or the Issuing Lender, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Lender, as the case may be, under this Credit Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the Issuing Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Credit Party Obligations.
(d)    Evidence of Payments. Upon written request by the Administrative Agent, after any payment of Taxes by a Credit Party to a Governmental Authority as provided in this Section 3.11, such Credit Party shall deliver to the Administrative Agent, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders; Tax Documentation.
(i)    Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable laws or when reasonably requested by the

Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii)    Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,
(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed copies of Internal Revenue Service Form W‑9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)    executed copies of Internal Revenue Service Form W‑8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)    executed copies of Internal Revenue Service Form W‑8ECI,
(III)    executed copies of Internal Revenue Service Form W‑8IMY and all required supporting documentation,
(IV)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W‑8BEN or W-8BEN-E, or

(V)    executed copies of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)    Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re‑designation of its Applicable Lending Office) to avoid any requirement of applicable laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(iv)    Each Lender shall deliver to the Borrower and the Administrative Agent such documentation reasonably requested by the Borrower and the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine whether payments to such Lender hereunder are subject to withholding under FATCA. Solely for purposes of this clause (iv), “FATCA” shall include amendments made to FATCA after the date of this Credit Agreement.
(f)    Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Issuing Lender, or have any obligation to pay to any Lender or the Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Issuing Lender, as the case may be. If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.11, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.11 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out‑of‑pocket expenses incurred by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Credit Party, upon the written request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent, any Lender or the Issuing Lender, as applicable, be required to pay any amount to any Credit Party pursuant to this subsection the payment of which would place it in a less favorable net after-tax position than it would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
3.12    Compensation.
Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:
(a)    any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or
(b)    any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.
With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.
3.13    Pro Rata Treatment.
Except to the extent otherwise provided herein:
(a)    Loans. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.
(b)    Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the

Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall within three (3) Business Days after demand pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.
3.14    Sharing of Payments.
Except with respect to Cash Collateral held by the Issuing Lender or the Swingline Lender, the Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender pursuant to this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim. Notwithstanding anything in this Section 3.14 to the contrary, the foregoing provisions of this paragraph will not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant in accordance with this Credit Agreement.
3.15    Payments, Computations, Retroactive Adjustments of Applicable Percentage, Administrative Agent’s Clawback, Etc.
(a)    Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent’s office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due unless such day is not a Business Day in which case such payment shall be made on the next succeeding Business Day. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, the Administrative Agent shall distribute such payments first to Swingline Loans, second to Revolving Loans (first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities), third ratably to all Term Loans, in each case ratably to Principal Amortization Payments (or, in the case of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Agreement) (in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities) and fourth after all Revolving Loans and the Term Loans have been repaid, to Cash Collateralize the LOC Obligations. The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.
(b)    Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after acceleration of the Credit Party Obligations pursuant to Section 9.2, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:
FIRST, to the payment of all reasonable out‑of‑pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the

Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;
SECOND, to payment of any fees owed to the Administrative Agent, in its capacity as such;
THIRD, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest on the Loans, LOC Obligations and obligations arising under Secured Hedging Agreements and Cash Management Agreements;
FOURTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or Cash Collateralization of the outstanding LOC Obligations and obligations arising under Secured Hedging Agreements and Cash Management Agreements);
FIFTH, to the payment of all reasonable out‑of‑pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;
SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and
SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FOURTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender(s) from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FOURTH”, “FIFTH” and “SIXTH” above in the manner provided in this Section 3.15(b).
Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Credit Party Obligations arising under Cash Management Agreements and Hedging Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the Cash Management Bank or the Secured Hedge Provider, as the case may be. Each Cash Management Bank or Secured Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 10 hereof for itself and its Affiliates as if a “Lender” party hereto.

(c)    Retroactive Adjustments of Applicable Percentage. If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, (i) the Consolidated Net Leverage Ratio as calculated by the Borrower as of any applicable date proves to have been inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Lender, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.2(c)(iii), 3.1 or 3.5(b) or under Section 9. The Borrower’s obligations under this paragraph shall survive the termination of the aggregate Revolving Commitments and the repayment of all other Credit Party Obligations hereunder.
(d)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Eurodollar Loans (or, in the case of any Base Rate Loans, prior to 12:00 noon on the date of such Loans) that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1 (or, in the case of a Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.4 and Section 2.5) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.
3.16    Evidence of Debt.
(a)    Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.
(b)    The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Lender’s share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.
(c)    The entries made in the accounts, Register and subaccounts maintained pursuant to clause (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.
3.17    Replacement of Affected Lenders. If (a) any Lender requests compensation under Section 3.9, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Section 3.11, (c) any Lender notifies the Borrower and Administrative Agent that it is unable to fund Eurodollar Loans pursuant to Sections 3.7 or 3.8, (d) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Credit Document that has been approved by the Requisite Lenders as provided in Section 11.6(b) but requires unanimous consent of all Lender or all the Lenders directly affected thereby (as applicable) or (e) if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 11.3) all its interests, rights and obligations under this Credit Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 3.9 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law and (v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Credit Document, the applicable assignee consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans pursuant to this Section 3.17 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
3.18    Reallocation and Cash Collateralization of Defaulting Lender Commitment.
(a)    If a Revolving Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Credit Agreement:
(i)    the obligations of such Defaulting Lender to purchase participations in LOC Obligations and Swingline Loans will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Revolving Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitments (calculated as if the Defaulting Lender’s Revolving Commitment was reduced to zero and each Non-Defaulting Lender’s Revolving Commitment had been increased proportionately); provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; and
(ii)    to the extent that any portion (the “unreallocated portion”) of the obligations of such Defaulting Lender to purchase participations in LOC Obligations and Swingline Loans cannot be reallocated pursuant to clause (i) for any reason the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the Issuing Lender and/or the Swingline Lender), (A) Cash Collateralize the obligations of the Defaulting Lender to the applicable Issuing Lender or Swingline Lender in respect of such obligation to purchase participations in LOC Obligations and Swingline Loans, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of such Defaulting Lender’s obligation to purchase participations in LOC Obligations and Swingline Loans, (B) in the case of such obligation to purchase participations in Swingline Loans, prepay and/or Cash Collateralize in full the unreallocated portion thereof, or (C) make other arrangements satisfactory to the Administrative Agent, the applicable Issuing Lender and the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.
(b)    If the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender agree in writing in their discretion that any Defaulting Lender has ceased to be a Defaulting Lender, the Administrative Agent will promptly so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the LC Exposure and the Swingline Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and such Lender will purchase at par such portion of outstanding Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing). If any Cash Collateral has been posted with respect to the Participation Interests in the LOC Obligations and Swingline Loans of such Defaulting Lender, the Administrative Agent will promptly return such Cash Collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
SECTION 4

GUARANTY
4.1    The Guaranty.
Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender or Secured Hedge Provider that enters into a Secured Hedging Agreement or Cash Management Bank that enters into a Cash Management Agreement, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, Secured Hedging Agreements or Cash Management Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.
4.2    Obligations Unconditional.
The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, Secured Hedging Agreements or Cash Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Credit Party Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(a)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;
(b)    any of the acts mentioned in any of the provisions of any of the Credit Documents, any Secured Hedging Agreement or Cash Management Agreement between the Borrower and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Secured Hedging Agreements or Cash Management Agreements shall be done or omitted;
(c)    the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Secured Hedging Agreement or Cash Management Agreement, or any other agreement or instrument referred to in the Credit Documents or such Secured Hedging Agreements or Cash Management Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)    any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or
(e)    any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Secured Hedging Agreement or Cash Management Agreement, or any other agreement or instrument referred to in the Credit Documents or such Secured Hedging Agreements or Cash Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.
4.3    Reinstatement.
The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
4.4    Reserved.
4.5    Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.
4.6    Rights of Contribution.
The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until such Credit Party Obligations have been Fully Satisfied. For purposes of this Section 4.6, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Credit Party Obligations; (b) “Pro Rata Share” shall mean, for any Guarantor in respect of any payment of Credit Party Obligations, the ratio (expressed as a percentage) as of the date of such payment of Credit Party Obligations of (i) the amount by which the aggregate present fair salable value on a going concern basis of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value on a going concern basis of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Credit Party Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value on a going concern basis of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value on a going concern basis of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Credit Party Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.5.
4.7    Guarantee of Payment; Continuing Guarantee.
The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.
4.8    Eligible Contract Participant.
Notwithstanding anything to the contrary in any Credit Document, no Guarantor shall be deemed under this Section 4 to be a guarantor of any Swap Obligations if such Guarantor was not an “eligible contract participant” as defined in § 1a(18) of the Commodity Exchange Act, at the time the guarantee under this Section 4 becomes effective with respect to such Swap Obligation and to the extent that the providing of such guarantee by such Guarantor would violate the Commodity Exchange Act; provided however that in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the guarantee of the Credit Party Obligations of such Guarantor under this Section 4 by a Guarantor that is also a Qualified ECP Guarantor shall be taken into account.
4.9    Keepwell.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Credit Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.9 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.9, or otherwise under this Credit Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Credit Party Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends that this Section 4.9 constitute, and this Section 4.9 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 5

CONDITIONS
5.1    Closing Conditions.

The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the applicable Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions:
(a)    Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Notes, (iii) the Security Agreement and (iv) the Pledge Agreement.
(b)    Corporate Documents. Receipt by the Administrative Agent of the following:

(i)    Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party (i) certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date or (ii) certified by a secretary or assistant secretary of such Credit Party that such articles or certificates of incorporation or other charter documents of each Credit Party delivered to the administrative agent in connection with the Existing Credit Agreement are still in full force and effect and have not been amended, restated, replaced or otherwise modified since delivered to the administrative agent.
(ii)    Bylaws. A copy of the bylaws or operating agreement, as applicable, of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.
(iii)    Resolutions. Copies of resolutions of the Board of Directors or manager, as applicable, of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.
(iv)    Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation.
(v)    Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.
(c)    Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date:
(i)    a legal opinion of King & Spalding LLP with respect to the Credit Documents and each Credit Party organized in California, Delaware, North Carolina and Texas, in form and substance reasonably satisfactory to the Administrative Agent;
(ii)    a legal opinion of special Nevada counsel for the Borrower with respect to each Credit Party organized in Nevada, in form and substance reasonably satisfactory to the Administrative Agent;
(iii)    a legal opinion of special Missouri counsel for the Borrower with respect to each Credit Party organized in Missouri, in form and substance reasonably satisfactory to the Administrative Agent; and
(iv)    a legal opinion of special Massachusetts counsel for the Borrower with respect to each Credit Party organized in Massachusetts, in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Personal Property Collateral. The Administrative Agent shall have received:

(i)    searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;
(ii)    UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(iii)    searches of ownership of, and Liens on, Intellectual Property of each Credit Party in the appropriate governmental offices;
(iv)    all certificates evidencing any certificated Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto;
(v)    such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Collateral;
(vi)    all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral; and
(vii)    duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral.
(e)    Financial Statements.
(i)    Receipt and reasonably satisfactory review by the Lenders of the consolidated financial statements of the Parent for the fiscal years ended 2014, 2015 and 2016, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP and such other financial information as the Administrative Agent may reasonably request.
(ii)    The Lenders shall have received pro forma consolidated financial statements of the Consolidated Parties, and forecasts prepared by management of the Parent and/or Borrower, each in form reasonably satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of this Credit Agreement.
(f)    Evidence of Insurance. Receipt by the Administrative Agent of copies of certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance in compliance with the requirements set forth in Section 7.16.
(g)    Other Indebtedness. Receipt by the Administrative Agent of evidence that, as of the Closing Date immediately after giving effect to the application of the proceeds of Loans made on the Closing Date, the Consolidated Parties shall have no Consolidated Funded Indebtedness other than Indebtedness permitted under Section 8.1.
(h)    Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, stating that (i) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (ii) there shall not have occurred since the Parent’s Form 10‑K was filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2016 any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (iii) no action, suit, investigation or proceeding is pending or threatened in writing in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (iv) as of the Closing Date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects as of the Closing Date and (C) the Borrower by itself, and the Credit Parties on a consolidated basis, are Solvent.
(i)    Fees and Expenses. Payment by the Credit Parties to the Lenders, the Administrative Agent, the Co-Syndication Agents, and the Arrangers of all fees and expenses relating to the Credit Facilities which are due and payable on the Closing Date.
(j)    Attorney Costs. Payment by the Credit Parties of all reasonable fees, charges and disbursements of outside counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(k)    Other. Receipt by the Administrative Agent of such other documents, instruments, agreements or information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.
Without limiting the generality of the provisions of Section 10.4, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each Credit Document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or any Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
5.2    Conditions to all Extensions of Credit.
The obligations of each Lender to make any Loan and of the applicable Issuing Lender to issue, amend or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit)

are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1 of the Credit Agreement:
(a)    The Borrower shall have delivered (i) in the case of any Revolving Loan or any portion of a Term Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the applicable Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);
(b)    The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) (except for those which expressly relate to an earlier date which shall be true and correct in all material respects as of such earlier date) or true and correct in all respects as of such date (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) (except for those which expressly relate to an earlier date which shall be true and correct in all respects as of such earlier date); provided, solely with respect to an Incremental Term Loan the proceeds of which are intended to and shall be used to finance a Limited Condition Acquisition, the Persons providing such Incremental Term Loan may agree to a “Funds Certain Provision” that does not impose as a condition to funding thereof that the foregoing representation and warranty condition be satisfied, in which event, the condition in this clause (b) shall be deemed satisfied if the foregoing representation and warranty condition is satisfied as of the date on which the applicable definitive acquisition agreement in respect of such Limited Condition Acquisition is executed and effective;
(c)    No Default or Event of Default shall exist and be continuing either prior to or after giving pro forma effect to the making of such Loan; provided, solely with respect to an Incremental Term Loan the proceeds of which are intended to and shall be used to finance a Limited Condition Acquisition, the Persons providing such Incremental Term Loan may agree to a “Funds Certain Provision” that does not impose as a condition to funding thereof that no Default or Event of Default (other than a Default or Event of Default under Section 9.1(a) or Section 9.1(f)) shall exist as of the date of funding, in which event, the condition in this clause (c) shall be that (x) no Default or Event of Default shall exist on the date on which the definitive acquisition agreement with respect to such Limited Condition Acquisition is executed and effective and (y) no Default or Event of Default under Section 9.1(a) or Section 9.1(f) shall exist at the date of funding of such Incremental Term Loan; and
(d)    Immediately after giving pro forma effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Revolving Committed Amount and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.
The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in clauses (b), (c), and (d) above.
SECTION 6

REPRESENTATIONS AND WARRANTIES
The Credit Parties hereby represent to the Administrative Agent and each Lender that:

6.1    Financial Condition.
(a)    The audited consolidated balance sheets and income statements of the Consolidated Parties for the fiscal year ended December 31, 2016 (including the notes thereto) (i) have been audited by KPMG LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from December 31, 2016 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto.
(b)    The financial statements delivered pursuant to Section 7.1(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and present fairly in all material respects (on the basis disclosed in the footnotes, if any, to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.
6.2    No Material Change.
Since December 31, 2016, there has been no development or event relating to or affecting any Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect.
6.3    Organization and Good Standing.
Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
6.4    Power; Authorization; Enforceable Obligations.
Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder, with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4 and (ii) filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
6.5    No Conflicts.
Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any material Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation, contravention, conflict or default of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than Permitted Liens) upon or with respect to its properties.
6.6    No Default.
No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Administrative Agent.
6.7    Ownership.
Except to the extent the failure of which could not reasonably be expected to have a Material Adverse Effect, each of the Consolidated Parties is the owner of, and has good and marketable title to, or a valid leasehold interest in, all of its respective assets shown on the balance sheet dated December 31, 2016 and all assets and properties acquired since the date of such balance sheet, except for such properties as are no longer used or useful in the conduct of such Person’s business or as have been disposed of in the ordinary course of business or as otherwise permitted by this Credit Agreement, and except for minor defects in title that do not interfere with the ability of such Person to conduct its business as now conducted, and none of such assets is subject to any Lien other than Permitted Liens.
6.8    Indebtedness.
Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.
6.9    Litigation.

There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Executive Officer of any Credit Party, threatened in writing against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.
6.10    Taxes.
The Parent, the Borrower and, except as disclosed in Schedule 6.10, each of the other Consolidated Parties has filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Except as disclosed in Schedule 6.10, no Credit Party is aware as of the Closing Date of any proposed material tax assessments by any taxing authority against any Consolidated Party.
6.11    Compliance with Law.
Each of the Consolidated Parties is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.
6.12    ERISA.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto and, to the best knowledge of the Consolidated Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. The Consolidated Parties and each ERISA Affiliate have made all minimum required contributions to each Plan subject to Section 412 or Section 430 of the Code.
(b)    There are no pending or, to the best knowledge of the Consolidated Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan is in “at risk status” (as defined in Section 430(i)(4) of the Code after giving effect to Section 430(i)(4)(B) and any other pension funding or transitional pension funding relief in effect at the relevant time); (iii) no Consolidated Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Consolidated Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Consolidated Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.13    Corporate Structure; Capital Stock; Beneficial Ownership Information, etc.
The capital and ownership structure of the Consolidated Parties as of the Closing Date is as described in Schedule 6.13A. Set forth on Schedule 6.13B is a complete and accurate list as of the Closing Date with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non‑assessable and as of the Closing Date is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on Schedule 6.13B, free and clear of all Liens (other than Permitted Liens). As of the Closing Date, other than as set forth in Schedule 6.13B, neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock. As of the First Amendment Effective Date and the Second Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Second Amendment Effective Date to any Lender in connection with this Credit Agreement is true and correct in all respects.
6.14    Governmental Regulations, Etc.
(a)    None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Laws or any of Regulation U and Regulation X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement, in conformity with the requirements of FR Form U‑1 referred to in Regulation U, that no part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of “buying” or “carrying” any “margin stock” within the meaning of Regulation U and Regulation X, or for the purpose of purchasing or carrying or trading in any securities.
(b)    None of the Consolidated Parties is (i) subject to regulation as an “investment company”, or a company “controlled” by “investment company”, within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness.
6.15    Purpose of Loans and Letters of Credit.
The Borrower will use the Letters of Credit and the proceeds of the Loans (other than the Tranche A Loans) to (a) provide for working capital, capital expenditures and general corporate purposes of the Credit Parties and their Subsidiaries (including, without limitation, Permitted Acquisitions), (b) on the Closing Date to refinance the Existing Credit Agreement, and (c) pay fees and expenses relating to any of the foregoing. The Borrower will use the proceeds of the Tranche A Loans to finance the Acquisition (as defined in Exhibit A to the Hummingbird Commitment Letter) and to pay any fees and expenses relating thereto.
6.16    Environmental Matters.

Except as would not reasonably be expected to have a Material Adverse Effect:
(a)    Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the “Real Properties”) and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Consolidated Parties (the “Businesses”), and there are no conditions relating to the Real Properties or the Businesses that are reasonably likely to give rise to liability under any applicable Environmental Laws.
(b)    None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or are reasonably likely to give rise to liability under, Environmental Laws.
(c)    No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non‑compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.
(d)    Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of or in a manner that is reasonably likely to give rise to liability under any applicable Environmental Law.
(e)    No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.
(f)    There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that is reasonably likely to give rise to liability under Environmental Laws.
6.17    Intellectual Property.
Each of the Consolidated Parties owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know‑how and processes (the “Intellectual Property”) necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all Intellectual Property registered with the United States Copyright Office or the United States Patent and Trademark Office and owned by each of the Consolidated Parties as of the Second Amendment Effective Date, which the Borrower shall update in accordance with Section 7.1(k) (or promptly amend upon becoming aware of any material inaccuracy). Except as provided on Schedule 6.17, no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and, to the knowledge of the Executive Officers of the Credit Parties, the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
6.18    Investments.
All Investments of each of the Consolidated Parties are Permitted Investments.
6.19    Business Locations.
Set forth on Schedule 6.19(a) is a list as of the Closing Date of all locations where any tangible personal property of a Credit Party is located, including street address and state where located. Set forth on Schedule 6.19(b) is the chief executive office and principal place of business of each Credit Party as of the Closing Date.
6.20    Disclosure.
Taken as whole, this Credit Agreement, the financial statements referred to in Section 6.1(a) and the other documents, certificates or statements furnished by or on behalf of any Consolidated Party in connection with this Credit Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein in light of the circumstances under which they were made not misleading.
6.21    No Burdensome Restrictions.
No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
6.22    Brokers’ Fees.
No Consolidated Party has any obligation to any Person, other than the Arrangers, in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.
6.23    Labor Matters.
Other than as set forth on Schedule 6.23, there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years that has had or could reasonably be expected to have a Material Adverse Effect.
6.24    Nature of Business.
As of the Closing Date, the Consolidated Parties are engaged in the business of providing temporary staffing and permanent placement services, and workforce management solutions.
6.25    Solvency.
As of the Closing Date, the Borrower is Solvent, and the Credit Parties are Solvent on a consolidated basis.

6.26    Sanctions and Anti-Corruption Laws.
Each Credit Party, Subsidiary of a Credit Party, and director, officer, employee, or Affiliate of any Credit Party or Subsidiary of any Credit Party (i) is not a Sanctioned Person and (ii) is in compliance with all applicable Sanctions and Anti-Corruption Laws in all material respects. Each Credit Party and its Subsidiaries has instituted and maintains policies and procedures reasonably designed to ensure compliance in all material respects with applicable Sanctions and Anti-Corruption Laws.
SECTION 7

AFFIRMATIVE COVENANTS
Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:
7.1    Information Covenants.
The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent:
(a)    Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Parent (beginning with the fiscal year of the Parent ending December 31, 2016), a consolidated balance sheet and income statement of the Parent as of the end of such fiscal year, together with related consolidated statements of retained earnings and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Parent as a going concern or any other material qualifications or exceptions. The financial statements delivered pursuant to this Section 7.1(a) shall be accompanied by a schedule providing, in form and substance reasonably satisfactory to the Administrative Agent, the consolidating financial statements of (i) the Consolidated Parties, taken as a whole and (ii) the Excluded JV’s, taken as a whole. Notwithstanding the foregoing, the Lenders agree that, to the extent that the requirements of this clause (a) are contained in the annual report of the Parent for such fiscal year on Form 10‑K as filed with the Securities and Exchange Commission (the “Annual Report”), the obligations of the Credit Parties under this clause (a) will be satisfied by delivering to the Administrative Agent, within 90 days after the end of such fiscal year, the Annual Report.
(b)    Quarterly Statements. As soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of the Parent (beginning with the fiscal quarter of the Parent ending March 31, 2018), (i) a consolidated balance sheet and income statement of the Parent as of the end of such fiscal quarter, together with related consolidated statements of retained earnings and cash flows for such fiscal quarter, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Parent and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year‑end audit adjustments and the absence of footnotes (it being understood that the financial statements delivered pursuant to this Section 7.1(b)(i) shall be accompanied by a schedule providing, in form and substance reasonably satisfactory to the Administrative Agent, the consolidating financial statements of (A) the Consolidated Parties, taken as a whole and (B) the Excluded JV’s, taken as a whole) (the Lenders agree that, to the extent that the requirements of this clause (i) are contained in the quarterly report of the Parent for such fiscal quarter on Form 10‑Q as filed with the Securities and Exchange Commission (the “Quarterly Report”), the obligations of the Credit Parties under this clause (i) will be satisfied by delivering to the Administrative Agent, within 45 days after the end of such fiscal quarter, the Quarterly Report) and (ii) a disclosure statement (the “Disclosure Statement”) in reasonable form and detail and reasonably acceptable to the Administrative Agent setting forth the adjustments to the financial statements delivered pursuant to clause (i) above necessary to determine the consolidated balance sheet and income statement and the related consolidated statements of retained earnings and cash flows of the Consolidated Parties as of the end of such fiscal quarter, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such Disclosure Statement when combined with the Quarterly Report present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year‑end audit adjustments and the absence of footnotes.
(c)    Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 8.18 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.
(d)    Annual Business Plan and Budgets. As soon as available but in any event no later than 45 days following the end of each fiscal year of the Borrower, an annual business plan and budget of the Consolidated Parties containing, among other things, pro forma financial statements for the next four fiscal quarters and the next fiscal year.
(e)    Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Credit Parties, a certificate executed by an Executive Officer of the Borrower providing if any Material Asset Dispositions took place during such Fiscal Year, the amount of all Material Asset Dispositions made during such fiscal year.
(f)    Auditor’s Reports. Within a reasonable time period after receipt, a copy of any “management letter” submitted by independent accountants to any Consolidated Party in connection with any annual audit of the books of such Person.
(g)    Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency (other than exhibits and registration statements on Form S‑8) and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.
(h)    Notices. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any case within two Business Days except as set forth in clause (iii)) of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is reasonably likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect; (iii) within ten (10) Business Days, any material change in accounting policies or financial reporting practices by the Parent, the Borrower or any Subsidiary; provided that the Credit Parties shall not be required to provide notice to the extent such change is disclosed in the Parent’s publicly filed documents; and (iv) any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification.
(i)    ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Pension Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to cause the Pension Plan to enter “at risk status” as defined in Section 430(i)(4) of the Code after giving effect to Section 430(i)(4)(B) and any other pension funding or transitional pension funding relief in effect at the relevant time, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Pension Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).
(j)    Environmental. Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent reasonably believes has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.16 to be untrue in any material respect, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties’ expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Real Properties (as defined in Section 6.16) and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If the Credit Parties fail to deliver such an environmental report within seventy‑five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and their representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.
(k)    Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by an Executive Officer of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.
(l)    Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent may reasonably request.
Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.1(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third‑party website or whether sponsored by the Administrative Agent). Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Certificates required by Section 7.1(c) to the Administrative Agent. Except for such Officer’s Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent, the Syndication Agent and/or the Arrangers will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public‑side” Lenders (i.e., Lenders that do not wish to receive material non‑public information with respect to the Borrower or its securities)

(each, a “Public Lender”). The Borrower hereby agrees that (x) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; and (y) the Administrative Agent, the Syndication Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.”
7.2    Preservation of Existence and Franchises.
Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, authority and material rights and franchises.
7.3    Books and Records.
Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).
7.4    Compliance with Law.
Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.
7.5    Payment of Taxes and Other Indebtedness.
Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.
7.6    Insurance.
(a)    Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self‑insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative

Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.
(b)    [Reserved].
(c)    The Insurance Subsidiary shall conduct its insurance business in compliance with all applicable insurance laws, rules, regulations and orders and using sound actuarial principles. The insurance premiums and other expenses charged by the Insurance Subsidiary to the Parent or any of its Subsidiaries shall be reasonable and customary. Upon request, the Borrower will provide the Administrative Agent and the Lenders copies of any outside actuarial reports prepared with respect to any projection, valuation or appraisal of the Insurance Subsidiary within thirty (30) days after receipt of such request.
7.7    Maintenance of Property.
Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be commercially proper, to the extent and in the manner customary for companies in similar businesses.
7.8    Performance of Obligations.
Except as could not reasonably be expected to have a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.
7.9    Use of Proceeds.
The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.
7.10    Audits/Inspections.
Upon reasonable notice and during normal business hours (and (a) with respect to inspections initiated by the Administrative Agent, at the expense of the Borrower (not to exceed $10,000 per annum) and (b) with respect to inspections initiated by a Lender, at the expense of such Lender), each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent or any Lender, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person; provided, however, that, unless an Event of Default shall be in existence, neither the Administrative Agent nor the Lenders, collectively, shall exercise their rights under this sentence more often than one time during any calendar year; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
7.11    Reserved.
7.12    Additional Guarantors.
As soon as practicable and in any event within 60 days (or such additional time as consented to by the Administrative Agent) after any Person becomes a direct or indirect Subsidiary of the Parent (other than a Subsidiary whose Capital Stock constitutes Excluded Property), the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is both a Domestic Subsidiary and a Material Subsidiary, (i) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12 and (ii) cause 100% of the issued and outstanding Capital Stock of such Person to be delivered (if certificated) to the Administrative Agent (together with undated stock powers signed in blank) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form reasonably acceptable to the Administrative Agent, (b) if such Person is a direct Foreign Subsidiary of a Credit Party, cause 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (i) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (ii) could not reasonably be expected to cause any adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Person to be delivered (if certificated) to the Administrative Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Administrative Agent and (c) cause such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC‑1 financing statements, real estate title insurance policies, environmental reports, landlord’s waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(b), (c) and (d), all in form, content and scope reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, (i) in no event shall any Excluded JV or Subsidiary that is not a Material Subsidiary be required to become a Guarantor hereunder, (ii) in no event shall any Credit Party be required to pledge any Capital Stock of any Excluded JV to the Administrative Agent or any Lender, (iii) the Borrower may, at its option, elect to join any Subsidiary that is not a Material Subsidiary as a Guarantor by causing such Subsidiary to comply with the provisions contained in this Section 7.12 and in Section 7.13 (it being understood and agreed that no legal opinion shall be required to be delivered in connection with the joinder of any such Subsidiary) and (iv) in no event shall any Credit Party be required to take any action in any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside of the United States or to perfect any security interests in such assets, including any intellectual property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).
7.13    Pledged Assets; Further Assurances.
Each Credit Party will cause all of its owned Property other than Excluded Property, to be subject at all times to first priority, and perfected Liens in favor of the Administrative Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens. Without limiting the generality of the above, the Credit Parties will cause (i) 100% of the issued and outstanding Capital Stock of the Borrower, and (ii) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary (other than Capital Stock constituting Excluded Property) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request. The Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent or the Requisite Lenders may reasonably request, to effectuate the transactions contemplated by the Credit Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties. Notwithstanding the foregoing, deposit account control agreements and securities account control agreements shall not be required by this Credit Agreement or the Security Agreement.
7.14    Environmental.
The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Real Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Real Properties to the extent any failure to undertake such action could reasonably be expected to have a Material Adverse Effect.
SECTION 8

NEGATIVE COVENANTS
Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:
8.1    Indebtedness.
The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

(a)    Indebtedness arising under this Credit Agreement and the other Credit Documents;
(b)    Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);
(c)    purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness under this clause (c) for all such Persons taken together shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;
(d)    obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;
(e)    intercompany Indebtedness arising out of loans, advances and Guaranty Obligations permitted under Section 8.6;
(f)    Indebtedness of any Subsidiary of the Borrower that existed at the time such Person became a Subsidiary of the Borrower in connection with a Permitted Acquisition and Indebtedness assumed by the Borrower or any Subsidiary of the Borrower in connection with a Permitted Acquisition; provided that (i) such Indebtedness was not incurred in contemplation of such Permitted Acquisition; (ii) the total of all such Indebtedness under this clause (f) for all such Persons taken together shall not exceed an aggregate principal amount of $15,000,000 at any one time outstanding; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;
(g)    additional unsecured senior Indebtedness or unsecured Subordinated Indebtedness of the Borrower, provided that:
(i)    both immediately before and after giving effect to such incurrence, no Default or Event of Default has occurred and is continuing;
(ii)    the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to the incurrence of such Indebtedness on a Pro Forma Basis (and assuming all commitments are fully drawn), the Borrower is in compliance with the financial covenants set forth in Section 8.18 recomputed as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1(a) or (b);
(iii)    (A) with respect to additional unsecured senior Indebtedness, such Indebtedness shall have a stated final maturity date not earlier than the latest Maturity Date in effect at the time of incurrence of such Indebtedness and the stated final maturity date of such Indebtedness shall not be subject to any conditions that could result in such stated final maturity date occurring on a date that precedes the latest Maturity Date in effect at the time of incurrence of such Indebtedness and (B) with respect to additional unsecured Subordinated Indebtedness, such Indebtedness shall have a stated final maturity date not earlier than the date that is at least six months after the latest Maturity Date in effect at the time of incurrence of such Indebtedness and the stated final maturity date of such Indebtedness shall not be subject to any conditions that could result in such stated final maturity date occurring on a date that precedes the date that is at least six months after the latest Maturity Date in effect at the time of incurrence of such Indebtedness;
(iv)    such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness; provided that it is understood and agreed that a customary mandatory offer to purchase notes as a result of a change of control or sale of assets provision in a note indenture shall not violate this clause (g)(iv);
(v)    the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the longest then remaining Weighted Average Life to Maturity of any Terms Loans then outstanding; and
(vi)    the terms and conditions of any such Indebtedness shall not taken as whole, be (excluding, for the avoidance of doubt, interest rates, interest margins, rate floors, fees, funding discounts, original issue discounts and prepayment or redemption premiums and terms) materially more restrictive on the Parent, the Borrower and its Subsidiaries than those under the Credit Documents (when taken as a whole).
(h)    Guaranty Obligations of the Parent, the Borrower or any of the Subsidiaries of the Parent with respect to any Indebtedness of the Parent or any of its Subsidiaries permitted by this Section 8.1;
(i)    [reserved];
(j)    (A) to the extent constituting Indebtedness, obligations under Cash Management Agreements and (B) Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management or deposit accounts;
(k)    Indebtedness under the Cash Collateral Agreement (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness) in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;
(l)    to the extent that any earn‑out payments due under any acquisition agreement by any Consolidated Party (the “Earn‑Out Liabilities”) constitute “the deferred purchase price of Property or services purchased by such Person” pursuant to clause (d) of the definition of Indebtedness, Earn‑Out Liabilities with respect to any Permitted Acquisition;
(m)    [reserved]; and
(n)    other secured Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed the greater of $25,000,000 or 2.5% of Consolidated Total Assets at any one time outstanding.

8.2    Liens.
The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.
8.3    Nature of Business.
The Credit Parties will not permit any Consolidated Party to engage at any time in any business or business activity other than the business conducted by any of the Consolidated Parties as of the Closing Date and any business reasonably related or similar thereto.
8.4    Consolidation, Merger, Dissolution, etc.
Except in connection with a Permitted Asset Disposition, the Credit Parties will not permit any Consolidated Party to merge or consolidate or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4 but subject to the terms of Sections 7.12 and 7.13, (a) the Borrower may merge or consolidate with any of its Subsidiaries; provided that the Borrower shall be the continuing or surviving corporation, (b) any Credit Party other than the Parent or the Borrower may merge or consolidate with any other Credit Party other than the Parent or the Borrower, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Parent provided that such Credit Party shall be the continuing or surviving corporation, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, (e) any Subsidiary of the Borrower may merge with any Person that is not a Credit Party in connection with an Asset Disposition permitted under Section 8.5, (f) the Borrower or any Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with a Permitted Acquisition provided that, if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation and (g) any Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect. It is understood that this Section 8.4 shall not prohibit any Consolidated Party from entering into any agreement of merger or consolidation, but shall prohibit the consummation of any such merger or consolidation (except as permitted pursuant to this Section 8.4).
8.5    Asset Dispositions.
The Credit Parties will not permit any Consolidated Party to make any Asset Disposition other than an Excluded Asset Disposition and dispositions pursuant to any casualty or condemnation event (so long as clause (e) below is satisfied with respect to such event), unless (a) at least 75% of the consideration paid in connection therewith shall consist of cash or Cash Equivalents, (b) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (c) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to or generated by other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.5, (d) the aggregate tangible net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions after the Closing Date shall not exceed the greater of $35,000,000 and 10% of Consolidated EBITDA for the four fiscal‑quarter period ending as of the most recent fiscal quarter end with respect to which the Administrative Agent has received the Required Financial Information, and (e) the Credit Parties shall, within the period of 360 days following the consummation of such

Asset Disposition (with respect to any such Asset Disposition, the “Application Period”), apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (i) make Eligible Reinvestments or (ii) prepay the Loans (and Cash Collateralize the LOC Obligations) in accordance with the terms of Section 3.3(b)(iii). Pending final application of the Net Cash Proceeds of any Asset Disposition in accordance with the terms of Section 3.3(b)(iii), the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.
Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties’ request and at the Credit Parties’ expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent’s security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.
8.6    Investments.
The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.
8.7    Restricted Payments.
The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries); provided that the proceeds of any dividends or distributions made to the Parent in reliance of this clause (a) are subsequently contributed by the Parent to a Credit Party, (b) payments by any Consolidated Parties to the Parent in respect of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated, combined, unitary or similar basis), (c) loans, advances, dividends or distributions by any Consolidated Party to the Parent not to exceed $15,000,000 in any fiscal year to enable the Parent to pay (i) its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or in connection with reporting obligations in respect of any Indebtedness of the Parent permitted under Section 8.1, (ii) for corporate, administrative and operating expenses in the ordinary course of business (including, without limitation, costs and expenses in connection with advisory fees, commissions and expenses incurred by a Credit Party in connection with any Permitted Acquisition or other business combination permitted under this Credit Agreement), (d) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent held by members of senior management and other key employees of the Parent and its Subsidiaries in an aggregate cash amount not to exceed $10,000,000 in the aggregate following the Closing Date; provided that no Default or Event of Default exists either before or after giving effect to such Restricted Payment, (e) as permitted by Section 8.8 or Section 8.9, (f) payments of regularly scheduled cash interest payments and payments in kind of interest accrued, in each case, in respect of any Subordinated Indebtedness to the extent permitted under the applicable subordination provisions thereof, (g) the refinancing of any Subordinated Indebtedness with the proceeds received from any Equity Issuance or other Subordinated Indebtedness to the extent not required to be applied to the Loans hereunder pursuant to Section 3.3, (h) loans, advances, dividends or distributions by any Consolidated Party to the Parent to enable the Parent to make the payments or reimbursements of fees and expenses to the extent permitted by Section 8.9(f), (i) loans, advances, dividends or distributions by any Consolidated Party to the

Parent to enable the Parent to effect any repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent to the extent permitted by Section 8.7(d) and (j) such other Restricted Payments in addition to the foregoing (i) in a cash amount not to exceed $150,000,000 in the aggregate if the Consolidated Net Leverage Ratio at the time of such Restricted Payment is greater than or equal to 2.50 to 1.00 and (ii) in an unlimited cash amount in the aggregate if the Consolidated Net Leverage Ratio at the time of such Restricted Payment is less than or equal to 2.50 to 1.00 (in each case less the aggregate amount of any other previous Restricted Payments made pursuant to this clause (j)); provided that no Default or Event of Default exists either before or after giving effect to such Restricted Payment.
8.8    Other Indebtedness, Etc.
The Credit Parties will not permit any Consolidated Party to (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (i) after the issuance thereof, amend or modify any of the terms of any Indebtedness (other than this Credit Agreement) of any such Person if such amendment or modification would add or change any terms in a manner adverse to such Person, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness (other than this Credit Agreement) of such Person, (b) shorten the final maturity of any Subordinated Indebtedness or amend or modify any of the subordination provisions of any Subordinated Indebtedness, (c) make interest payments in respect of any Subordinated Indebtedness in violation of the subordination provisions of the documents evidencing and/or governing such Subordinated Indebtedness or (d) except as otherwise permitted under Section 8.7, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness.
8.9    Transactions with Affiliates.
The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party other than the Parent, (b) transfers of cash and assets to any Credit Party other than the Parent, (c) transactions expressly permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6, or Section 8.7, (d) customary compensation and reimbursement of expenses of officers and directors, (e) transactions described on Schedule 8.9, (f) payment or reimbursement of fees and expenses of the Parent and any of its shareholders in connection with any registration of the Capital Stock of the Parent pursuant to registration rights agreements or as otherwise approved by the Board of Directors of the Borrower or Parent in an amount not to exceed $10,000,000 in any fiscal year, and (g) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms‑length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.
8.10    Organizational Documents; Fiscal Year.

The Credit Parties will not permit any Consolidated Party to (i) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner materially adverse to the Lenders or (ii) change its fiscal year.
8.11    Limitation on Restricted Actions.
The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Credit Party and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)‑(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) documents evidencing and/or governing any Subordinated Indebtedness to the extent consistent with the restrictions in this Section 8.11, (iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), Section 8.1(f), Section 8.1(g), Section 8.1(i) or Section 8.1(k); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or are generally less restrictive than the covenants set forth in this Credit Agreement, (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (vi) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5 pending the consummation of such sale or (vii) pursuant to applicable law and other customary conditions and restrictions contained in any agreement, document or instrument relating to the formation, operation and regulatory requirements or limitations related to the Insurance Subsidiary.
8.12    Ownership of Subsidiaries; Limitations on Parent.
Notwithstanding any other provisions of this Credit Agreement to the contrary:
(a)    The Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, (ii) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Parent, except for Permitted Liens of the type described in clauses (i) and (xix) of the definition of “Permitted Liens” set forth in Section 1.1.
(b)    The Parent shall not (i) hold any material assets other than (A) the Capital Stock of the Borrower or any Wholly‑Owned Subsidiary of the Parent that is a Credit Party or a Subsidiary that is not a Material Subsidiary, (B) the Capital Stock of the Parent repurchased, redeemed or otherwise acquired or retired for value by the Parent to the extent permitted by Section 8.7 and (C) cash to the extent permitted by Section 8.7, (ii) have any liabilities other than (A) Indebtedness permitted under Section 8.1, (B) tax liabilities in the ordinary course of business, (C) loans, advances and payments permitted under Section 8.9, (D) corporate, administrative and operating expenses in the ordinary course of business and (E) other liabilities under (1) the Credit Documents, (2) the documents evidencing and/or governing any Subordinated Indebtedness, (3) registration rights agreements, (4) stock option or other employee equity plans (including, without limitation, those in existence on the Closing Date), or (5) any other agreement, document or instrument related to any of the foregoing or (iii) engage in any business other than (A) owning the Capital Stock of the Borrower or any Wholly‑Owned Subsidiary of the Parent that is a Credit Party or a Subsidiary that is not a Material Subsidiary and activities incidental or related thereto, (B) acting as a Guarantor hereunder and pledging its assets to the Administrative Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party, (C) activities related to its obligations under the Securities Laws, (D) acting as a borrower or guarantor, as applicable, in respect of Indebtedness permitted under Section 8.1, (E) in connection with the exercise of its rights under and its compliance with the obligations applicable to it under the documents listed in clause (ii)(E) above and (F) activities relating to any repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent to the extent permitted by Section 8.7.
8.13    Sale Leasebacks.
The Credit Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction.
8.14    Reserved.
8.15    No Further Negative Pledges.
The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations, except (a) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(f) or 8.1(k), (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (d) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5, pending the consummation of such sale and (e) pursuant to applicable law and other customary conditions and restrictions contained in any agreement, document or instrument relating to the formation, operation and regulatory requirements or limitations related to the Insurance Subsidiary.
8.16    Compliance with Sanctions and Anti-Corruption Laws.
No Credit Party, Subsidiary of a Credit Party, or director, officer, employee, or Affiliate of any Credit Party or Subsidiary of any Credit Party will, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws, (b) to fund any activities or business of or with any Sanctioned Person or in any

Sanctioned Country or (c) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, Issuing Lender, Lender, underwriter, advisor, investor, or otherwise). Each Credit Party will maintain in effect policies and procedures designed to ensure compliance by such Credit Party, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Sanctions and Anti-Corruption Laws.
8.17    Government Regulations.
The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, Sanctions) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Credit Parties, or (b) fail to provide documentary and other evidence of the identity of the Credit Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Credit Parties or to comply with any applicable law or regulation, including, without limitation, the Beneficial Ownership Regulation.
8.18    Financial Covenants.
(a)    Consolidated Net Leverage Ratio. The Credit Parties shall not permit the Consolidated Net Leverage Ratio as of the last day of any fiscal quarter of the Consolidated Parties to be greater than 4.00 to 1.00; provided, however, notwithstanding the foregoing, following any Significant Acquisition by a Consolidated Party or any Subsidiary or Subsidiaries of any Consolidated Party, and following the delivery of an Acquisition Leverage Ratio Notice, the Consolidated Parties shall have the ability to increase the applicable Consolidated Net Leverage Ratio to be less than or equal to 4.50 to 1.00 with respect to the fiscal quarter during which such Significant Acquisition occurs and the next four (4) fiscal quarters thereafter.
(b)    Minimum Consolidated Interest Coverage Ratio. The Credit Parties shall not permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Consolidated Parties to be less than 2.50 to 1.0.
SECTION 9

EVENTS OF DEFAULT
9.1    Events of Default.
An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an “Event of Default”):
(a)    Payment. Any Credit Party shall:
(i)    default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or
(ii)    default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or
(b)    Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or
(c)    Covenants. Any Credit Party shall:

(i)    default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(h), 7.2, or 7.9 or Section 8;
(ii)    default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a) or (b), 7.12 or 7.13 and such default shall continue unremedied for a period of at least 15 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or
(iii)    default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in clauses (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or
(d)    Other Credit Documents. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Credit Party Obligations, ceases to be in full force and effect or ceases to give the Administrative Agent any material part of the Liens or/any rights, powers and privileges purported to be created thereby; or any Credit Party contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; or
(e)    Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, the guaranty given by any Guarantor hereunder or any provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or
(f)    Bankruptcy, Etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or
(g)    Defaults under Other Indebtedness. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $7,500,000 in the aggregate for the Consolidated Parties taken as a whole, either (1) a default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) a default in the observance or performance of any other agreement or condition relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (with the giving of notice, if required), any such Indebtedness to become due prior to its stated maturity, or, in the case of any such Indebtedness constituting a Guaranty Obligation, to become due and payable; or

(h)    Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $25,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or
(i)    ERISA. Any of the following events or conditions, if such event or condition has resulted or could reasonably be expected to result in taxes, penalties, and other liabilities in an aggregate amount in excess of $5,000,000: (i) any Pension Plan that, due to underfunding, is deemed to be in “at risk status” as defined in Section 430(i)(4) of the Code, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Pension Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from or insolvency (within the meaning of Section 4245 of ERISA) of such Multiemployer Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or
(j)    Ownership. There shall occur a Change in Control.
9.2    Acceleration; Remedies.
Upon the occurrence and continuance of an Event of Default, the Administrative Agent shall, upon the request and direction of the Requisite Lenders, by written notice to the Credit Parties take any of the following actions:

(a)    Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.
(b)    Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.
(c)    Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding.
(d)    Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set‑off.
Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then, without the giving of any notice or other action by the Administrative Agent or the Lenders, (i) the Commitments automatically shall terminate, (ii) all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable and (iii) the Credit Parties automatically shall be obligated to pay to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding.
SECTION 10

AGENCY PROVISIONS
10.1    Appointment of Administrative Agent.
(a)    Each Lender irrevocably appoints Truist Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Credit Agreement and the other Credit Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Credit Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Section shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
(b)    The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Requisite Lenders to act for the Issuing Lender with respect thereto; provided, that the Issuing Lender shall have all the benefits and immunities (i) provided to the Administrative Agent in this Section with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Credit Agreement with respect to the Issuing Lender.
10.2    Nature of Duties of Administrative Agent.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Credit Agreement and the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Credit Documents that the Administrative Agent is required to exercise in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.6), and (c) except as expressly set forth in the Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or any of their Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.6) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 5 or elsewhere in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.
10.3    Lack of Reliance on the Administrative Agent.
Each of the Lenders, the Swingline Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each of the Lenders, the Swingline Lender and the Issuing

Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Credit Agreement, any related agreement or any document furnished hereunder or thereunder.
10.4    Certain Rights of the Administrative Agent.
If the Administrative Agent shall request instructions from the Requisite Lenders with respect to any action or actions (including the failure to act) in connection with this Credit Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Requisite Lenders where required by the terms of this Credit Agreement.
10.5    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
10.6    The Administrative Agent in its Individual Capacity.
The bank serving as the Administrative Agent shall have the same rights and powers under this Credit Agreement and any other Credit Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Requisite Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.
10.7    Successor Administrative Agent.

(a)    The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Requisite Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.
(c)    Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Credit Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section 10.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Credit Documents and (iii) the Requisite Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Credit Documents until such time as the Requisite Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Section shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
(d)    In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 3.18 then the Issuing Lender and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Lender or as Swingline Lender, as the case may be, effective at the close of business Charlotte, North Carolina time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).
10.8    Withholding Tax.
To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
10.9    Administrative Agent May File Proofs of Claim.
(a)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or any LOC Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans; or LOC Obligations and all other Credit Party Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Issuing Lender and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, Issuing Lender and the Administrative Agent under Section 11.5) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(b)    Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.5.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Credit Party Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
10.10    Authorization to Execute other Credit Documents.
Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Credit Documents other than this Credit Agreement.
10.11    Documentation Agent; Syndication Agent.
Each Lender hereby designates KeyBank National Association, Wells Fargo Bank, National Association, MUFG Bank, Ltd, BBVA USA, an Alabama banking corporation f/k/a Compass Bank, and Goldman Sachs Bank USA, as Co-Documentation Agents (each in such capacity, a “Co-Documentation Agent”) and agrees that the Co-Documentation Agents shall have no duties or obligations under any Credit Documents to any Lender or any Credit Party. Each Lender hereby designates Bank of America, N.A. and JPMorgan Chase Bank, N.A. as Co-Syndication Agents

(each in such capacity, a “Co-Syndication Agent”) and agrees that the Co-Syndication Agents shall have no duties or obligations under any Credit Documents to any Lender or any Credit Party.
10.12    ERISA    .
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement,
3
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Credit Document or any documents related to hereto or thereto).

SECTION 11

MISCELLANEOUS
11.1    Notices.
Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Credit Party, the Administrative Agent, the Issuing Lender or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.1; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Section 2 if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON‑INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non‑public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, Issuing Lender and Lenders. The Administrative Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly and reasonably believed to be given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify the Administrative Agent, the Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly and reasonably believed to be given by or on behalf of a Credit Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.2    Right of Set‑Off; Adjustments‑.
Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set‑off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set‑off) that such Lender may have.
11.3    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Credit Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) and its outstanding Term Loans on a non‑pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (which consent, other than in the case of an assignment to a Prohibited Assignee, shall not to be unreasonably withheld or delayed (it being understood that disapproval of a proposed assignee by the Borrower because an assignment to such assignee would require the Credit Parties to incur increased costs or pay additional amounts (including Taxes and Other Taxes) under this Credit Agreement or any other Credit Documents shall be deemed to be a reasonable exercise of the Borrower’s rights hereunder)) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the consent of the Borrower shall be deemed received if the Borrower has not indicated its disapproval in writing within 10 Business Days of receiving a written request for consent from the Administrative Agent;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) the Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment and (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)    the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitment.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that (A) only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire in form and substance acceptable to the Administrative Agent.
(v)    No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.6, 3.9, 3.11, 3.12, and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or Prohibited Assignee) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LOC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and

(iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.6 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.9, 3.11 and 3.12 (subject to the requirements and limitations therein, including the requirements under Section 3.11(e) (it being understood that the documentation required under Section 3.11(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.9 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.9 or 3.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.17 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Resignation as Issuing Lender or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Truist assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, Truist may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Lender or Swingline Lender, the Borrower shall be entitled to appoint from among the

Lenders a successor Issuing Lender or Swingline Lender hereunder with such Lender’s consent; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Truist as Issuing Lender or Swingline Lender, as the case may be. If Truist resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.2(c)). If Truist resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.3(b). Upon the appointment of a successor Issuing Lender and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as the case may be, and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Truist to effectively assume the obligations of Truist with respect to such Letters of Credit.
(g)    Prohibited Assignees. (i)  No assignment or participation shall be made to, and no Term Loan, Incremental Term Loan or increase to the Revolving Committed Amount shall be provided by, any Person that was a Prohibited Assignee as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Credit Agreement to such Person or the applicable incremental commitment effective date, as the case may be (unless the Borrower has consented to such assignment or incremental commitment in writing in its sole and absolute discretion, in which case such Person will not be considered a Prohibited Assignee for the purpose of such assignment, participation or incremental commitment).
(i)    If any assignment or participation is made to, or any incremental commitment is provided by, any Prohibited Assignee without the Borrower’s prior written consent in violation of clause (i) above, the Borrower may, at its sole expense and effort, upon notice to the applicable Prohibited Assignee and the Administrative Agent, (A) terminate the Commitment of such Prohibited Assignee and repay all obligations of the Borrower owing to such Prohibited Assignee in connection with such Commitment and/or (B) require such Prohibited Assignee to assign, without recourse (in accordance with and subject to the restrictions contained in this Section), all of its interest, rights and obligations under this Credit Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Prohibited Assignee paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(ii)    Notwithstanding anything to the contrary contained in this Credit Agreement, Prohibited Assignees (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Credit Agreement or any other Credit Document, each Prohibited Assignee will be deemed to have consented in the same proportion as the Lenders that are not Prohibited Assignees consented to such matter, and (y) for purposes of voting on any debtor relief plan, each Prohibited Assignee party hereto hereby agrees (1) not to vote on such debtor relief plan, (2) if such Prohibited Assignee does vote on such debtor relief plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such debtor relief plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
11.4    No Waiver; Remedies Cumulative.
No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.
11.5    Expenses; Indemnification.
(a)    The Credit Parties shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates (including the reasonable fees, charges and disbursements of one outside counsel to the Administrative Agent, the Arrangers and their Affiliates, taken as a whole (except to the extent that the Administrative Agent, the Arrangers or their Affiliates determines that separate counsel is necessary to avoid a conflict of interest) (and, if necessary, one local counsel in each appropriate jurisdiction (except to the extent that the Administrative Agent, the Arrangers or their Affiliates determines that separate counsel is necessary to avoid a conflict of interest)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Credit Parties shall indemnify the Administrative Agent (and any sub‑agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one outside counsel for any Indemnitee (except to the extent that such Indemnitee determines that separate counsel is necessary to avoid a conflict of interest) (and, if necessary, one local counsel in each appropriate jurisdiction (except to the extent that such Indemnitee determines that separate counsel is necessary to avoid a conflict of interest)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub‑agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Credit Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Parent or any of its Subsidiaries, or any liability under Environmental Laws related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute not involving an act or omission of any Credit Party or any Related Party related thereto which dispute is solely among Indemnitees (other than claims against Truist Bank fulfilling its role as Administrative Agent hereunder). This Section 11.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower or any Credit Party for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub‑agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender (other than the Term Loan Lenders with respect to indemnification of the Issuing Lender) severally agrees to pay to the Administrative Agent (or any such sub‑agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub‑agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub‑agent) or Issuing Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 3.14.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the Issuing Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Credit Party Obligations.
11.6    Amendments, Waivers and Consents.
Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Requisite Lenders and acknowledged by the Administrative Agent, provided, however, that:

(a)    without the written consent of each Lender, neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to:
(i)    except as the result of or in connection with an Asset Disposition not prohibited by Section 8.5, release all or substantially all of the Collateral,
(ii)    except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, release the Borrower or the Parent from its or their obligations under the Credit Documents or all or substantially all of the value of the Guaranty,
(iii)    amend, modify or waive any provision of this Section 11.6 or the definition of “Requisite Lenders”, or
(iv)    waive any condition set forth in Section 5.1(a) – (h).
(b)    without the written consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to
(i)    extend the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive (A) any Principal Amortization Payment of any Term Loan, or any portion thereof or (B) any principal payment of any Incremental Term Loan due pursuant to any Incremental Term Loan Agreement,
(ii)    reduce the rate or extend the time of payment of interest on any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit or of any Fees,
(iii)    reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,
(iv)    increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender) or extend the expiration or termination date of the Commitment of a Lender,
(v)    consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; or
(vi)    amend or waive Sections 3.13, 3.14 and 3.15;
(c)    without the written consent of the Administrative Agent, no provision of Section 10 or any other provision of any Credit Agreement pertaining to the duties and responsibilities of the Administrative Agent may be amended, changed, waived, discharged or terminated;

(d)    without the written consent of the Issuing Lender(s), no provision of Section 2.2 may be amended, changed, waived, discharged or terminated;
(e)    without the written consent of the Swingline Lender, no provision of Section 2.3 may be amended, changed, waived, discharged or terminated; and
(f)    unless also signed by Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Revolving Commitments (or if the Revolving Commitments have been terminated, the outstanding Revolving Loans (and participations in any LOC Obligations)), no such amendment, waiver or consent shall:
(i)    waive any Default or Event of Default for purposes of Section 5.2 (and it is hereby agreed that, notwithstanding anything to the contrary contained herein, solely with the consent of such Revolving Lenders (but without the consent of the Requisite Lenders or any other Lender), any such agreement may waive, amend or modify any condition precedent set forth in Section 5.2 hereof as it pertains to any Revolving Loan));
(ii)    amend or waive any mandatory prepayment on the Revolving Loans under Section 3.3(b) or the manner of application thereof to the Revolving Loans under Section 3.3(b)(v); or
(iii)    amend or waive the provisions of this Section 11.6(f).
Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Requisite Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Section 11.6, this Credit Agreement may be amended (or amended and restated) with the written consent of the Credit Parties and the Administrative Agent in accordance with Section 2.6 and Section 2.7. In addition, notwithstanding anything to the contrary herein the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all of the Lenders of any class to make one or more amendments or modifications to (A) allow the maturity and scheduled amortization of the Loans and/or Commitments of the Accepting Lenders (as defined below) to be extended and (B) increase the Applicable Percentages and/or the Unused Fees set forth in the Applicable Percentage payable with respect to the Loans and Commitments of the Accepting Lenders (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made. The Borrower, each Credit Party and each Accepting Lender shall execute and deliver to the Administrative Agent an agreement containing the terms of the Permitted Amendments (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Credit Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made.
No amendment, modification or waiver of this Credit Agreement or any Credit Document altering the ratable treatment of Credit Party Obligations arising under Secured Hedging Agreements or Cash Management Agreements resulting in such Credit Party Obligations being junior in right of payment to principal on the Loans or resulting in Credit Party Obligations owing to any Secured Hedge Provider or Cash Management Bank becoming unsecured (other than releases of Liens affecting all Lenders and otherwise permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Hedge Provider or Cash Management Bank, shall be effective without the written consent of such Secured Hedge Provider or Cash Management Bank.
11.7    Counterparts.
This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile or other electronic imaging (including PDF) by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.
11.8    Headings.
The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.
11.9    Survival.
All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Credit Agreement shall be terminated in accordance with the terms of Section 11.13(b).
11.10    Governing Law; Submission to Jurisdiction; Venue.
(a)    THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in the Borough of Manhattan and applicable appellate courts, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the parties hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.
(b)    Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
(c)    TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS (INCLUDING THE ISSUING LENDER AND THE SWINGLINE LENDER), EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.
11.11    Severability.
If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
11.12    Entirety.
This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.
11.13    Binding Effect; Termination.
(a)    This Credit Agreement shall become effective at such time on or after the Closing Date upon satisfaction of all of the conditions in Section 5.1 and when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender (including the Issuing Lender(s) and the Swingline Lender) and their respective successors and assigns.
(b)    The term of this Credit Agreement shall be until the Credit Party Obligations are Fully Satisfied.
11.14    Confidentiality.

Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Credit Party and its obligations (so long as such actual or prospective counterparty or its advisor (i) has been approved in writing by the Borrower and (ii) agrees in a writing enforceable by the Borrower to be bound by the provisions of this Section 11.14), (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (i) in connection with any pledge or assignment pursuant to Section 11.3(e) so long as such pledgee or assignee agrees to be bound by the terms of this Section 11.14.
For purposes of this Section, “Information” means all information received from a Credit Party or any Subsidiary relating to the Credit Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by such Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the Issuing Lender acknowledges that (a) the Information may include material non‑public information concerning a Credit Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non‑public information and (c) it will handle such material non‑public information in accordance with applicable law, including United States Federal and state securities laws.
11.15    Conflict.
To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.
11.16    USA PATRIOT Act Notice.
Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party (and, in certain circumstances, the beneficial owners thereof), which information includes the name and address of each Credit Party (and any beneficial owner), tax identification numbers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party (and any beneficial owner) in accordance with the PATRIOT Act.
11.17    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s‑length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Credit Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor the Lenders has any obligation to the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor the Lenders has any obligation to disclose any of such interests to the Credit Parties and their respective Affiliates. To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.18    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Credit Party Obligations hereunder.

11.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.20    Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for obligations in respect of Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.
(b)    In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the

United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

EXHIBIT B
SCHEDULE 2.1(a)

Lenders

Lender	Revolving Commitment	Revolving Commitment Percentage	Tranche A Commitment	Tranche A Commitment Percentage
Truist Bank	$55,000,000	13.750%	$37,000,000	14.800%
Bank of America, N.A.	$50,000,000	12.500%	$25,000,000	10.000%
JPMorgan Chase Bank, N.A.	$50,000,000	12.500%	$25,000,000	10.000%
MUFG Bank, Ltd.	$32,500,000	8.125%	$23,000,000	9.200%
BBVA USA	$32,500,000	8.125%	$22,000,000	8.800%
KeyBank National Association	$32,500,000	8.125%	$22,000,000	8.800%
Wells Fargo Bank, National Association	$32,500,000	8.125%	$22,000,000	8.800%
Goldman Sachs Bank USA	$32,500,000	8.125%	$20,000,000	8.000%
Bank of the West	$27,500,000	6.875%	$17,000,000	6.800%
Fifth Third Bank, National Association	$22,500,000	5.625%	$17,000,000	6.800%
Hancock Whitney Bank	$22,500,000	5.625%	$14,000,000	5.600%
Chang Hwa Commercial Bank, Ltd., Los Angeles Branch	$10,000,000	2.500%	$6,000,000	2.400%
TOTAL:	$400,000,000.00	100.000000000%	$250,000,000.00	100.000000000%

EXHIBIT C

Schedule 6.17

INTELLECTUAL PROPERTY

U.S. Trademark Registrations and Applications

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
AMN HEALTHCARE, INC.
ADVANCED SCHOOL STAFFING	Pending	Pending	35	Principal	AMN	88586589	8/21/2019
ADVANCED MEDICAL A	4420677	10/22/2013	35	Principal	AMN	85704171	8/15/2012
AMERICAN MOBILE	2735046	07/08/2003	35	Principal	AMN	75753287	07/16/1999
AMERICAN MOBILE (and Design)	2716051	05/13/2003	35	Principal	AMN	75874559	12/18/1999
AMN	2544900	03/05/2002	35	Principal	AMN	76256857	05/14/2001
AMN (stylized/design)	3817255	07/13/2010	35	Principal	AMN	77873187	11/16/2009
AMN HEALTHCARE	2498874	10/16/2001	35	Principal	AMN	75753291	07/16/1999
AMN ACCESS MSP	5107977	12/27/2016	35	Principal	AMN	86872600	01/12/2016
AMN MAXIMIZE MSP	5107992	12/27/2016	35	Principal	AMN	86876905	01/15/2016
AMN NEXUS MSP	5107991	12/27/2016	35	Principal	AMN	86876903	01/15/2016
ANESTHESIAZONE	3452682	6/24/2008	35, 44	Principal	AMN	77275735	09/10/2007
AVANTAS	4183078	07/31/2012	41	Principal	AMN	85490735	12/08/2011
AVANTAS	4183074	07/31/2012	35	Principal	AMN	85490712	12/08/2011
B. E. SMITH	3992374	07/12/2011	35	Principal	AMN	85072886	06/28/2010
CNO (and Design)	5021248	08/16/2016	35, 41	Principal	AMN	86850191	12/15/2015
HEALTHCARE WORKING SMARTER	4193775	08/21/2012	41	Principal	AMN	85490749	12/08/2011
HEALTHCARE WORKING SMARTER	4193774	08/21/2012	35	Principal	AMN	85490722	12/08/2011
HELM	4275372	01/15/2013	35	Principal	AMN	85639243	05/31/2012
IAPPLY	2701286	03/25/2003	35	Principal	AMN	76313716	09/18/2001
JOBBEE	Pending	Pending	42	Principal	AMN	85942393	5/24/2013
LOCUM LEADERS	4986403	06/28/2016	35	Principal	AMN	86574137	03/24/2015
LOCUM LEADERS (Design)	4986404	06/28/2016	35	Principal	AMN	86574140	03/24/2015

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
M MEDFINDERS & Design	3743848	02/02/2010	35, 42	Principal	AMN	77644918	01/07/2009
M Stylized and Design	5351802	12/05/2017	35	Principal	AMN	87208908	10/19/2016
MED TRAVELERS	3540365	12/02/2008	35	Principal	AMN	78789832	01/11/2006
MEDPARTNERS	3727387	12/22/2018	35	Principal	AMN	77617561	11/19/2008
MEDEFIS	4930849	04/05/2016	42	Principal	AMN	86599804	04/16/2015
MEDEFIS Logo	4930848	04/05/2016	42	Principal	AMN	86599787	04/16/2015
MEDEX	2489130	09/11/2001	35	Principal	AMN	75876165	12/21/1999
MERRITT HAWKINS	2934515	03/22/2005	35	Principal	AMN	76576841	02/23/2004
MIGHTY NURSE	4149492	05/29/2012	35	Principal	AMN	85429863	09/22/2011
MILLICAN MERRITT	5371224	01/02/2018	35	Principal	AMN	87208910	10/19/2016
Misc Design (Squares Logo)	4183080	07/31/2012	41	Principal	AMN	85490757	12/08/2011
Misc Design (Squares Logo)	4183076	07/31/2012	35	Principal	AMN	85490730	12/08/2011
MYMEDEX	2489132	09/11/2001	35	Principal	AMN	75876290	12/21/1999
NURSECHOICE	3024393	12/06/2005	35	Principal	AMN	78-267691	06/26/2003
NURSEFINDERS Design	4953942	05/10/2016	35	Principal	AMN	86577876	03/26/2015
NURSEFINDERS	1669698	12/24/1991	35	Principal	AMN	74123260	12/14/1990
NURSEFINDERS (Stylized)	1222995	01/04/1983	42	Principal	AMN	73354659	3/15/1982
NURSEZONE	2650073	11/12/2002	35, 39, 41 & 42	Principal	AMN	76006473	03/21/2000
NURSEZONE	2713793	05/06/2003	35	Principal	AMN	75753288	07/16/1999
NURSES RX	2651490	11/19/2002	35	Principal	AMN	76277616	06/27/2001
NURSEZONE.COM FOR WORK. FOR LIFE. (and Design)	2693088	03/04/2003	44	Principal	AMN	76412699	05/28/2002
OH ONWARD HEALTHCARE (Design)	4953925	05/10/2016	35	Principal	AMN	86574128	03/24/2015
ONWARD HEALTHCARE	2793863	12/16/2003	35	Principal	AMN	76409704	05/17/2002
PEAK	5356000	12/12/2017	35, 41 & 42	Principal	AMN	87118639	07/27/2016
Peak Government Services Logo (Design of Half Star)	5356001	12/12/2017	35, 41 & 42	Principal	AMN	87118645	07/27/2016
Peak Health Solutions Logo (Design of Three Triangles)	5356002	12/12/2017	35, 41 & 42	Principal	AMN	87118685	07/27/2016
PEAK PERFORMANCE	Pending	Pending	35, 41 & 42	Principal	AMN	88581046	08/15/2019
PROCERTIFY	4333110	05/07/2013	45	Supplemental	AMN	85664331	06/28/2012
RISE MEDICAL STAFFING	4414081	10/8/2013	35	Principal	AMN	85,847,795	2/12/2013

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
RN & Black/White Design	2835464	04/20/2004	35, 41	Principal	AMN	78171802	10/07/2002
RN DEMAND	2940612	04/12/2005	35	Principal	AMN	76528998	07/11/2003
RN.COM	2785164	11/18/2003	35	Supplemental	AMN	78171796	10/07/2002
RN.COM	2478710	08/14/2001	41	Supplemental	AMN	75932705	03/01/2000
RN.COM & Design	2880317	08/31/2004	35, 41	Principal	AMN	78171815	10/07/2002
SHIFTWISE	3033833	12/27/2005	42	Principal	AMN	76616830	10/20/2004
SHIFTWISE CONNECT	5587293	October 16, 2018	42	Principal	AMN	87473391	06/2/2017
SINGLESOURCE	2120812	12/16/1997	42	Principal-2(F)	AMN	75015211	11/06/1995
SMART SQUARE	3428469	05/13/2008	42	Principal	AMN	78827601	03/02/2006
STAFF CARE	2941363	04/19/2005	35	Principal	AMN	76576842	02/23/2004
THE AUTHORITY IN TRAVEL NURSING	3005156	10/04/2005	35, 41	Principal	AMN	78438880	06/21/2004
THE CENTER FOR THE ADVANCEMENT OF HEALTHCARE PROFESSIONALS & DESIGN	4930547	04/05/2016	35, 41	Principal	AMN	86543148	02/23/2015
THE FIRST STRING	4563626	07/08/2014	35	Principal	AMN	86124680	11/20/2013
THE FIRST STRING HEALTHCARE	5017181	08/09/2016	35	Principal	AMN	86853892	12/18/2015
THE LEADER IN LOCUM TENENS STAFFING	3567030	01/27/2009	35	Principal-2(F)	AMN	77490013	06/03/2008
THE PROFESSIONAL CHOICE	1608455	07/31/1990	35	Principal	AMN	73812354	07/13/1989
TRAVELNURSING.COM & Design	3081727	04/18/2006	35	Principal	AMN	78438876	06/21/2004
C2LR	Pending	Pending	35, 41, 42	Principal	AMN	88127252	9/21/2018
CDI-MEER	Pending	Pending	35,41, 42	Principal	AMN	88127288	9/21/2018
PHILLIPSDIPISA	Pending	Pending	35, 41	Principal	AMN	88232320	12/17/2018
LFT LEADERS FOR TODAY	Pending	Pending	35	Principal	AMN	88235793	12/19/2018
AMN HEALTHCARE ALLIED, INC.
CLUB STAFFING	2788934	12/02/2003	35	Principal	AMN Allied	78200744	01/07/2003
CLUB STAFFING & Design	3393211	03/04/2008	35	Principal	AMN Allied	78822235	02/23/2006
PHARMACY CHOICE	2772540	10/07/2003	38	Principal	AMN Allied	78010770	06/01/2000
RX CAREER CENTER	2785171	11/18/2003	35	Supplemental	AMN Allied	78226319	03/17/2003
RXSCHOOL	2945375	06/26/2005	41	Supplemental	AMN Allied	78243157	04/29/2003
EXCEPTIONAL HEALTHCARE. DELIVERED.	3299815	09/25/2007	35	Principal	AMN Allied	78822237	02/23/2006
HEALTHSOURCE GLOBAL STAFFING, INC.

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
HEALTHSOURCE GLOBAL STAFFING	5185090	04/18/2017	35	Principal	HGS	87134347	08/10/2016
HEALTHSOURCE GLOBAL STAFFING Bridge Logo	5189629	04/25/2017	35	Principal	HGS	87131219	08/08/2016
LOCUM LEADERS LLC.
LINDE HEALTHCARE	2892557	10/12/2004	35	Principal	Linde	76463384	10/25/2002
MERRIT HAWKINS& ASSOC. LLC
KENDALL & DAVIS	2012091	10/29/1996	35	Principal	Locum Leaders of Missouri, LLC	75036531	12/26/1995
O’GRADY-PEYTON INTERNATIONAL (USA), INC.
O’GRADY PEYTON INTERNATIONAL	2561992	04/16/2002	35	Principal	OGP	78057380	04/09/2001
O’GRADY PEYTON	2543091	02/26/2002	35	Principal	OGP	78-059305	04/19/2001
OGP	2547450	03/12/2002	35	Principal	OGP	78-060543	04/26/2001
O’GRADY PEYTON INTERNATIONAL and Design	2615101	09/03/2002	35	Principal	OGP	76-319603	09/21/2001
PEAK HEALTH SOLUTIONS, INC.
PEAK HEALTH SOLUTIONS	4157746	06/12/2012	35, 41, 42	Principal	PEAK	85449850	10/18/2011
RADIOLOGIC ENTERPRISES, INC.
RESOURCES ON CALL	2248732	06/01/1999	35	Principal	REI	75322128	07/10/1997
STAFF CARE, INC.
COUNTRY DOCTOR OF THE YEAR [and design]	2540024	02/19/2002	41	Principal	SCI	76210320	02/12/2001
SILVERSHEET INC.
SILVERSHEET (and design)	4928745	3/29/2016	9, 35,42	Principal	AMN	86496812	1/06/2015
SILVERSHEET	4928485	3/29/2016	9, 35, 42	Principal	AMN	86450870	11/11/2014

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE

Copyrights
U.S Registered Copyrights

AMN HEALTHCARE, INC.

Title	Date of copyright	Copyright Number
Orthopedic Trauma: Assessment and Care	January 9, 2012	TX0007488719
12 Lead ECG's: Ischemia, Injury, Infarction	July 23, 2003	TX0005802852
A Comprehensive Guide to Hepatitis C: Infection, Testing, and Treatment	December 11, 2013	TX0007831927
A Look Into the Top 200 Drugs	September 15, 2014	TX0007965313
A Nurse's Guide to Child Abuse	January 20, 2014	TX0007855095
A Nurse's Guide to Managing Common Breastfeeding Challenges	April 30, 2013	TX0007734378
A Patient-Centered Approach to Chronic Pain Management	July 9, 2013	TX0007938956
A Proactive Approach to Orienting with a Preceptor	February 22, 2007	TX0006521444
A Short Review of Federal Law	February 6, 2013	TX0007673806
A Year of Diabetes in Review and Into the Future	February 27, 2012	TX0007516602
Abusive Head Trauma	April 6, 2011	TX0007385527
Abusive Head Trauma: A new name for Shaken Baby Syndrome	June 24, 2011	TX0007410375
Accidental Childhood Poisoning	January 9, 2008	TX0007017695
Acne Vulgaris Comprehensive Pharmaceutical Care	January 8, 2013	TX0007651170
Activase Therapy for Acute Ischemic Stroke Management	October 19, 2012	TX0007614607
Acute and Chronic Pain: Assessment and Management	November 17, 2003	TX0005941107
Acute Coronary Syndrome	February 27, 2013	TX0007688620
Acute Coronary Syndrome: A Spectrum of Conditions and Emerging Therapies	February 9, 2005	TX0006120499
Acute Ischemic Stroke Management	February 27, 2012	TX0007511447

Title	Date of copyright	Copyright Number
Acute Pancreatitis	January 9, 2008	TX0007017713
Acute Respiratory Distress Syndrome: Update for the New Millennium	February 9, 2005	TX0006120503
ADHD: Examining Treatment Options	July 5, 2011	TX0007414824
Administering Chemotherapy: One Nurse's Story	December 15, 2006	TX-6-483-397
Administering Medications to Elderly Patients Part 3: Discharge Planning	July 6, 2011	TXu001746850
Administering Medications to Elderly Patients, Part 2: Administering and Monitoring Medication Therapy	July 6, 2011	TXu001746851
Administering Medications to the Elderly, Part 1: Physiology of Aging	July 6, 2011	TXu001746853
Adverse Drug Events Risk Reduction & Reporting	March 17, 2011	TX 7-378-369
Advocating for Yourself and Your Patients	February 9, 2005	TX-6-120-500
Advocating for Yourself and Your Patients Part 2	December 15, 2005	TX-6-272-667
Advocating for Yourself and Your Patients: Pt 1	March 10, 2011	TX 7-316-342
Advocating for Yourself and Your Patients: Pt 2	August 26, 2010	TX 7-316-364
Age Specific Considerations in Patient Care	November 5, 2004	TX-6-065-452
Age-Specific Care for CNAs	June 24, 2011	TX 7-410-485
Age-Specific Considerations for CNAs	December 15, 2005	TX-6-272-683
Aggie I: The Mystery of Pete's Seizures Monitoring Drug Therapy	January 30, 2004	TX-5-950-176
Introducing Aggie: the Mystery of Pete’s Seizures/ Aggie I: The Mystery of Pete’s Seizures Monitoring Drug Therapy	March 8, 2004	TX-6-006-084
Aggie II: The Mystery of John Doe: An End-of-Life Story	October 10, 2002	TX-5-872-977
Aggie III: Childhood Asthma	September 11, 2006	TX 6-439-946
Alzheimer's and Dementia Differences in Treatment	September 19, 2011	TX 7-451-672
Alzheimer's and Other Dementias: Etiology, Pathology and Pharmacotherapeutics	November 6, 2012	TX 7-621-737

Title	Date of copyright	Copyright Number
Alzheimer's Disease: Awareness for CNAs	June 24, 2011	TX 7-410-617
AmericanMobile.com	August 8, 2002	TX-5-788-143
AMNHealthcare.com	August 8, 2002	TX-5-788-140
An Introduction to HIV Infection and Antiretroviral Drugs	September 9, 2012	TX 7-596-216
An Introduction to Intraventricular Hemorrhage in the Premature Infant	September 3, 2010	TX 7-318-689
An Overview of Alzheimer’s Disease for CNAs	December 15, 2005	TX-6-272-682
An Overview of Alzheimer's Disease	February 9, 2005	TX-6-120-498
An Overview of Cancer Prevention & Management Strategies for Cancer Survivors	January 25, 2013	TX 7-663-647
An Overview of Complementary and Alternative Medicine	September 9, 2012	TX 7- 596-151
An Overview of HIPAA for Healthcare Professionals	September 3, 2010	TX 7-318-699
An Overview of Latex Allergies for CNAs	February 8, 2013	TX 7-674-817
An Overview of Patient Management Issues in Type 2 Diabetes	June 20, 2011	TX 7-408-706
Antibiotic Resistance: From Threat to Reality	September 15, 2015	TX0007965471
Anticoagulants: The Rapidly Changing Landscape	September 15, 2015	TX0007965903
Arthritis Another name for inflammation	October 1, 2008	TX 7-249-159
Assessing Asthma & Allergic Rhinitis Treatment Options	July 5, 2011	TX 7-414-628
Bad Ads: FDA Regulations Past, Present and Future	July 5, 2011	TX 7-414-634
Basic Arrhythmia	April 3, 2009	TX 6-933-145
Basic Medication Administration Exam for RNs	September 11, 2006	TX 6-438-266
Basic Medication Administration Exam for RN's	October 8, 2002	TX-5-671-558
Basic Medication Administration Exam for RN's	March 8, 2004	TX-6-006-085
Best Practices in Medication Error Reduction	September 14, 2011	TX-7-450-529

Title	Date of copyright	Copyright Number
Bioterrorism for Texas Nurses	November 29, 2004	TX-6-072-284
Bipolar Disorder: A guide to Mani-Depressive Disorder	October 8, 2002	TX0005788828
Bipolar Disorder: Both Sides of an Illness	October 12, 2004	TX0006077344
Blast Injuries: The Wounds of War	August 22, 2008	TX-6-838-621
Blood Administration and Transfusion Reactions	July 7, 2005	TX-6-193-939
Blood Pressure Management for CNA's	July 6, 2011	TXu001746855
Bloodborne Pathogen Precautions for CNAs	June 23, 2011	TX 7-410-201
BMAE Screening Evaluation for RNs	September 11, 2006	TX 6-441-968
Breast Cancer Review	February 25, 2013	TX 7-687-315
Breast Cancer Review	April 30, 2013	TX 7-734-382
Breast Cancer Today: A Whole New World of Options	September 3, 2010	TX 7-318-697
Breastfeeding Challenges in The Early Postpartum Period	September 3, 2010	TX 7-318-678
Breastfeeding: The Basics	November 29, 2004	TX-6-072-282
Briefing: Latex Allergy	July 11, 2001	TX-5-413-182
Briefing: Self-Determination and Advance Directives	July 11, 2001	TX-5-413-184
Briefing: Tuberculosis	July 11, 2001	TX-5-413-183
Briefing: Using Physical Restraints in Acute Care Setting	July 11, 2001	TX-5-413-185
Briefing: Violence in the Workplace	July 11, 2001	TX-5-413-181
Bringing Evidence-Based Practice to Life	January 10, 2012	TX 7-489-067
Calculation Review Exam	January 9, 2008	TX 7-017-619
Cancer 101	September 11, 2006	TX 6-437-030
Carbon Monoxide Poisoning	September 11, 2006	TX 6-437-031
Cardiac Interventional/Cath Lab Technologist Assessment Exam	April 30, 2007	TX-6-585-505

Title	Date of copyright	Copyright Number
Caring for Patients with Mental Health Disorders	September 12, 2011	TX-7-448-490
Case Management & the Managed Care Health System	February 22, 2007	TX-6-521-442
Certificated Occupational Therapy Assistant (COTA) Assessment Exam	April 30, 2007	TX-6-585-503
Challenges in Treatment of Community-Acquired Pneumonia	January 10, 2012	TX 7-489-285
Chemotherapy Agents: General Safety for Nurses	April 26, 2006	TX-6-373-974
Chest Tube Management	January 9, 2008	TX 7-017-721
Child Maltreatment: Abuse & Neglect	August 22, 2008	TX-6-837-634
Childhood Asthma	October 1, 2008	TX 7-249-177
Childhood Leukemia and Lymphoma	February 22, 2007	TX-6-521-439
Childhood Type 2 Diabetes: Awareness, Prevention & Treatment	January 9, 2012	TX 7-463-980
Cholesterol: the Good and the Bad	March 19, 2007	TX-6-557-680
Chronic Heart Failure: Getting to the Heart of the Matter	July 6, 2007	TX-6-601-456
Chronic Obstructive Pulmonary Disease	September 11, 2006	TX 6-439-949
Chronic Obstructive Pulmonary Disease (COPD): Comprehensive Management	December 12, 2012	TX 7-638-298
Chronic Pain The Pharmacy Professional’s Role in Management	January 11, 2012	TX 7-489-474
CLABSI: Beyond the Policy and Procedure	September 16, 2014	TX 7-960-162
Claire's Communication Catastrophes and How to Avoid Them	November 5, 2004	TX-6-065-450
Clinical Decision Support & Mobile Applications: Tools That Help Pharmacies Be Successful	September 15, 2015	TX 7-965-329
CNA HIPAA Overview	December 15, 2005	TX-6-272-673
CNAs Should learn and know: Patients with Pacemakers	June 24, 2011	TX 7-410-521
Cocaine : Under the Influence	September 25, 2002	TX-5-852-781
Colorectal Cancer: Risk Factors	July 7, 2005	TX-6-193-941

Title	Date of copyright	Copyright Number
Colorectal Cancer: Are You at Risk?	June 3, 2008	TX 7-044-800
Communication With Cognitively Impaired Clients- For CNAs	December 15, 2005	TX0006272674
Complementary and Alternative Medicine Part I	February 19, 2014	TX 7-889-184
Complementary and Alternative Medicine Part II	February 19, 2014	TX 7-889-199
Complementary and Alternative Therapy Part I	September 16, 2014	TX 7-959-953
Complementary and Alternative Therapy Part II	September 16, 2014	TX 7-959-992
Compounding & Legal Issues Clarified	July 11, 2011	TX 7-418-102
Conditions of the Prostate: An Introductory Overview	October 29, 2012	TX 7-617-799
Conquering NCLEX-RN: Content Specific Tips	June 18, 2004	TX-6-000-174
Conquering NCLEX-RN: General Test Taking Tips	June 18, 2004	TX-6-000-175
Controlled Substance Dispensing: Current Laws and Updates	April 30, 2013	TX 7-734-392
Core Measures: The Nurse's Role	July 30, 2013	TX 7-777-767
Critical Thinking Administering Medication to Elderly Patients	March 25, 2002	TX0005562393
Critical Thinking Administering Medication to Elderly Patients -H3 PROGRAM -	June 14, 2002	TX0005616632
Critical Thinking: Staffing in the 21st Century	February 9, 2005	TX-6-120-507
Critical Thinking: Addressing Staffing Issues	July 11, 2001	TX-5-413-180
Critical Thinking: IV Calculations	October 19, 2012	TX 7-614-233
Critical Thinking: Managing Stress	January 10, 2002	TX-5-547-626
Critical Thinking: Mastering The Art of Floating	September 12, 2011	TX-7-448-766
Critical Thinking: Pharmacy Technician Calculations Part 1	September 14, 2011	TX 7-450-417
Critical Thinking: Strategies To Master Floating	January 5, 2001	TX-5-324-344
Critical Thinking: Work Smarter	September 12, 2011	TX-7-448-889

Title	Date of copyright	Copyright Number
Critical Thinking: Working Effectively with LPN’s and Nursing Assistive Personnel	April 30, 2007	TX-6-585-023
Critical Thinking: Working Effectively with LPNs and UAP	January 8, 2001	TX-5-269-814
Cross Cultural Nursing----- H3	December 19, 2002	TX-5-695-187
CT Technologist Exam	April 30, 2007	TX-6-585-024
Cultural Competence	January 10, 2012	TX 7-489-061
Cultural Diversity for CNAs	February 22, 2007	TX-6-521-381
Deep Vein Thrombosis	September 11, 2006	TX 6-439-948
Development of Skills, Behavior, and Leadership for Charge Nurse Positions	October 26, 2012	TX 7-617-542
Diabetes and Pre-Diabetes: It's Not Just About Blood Sugars	August 24, 2012	TX 7-590-460
Diabetes for CNAs	February 22, 2007	TX-6-521-435
Diabetes Knowledge: Standards of Care and Diabetes Management	February 9, 2005	TX-6-120-508
Diabetes Overview	January 8, 2013	TX 7-651-105
Diabetes Pathophysiology Hypoglycemia, DKA, & HHNKS	April 30, 2007	TX-6-585-017
Diabetes Update and Into the Future	September 15, 2015	TX 7-965-389
Diabetes Overview	January 8, 2013	TX0007651105
Diabetes: Overview, Diagnosis, and Management for Healthcare Professionals	February 8, 2013	TX 7-677-047
Dialysis Nursing	June 3, 2008	TX 7-044-817
Dialysis Tech	June 3, 2008	TX 7-044-839
Domestic Violence for CNAs	December 15, 2005	TX-6-272-676
Domestic Violence: Elder Abuse- What Healthcare Providers need to Know	November 29, 2004	TX-6-072-287
Domestic Violence: Spouse/ Intimate Partner Abuse	July 18, 2003	TX-5-817-961
Don’t Drink the Water…	December 15, 2005	TX-6-272-675

Title	Date of copyright	Copyright Number
Drug & Safety During Pregnancy & Lactation	September 19, 2011	TX 7-451-595
Drug Addiction Underlying Factors & Treatment Options	July 5, 2011	TX 7-415-446
Drug Addiction: Underlying Factors & Treatment Options	August 24, 2012	TX 7-590-431
Drug Diversion the Pharmacists’ Corresponding Duty A Legal Perspective	March 9, 2012	TX 7-492-473
Drug Interactions: Mechanism and Potential Clinical Outcomes	April 26, 2013	TX 7-732-187
Drug Recalls, Alerts and Reasons	September 9, 2012	TX 7-596-208
Drug Recalls, Alerts, and Reasons	January 8, 2013	TX 7-651-138
Drug Therapy Series Part I: Cardiovascular Disorders	September 16, 2014	TX 7-959-950
Drugs Approved in 2011: What's New, What's Cool	February 27, 2012	TX 7-511-524
DVT: A Life-Threatening Condition	October 26, 2012	TX 7-616-838
Eating Disorders	February 9, 2005	TX-6-120-496
Eating Disorders: The Broken Mirror	September 24, 2002	TX-5-906-951
ECG Interpretation: Learning the Basics	September 19, 2002	TX-5-677-437
ECHO Tech	January 9, 2008	TX 7-017-636
Ecstasy: Under the Influence	October 10, 2002	TX-5-701-995
Efficacy vs. Safety: Treating BPH & Incontinence in the Elderly	September 15, 2015	TX 7-965-908
Elder Abuse	April 8, 2011	TX 7-385-524
End of Life Care – The Art of Symptom Management	January 9, 2012	TX 7-490-131
End of Life Symptom Management	July 5, 2011	TX 7-414-845
End Stage Renal Disease	September 18, 2002	TX-5-648-360
End-of-Life Care for CNAs	December 15, 2005	TX-6-272-666
Ergogenic Aids: Competitive Edge or Considerable Harm	January 11, 2012	TX 7-489-433

Title	Date of copyright	Copyright Number
Ethics and Professionalism in Pharmacy Practice	October 29, 2012	TX 7-617-775
Ethics for the Healthcare Professional	December 12, 2012	TX 7-638-299
Ethics in Pharmacy	September 15, 2015	TX 7-971-375
Evidence-Based Practice: The Future of Nursing	May 10, 2004	TX-5-977-683
Fall Assessment and Prevention	March 8, 2004	TX-6-006-087
Fast Facts About Premature Ovarian Failure	February 9, 2005	TX-6-120-506
Fire Safety & Prevention for Surgical Nurses	February 27, 2012	TX 7-511-462
Fire Safety in the Surgical Setting: "Just Be Smart and Do Your Part"	September 11, 2006	TX 6-437-032
Florida Laws and Rules: For New Florida Nurses	July 23, 2003	TX-5-802-853
Florida Medication Error Reduction	February 19, 2014	TX 7-888-689
Focus on Advance Directives	November 5, 2004	TX-6-061-663
Focused Physical Examination for the Acute Care Setting	July 7, 2005	TX-6-193-938
Forensic Evidence Collection for Nurses	October 1, 2008	TX 7-249-154
Foundations of Invasive Hemodynamics	April 30, 2013	TX 7-734-760
Geriatric Pharmacotherapy: 2012 Beers Criteria & Diabetes/Hypertension Guideline Update	April 30, 2013	TX 7-734-243
Gestational Diabetes	January 9, 2008	TX0007112648
Gestational Diabetes: Diagnosis and Care	December 15, 2005	TX-6-272-669
Gestational Diabetes: An Introductory Guide	April 6, 2011	TX 7-385-529
Gestational Diabetes: Overview and Management Strategies	January 20, 2014	TX 7-894-469
H1N1: The 21st Century Pandemic	September 3, 2010	TX 7-318-683
HACs and Never Events/SREs: Two Important Safety Initiatives	December 11, 2013	TX 7-839-199
Hazards of Heparin	October 19, 2012	TX 7-614-664

Title	Date of copyright	Copyright Number
Heart Failure, Your Patients & Advancements in Drug Therapies	July 13, 2011	TX 7-419-115
Helping Seniors Fight Depression: A Course for CNAs	June 24, 2011	TX 7-411-037
Heparin Induced Thrombocytopenia	March 19, 2007	TX-6-557-682
Hepatitis B: Pathophysiology, Protection, & Patients	July 30, 2013	TX 7-777-860
Heroin: Under the Influence	September 17, 2002	TX-5-705-659
High Alert Medications: Questions, Answers, and Safety Tips	February 9, 2005	TX-6-120-504
High-Alert Medications: Safe Practices	August 26, 2010	TX 1-715-799
HIPAA and Me: An Overview for CNAs	June 24, 2011	TX 7-410-620
HIPAA Training Module	September 14, 2011	TX-7-450-514
HIV & AIDS Testing & Reporting Guidelines	January 25, 2013	TX 7-663-686
HIV and AIDS: An Overview	February 6, 2013	TX 7-674-038
HIV and AIDS: Testing and Reporting Guidelines	February 8, 2013	TX 7-674-691
HIV Case Studies	November 17, 2003	TX-5-877-717
HIV Disease An Epidemic in Perspective	January 4, 2001	TX-5-324-326
HIV Disease: AIDS To Zidovudine For Florida RNs	January 8, 2001	TX-5-327-292
HIV Disease: New Research, New Treatment, New Hope	January 8, 2001	TX-5-327-670
HIV Disease: Woman, Children and Injection -Drug Users	January 8, 2001	TX-5-269-815
HIV Disease: Woman, Children and Injection -Drug Users	November 12, 2002	TX0005788852
HIV for CNAs	December 15, 2005	TX-6-272-670
HIV Infection and AIDS: An Overview	October 20, 2006	TX-6-453-415
HIV: An Epidemic of Many Proportions	June 18, 2002	TX-5-588-325
Home Health Exam	September 8, 2010	TXu001717243
Hope Against Suicide: A Care Guide for Healthcare Providers	January 8, 2013	TX 7-650-956

Title	Date of copyright	Copyright Number
Hourly Rounding & Fall Prevention: A Winning Strategy	February 6, 2013	TX 7-673-941
How to Demonstrate Your Clinical Competence with PBDS	October 1, 2008	TX 7-249-176
Human Papillomavirus	July 6, 2007	TX-6-601-455
Hypertension: On the Cusp of the JNC 8 Guidelines	July 5, 2011	TX 7-414-900
Identifying, Targeting and Managing Chronic Renal Failure	January 8, 2013	TX 7-651-230
Increased Intracranial Pressure and Monitoring	March 19, 2007	TX-6-557-685
Infection Control for CNAs	December 15, 2005	TX-6-272-671
Infection Control for Healthcare Professionals	March 8, 2004	TX-6-006-088
Infection Prevention for CNAs	June 24, 2011	TX 7-410-492
Infection Prevention for Healthcare Professionals	September 3, 2010	TX 7-318-704
Inflammatory Bowel Disease	February 22, 2007	TX-6-521-445
Influenza	October 20, 2006	TX 6-448-546
Influenza Update 2012-2013	October 29, 2012	TX 7-617-781
Influenza Update 2013-2014	September 15, 2015	TX 7-965-901
Influenza, Pandemics and the Avian Flu	December 15, 2005	TX-6-272-672
Interpreting AV (Heart) Blocks: Breaking Down the Mystery	October 29, 2012	TX 7-617-553
Interprofessional Collaboration (IPC)	July 30, 2013	TX 7-776-870
Interstitial Cystitis	September 13, 2002	TX-5-852-782
Intimate Partner Violence	December 11, 2013	TX 7-831-879
Intraventricular Hemorrhage in the Premature Infant	March 19, 2007	TX-6-557-683
Introducing Aggie : The Mystery of Pete's Seizure	January 11, 2002	TX-5-521-133
Introducing Aggie : The Mystery of Pete's Seizure	October 10, 2002	TX-5-705-653

Title	Date of copyright	Copyright Number
Introduction to Critical Thinking --- H3	September 25, 2002	TX-5-677-436
Introduction to Cultural Awareness and Competency	October 1, 2008	TX 7-247-720
Introduction to Emergency Preparedness for Pharmacists	August 14, 2012	TX 7-585-622
Introduction to Trauma Systems: History and Timeline	June 3, 2008	TX 7-044-789
Iowa Child Abuse	November 18, 2003	TX-5-898-584
Iowa: Dependent Adult Abuse	June 29, 2012	TX 7-558-438
It’s on the Street: Club Drugs	April 30, 2007	TX-6-585-016
It’s on the Street: Inhalants	April 30, 2007	TX-6-585-500
It's on the Street: Cocaine	August 22, 2008	TX-6-837-624
IV Essentials	July 7, 2005	TX-6-193-940
IV Therapy Exam	April 3, 2009	TX-6-933-136
Kentucky Domestic Violence	November 7, 2005	TX-6-272-551
Kentucky HIV Infection and AIDS: An Overview	August 22, 2008	TX-6-837-628
L & D Arrhythmia Interpretation Exam	January 12, 2012	TX 7-511-687
Lab Value Interpretation for Nurses: Chemistries and Renal Studies	November 22, 2005	TX-6-270-034
Lab Values: Interpreting Chemistry and Hematology for Adult Patients	October 18, 2012	TX 7-613-808
NRN.Com: Labor & Delivery Exam	January 9, 2008	TX0007017674
Latex Allergies for CNAs	December 15, 2005	TX-6-290-524
Latex Allergy: More Than Skin Deep	January 10, 2002	TX-5-547-624
Latex Allergy: More Than Skin Deep	October 8, 2002	TX-5-671-559
Learning to Manage Assaultive Behavior	March 19, 2007	TX-6-557-681
Lethal Arrhythmias: Advanced Rhythm Interpretation	March 21, 2006	TX-6-356-028

Title	Date of copyright	Copyright Number
LPN LVN Brief with rn.com logo (needs to be copyrighted next time we file them)	June 3, 2008	TX 7-044-845
LPN/LVN Subacute Nursing Exam	April 3, 2009	TX 6-933-183
Lupus: Deciphering the Clues	June 20, 2011	TX 7-414-007
Lyme Disease	March 19, 2007	TX-6-557-684
Magnet Facilities: What's the Difference?	July 6, 2007	TX-6-601-457
Malignant Hyperthermia: A Crisis for your Patient	November 29, 2004	TX-6-072-285
Mammography Technologist Exam	April 30, 2007	TX-6-585-501
Management Options for Insomnia	September 15, 2015	TX 7-965-315
Management Options for Metabolic Syndrome	July 29, 2013	TX 7-776-439
Management Options for Metabolic Syndrome	July 31, 2013	TX 7-777-134
Managing Assaultive Behavior for Healthcare Professionals	July 31, 2013	TX 7-776-897
Managing Cardiac Conditions During Labor and Delivery	June 21, 2011	TX 7-409-134
Managing Hypertension	April 30, 2007	TX-6-585-020
Marijuana: Under the Influence	October 8, 2002	TX-5-788-829
Mechanical Ventilation for the Adult	February 19, 2014	TX 7-889-088
Mechanical Ventilation in Adults	July 6, 2007	TX-6-599-548
Med Tech/ Med Laboratory Tech Exam	January 9, 2008	TX 7-017-651
Medical Error Reduction	April 30, 2007	TX-6-585-018
Medical Error Reduction: A Key to Quality Care	April 8, 2011	TX 7-385-520
Medical Record Documentation and Legal Aspects Appropriate to Nursing Assistants	December 15, 2005	TX-6-287-872
Medical Surgical Exam	April 3, 2009	TX 6-933-165
MedicalExpress.com	August 8, 2002	TX-5-788-142
Medication Disposal: Implications for Pharmacies	February 19, 2014	TX 7-889-103
Medication Errors: A Patient and Quality Improvement Program	February 8, 2013	TX 7-674-815
Medication Errors-A Continuous Quality Improvement Approach to Prevent Errors	September 19, 2011	TX 7-451-605

Title	Date of copyright	Copyright Number
Medication Safety: Assuring Safe Outcomes	September 11, 2006	TX 6-439-945
Medication Safety: Assuring Safe Outcomes	June 14, 2002	TX-5-697-878
Medication Safety: Assuring Safe Outcomes	February 19, 2003	TX-5-746-727
Medication Therapy Management (MTM): Getting Started	January 10, 2012	TX 7-489-196
Medication Therapy Management ?A Deeper Look Into the Pharmacists Role	August 14, 2012	TX 7-585-608
Men's Health Issues: Urological Concerns	October 29, 2012	TX 7-617-691
Metabolic Syndrome: An Insidious Disease	September 8, 2010	TX 1-717-248
Methamphetamine Abuse	February 22, 2007	TX-6-520-398
Migraine and Headache Treatment Interventions	July 13, 2011	TX 7-419-102
Migraine Head Pain	April 30, 2007	TX-6-585-499
Mother-Baby/Women Services Competency Test V.101	November 8, 2005	TX-6-287-083
MRI Technologist Exam	April 30, 2007	TX0006585022
MRSA: It’s Staph!	April 30, 2007	TX-6-585-498
Multiple Choice Test Writing Tips	January 9, 2008	TX 7-017-669
Narcolepsy & Sleep Apnea	September 25, 2002	TX-5-677-349
Narcolepsy, Sleep Apnea and Restless Legs Syndrome	August 3, 2004	TX-6-030-577
Neonatal Intensive Care Nursing Competency Test V.101	August 16, 2005	TX-6-230-569
Neonatal Resuscitation: History and Vital Updates	March 6, 2012	TX 7-516-440
Neonatal Sepsis: Assessment and Care	January 10, 2012	TX 7-489-071
Never Events: Nurses' Key Role	June 22, 2011	TX 7-409-982
New Immunizations Guidelines 2012: What We Need To Know	September 9, 2012	TX 7- 596-150
New Jersey Organ & Tissue Donation	July 30, 2013	TX 7-777-802
New York Child Abuse and Maltreatment	February 8, 2013	TX 7-812-536

Title	Date of copyright	Copyright Number
New York State Infection Control for Healthcare Professionals	July 18, 2003	TX-5-807-793
New York State Infection Prevention for Healthcare Professionals	September 8, 2010	TXu001717249
New York State: Child Abuse and Neglect	July 18, 2003	TX-5-810-328
Nuclear Medicine Technologist Exam	April 30, 2007	TX-6-585-502
Nurse’s Role in Moderate Sedation: Are you Safe?	March 21, 2006	TX-6-356-029
Nurse's Guide to Chemotherapy and Other Anti-Cancer Drugs	October 20, 2006	TX 6-448-545
NursesRX.com	August 8, 2002	TX-5-788-144
Nursing Communication Tools SBAR	January 9, 2008	TX 7-017-740
Nursing Health Assestment	July 28, 2004	TX-6-009-436
Nursing Informatics	April 30, 2013	TX 7-734-381
Nursing Practice in Florida: Laws and Rules	January 20, 2014	TX 7-855-183
Obsessive - Compulsive Disorder: Providing Care and Support	March 8, 2004	TX-6-006-086
Occupational Therapist Exam	April 30, 2007	TX-6-585-507
OGPI RN Screening	June 3, 2008	TX 7-044-885
International Nurse Orientation (O'Grady Peyton International)	February 2, 2007	TX-6-517-522
O'GradyPeyton.com	August 28, 2002	TX-5-595-918
Ohio Law and Rules: Alternative Program for Chemically-Dependent Nurses	February 19, 2014	TX 7-889-002
Ohio Laws and Rules	July 7, 2005	TX-6-194-756
Oncology 101: When Your Patient Also Has Cancer	October 26, 2013	TX 7-673-412
Oncology Exam	April 3, 2009	TX 6-933-156
Oncology Update: Targeted Cancer Therapies & Patient Management	August 14, 2012	TX 7-584-570
Operating Room Nurse Competency Exam V.201	April 3, 2009	TX 6-933-131
Ostomy Overview: Care of the Patient with an Ostomy	April 30, 2013	TX 7-734-793
Ovarian Cancer	February 22, 2007	TX-6-521-438

Title	Date of copyright	Copyright Number
Overview of Bioterrorism	August 26, 2010	TXu001715439
Pacemakers: Catch the Beat	September 16, 2014	TX 7-960-157
Pain Assessment and Management	January 20, 2014	TX 7-855-109
Pain Control and Symptom Management	June 3, 2008	TX 7-044-859
Parkinson's Disease	March 19, 2007	TX-6-557-679
Patient Falls: Zero Tolerance	June 20, 2011	TX 7-502-539
Patient Safety: Honing in on Heparin	February 22, 2007	TX-6-521-440
Pediatric Asthma	September 12, 2011	TX-7-448-602
Pediatric Home Care Nursing Exam	January 12, 2012	TX 7-490-394
Pediatric Psychopharmacology	November 29, 2004	TX-6-072-276
Pediatrics ED Exam	April 3, 2009	TX 6-933-173
Pediatrics Exam V101	March 15, 2004	TX-5-950-348
Pediatrics ED Exam	April 3, 2009	TX0006933173
Performance Based Development System (PBDS) Testing Preparation	September 11, 2006	TX 6-439-947
Performance Improvement: A Change for the better	July 18, 2003	TX-5-806-951
Peripheral Arterial Disease: Risk Reduction, Symptoms and Treatment	June 29, 2011	TX 7-412-980
Personal Safety for CNAs	December 15, 2005	TX-6-272-668
Personality Disorders: Identification, Assessment, and Interventions	February 27, 2012	TX 7-511-410
Perspectives on Breast Cancer: Genetic Testing and Prophylactic Mastectomy	January 9, 2008	TX 7-017-601
Pharmacokinetics and Your Everyday Primary Care Patient	January 10, 2012	TX 7-489-193
Pharmacological Management of Infections in the Elderly	August 14, 2012	TX 7-585-612
Pharmacotherapy for Depression, Bipolar Disease and Panic Disorder	July 5, 2011	TX 7-414-812

Title	Date of copyright	Copyright Number
Pharmacotherapy for Depression, Bipolar Disease and Panic Disorder	September 19, 2011	TX0007454636
Pharmacy Informatics, Meaningful Use, and the Law	January 8, 2013	TX 7-650-994
Pharmacy Law: HIPAA and Patient Counseling	September 9, 2012	TX 7-596-148
Pharmacy Leaders and Effective Team Management	August 14, 2012	TX 7-585-609
Pharmacy Malpractice Case Studies	July 29, 2013	TX 7-782-690
Pharmacy Technicians Calculations Review	August 23, 2012	TX 7-590-328
Physical Therapist Assistant Exam	September 11, 2006	TX 6-438-265
Physical Therapist Exam	September 11, 2006	TX 6-441-969
Physical Therapist Screening Evaluation	September 11, 2006	TX 6-441-966
Physical Therapy Assistant Screening Evaluation	September 11, 2006	TX 6-441-967
Placental Anomolies	August 18, 2010	TXu001714920
Pneumonia: Emerging Trends in Diagnosis & Care	September 11, 2006	TX 6-439-944
Post-Operative Care of the Bariatric Surgery Patient	January 8, 2013	TX 7-650-880
Postpartum Depression	February 22, 2007	TX-6-521-437
Postpartum Depression	August 25, 2010	TXu001714910
Preceptorship: The Vital Role of the Nurse Manager	October 25, 2012	TX 7-616-228
PreferredHealthcare.com	August 8, 2002	TX-5-788-141
Preparation for Pediatric Assignments	March 8, 2004	TX-6-006-083
Prescription Drug Abuse: No End in Sight	July 13, 2011	TX 7-419-105
Pressure Ulcer Assessment, Prevention & Management	October 19, 2012	TX 7-614-202
Pressure Ulcer Treatments	July 30, 2013	TX 7-776-881
Preventing the Next Epidemic: Pre-Diabetes	April 26, 2013	TX 7-732-191

Title	Date of copyright	Copyright Number
Procedural Sedation for Adults	December 11, 2013	TX 7-832-060
Procedural Sedation: Are you safe?	June 3, 2008	TX 7-019-058
Professional Communication and Documentation for Travelers: Safe, Effective, and Legal	November 17, 2003	TX-5-941-106
Professional Communication and Documentation: Safe, Effective and Legal	July 6, 2011	TXu001746989
Professional Communication: Speak up, Speak well	July 6, 2011	TXu001746831
Professional Nursing Practice: An Update	September 12, 2011	TX-7-448-485
Professional Nursing Practice: Nurse Practice Acts, Professional Standards, & Code Ethics	April 30, 2007	TX-6-585-026
Professionalism for CNAs	February 19, 2014	TX 7-889-175
Progressive Care Unit Exam	April 3, 2009	TX 6-933-151
Psychiatric Exam Goals Competency Test V.101	November 7, 2005	TX-6-272-550
Psychopharmacology: A Guide to Medication	December 12, 2002	TX-5-788-070
Pulmonary Artery Catheter & Hemodynamic Values	April 30, 2007	TX-6-585-025
Quality Improvement	February 28, 2003	TX-5-696-350
Radiation Therapist	October 1, 2008	TX 7-249-170
Radiology Technologist Exam	April 30, 2007	TX-6-585-504
Recognizing and Addressing Domestic Violence in the Healthcare Setting: Child Abuse and Neglect	January 5, 2001	TX-5-323-001
Recognizing and Addressing Domestic Violence in the Healthcare Setting: Elder Abuse	December 12, 2002	TX-5-724-976
Recognizing and Addressing Domestic Violence in the Healthcare Setting: Spouse Partner Abuse	January 4, 2001	TX-5-324-325
Reducing Medical Errors: You Can Make a Difference!	June 18, 2002	TX-5-619-154
Reducing Medication Errors for CNAs	December 15, 2005	TX-6-287-871
Regulation of Dietary and Herbal Supplements	September 15, 2015	TX 7-971-378

Title	Date of copyright	Copyright Number
Rehab for CNAs	February 22, 2007	TX-6-521-436
REMS legislation and enforcement on the practice of pharmacy	January 11, 2012	TX 7-489-630
Resident Rights for Florida CNAs	December 15, 2005	TX-6-272-680
Respiratory Syncytial Virus	October 20, 2006	TX 6-448-548
Restraints and Falls for CNAs	December 15, 2005	TX-6-272-681
Restraints and Falls: A Safety Concern for CNAs	February 25, 2013	TX 7-687-323
Restraints in the Acute Care Setting	January 26, 2004	TX-5-944-636
Restraints in the Acute Care Setting	March 8, 2004	TX-6-006-090
Restraints: The Last Resort	September 8, 2010	TXu001717244
RN Cath Lab Exam	October 12, 2004	TX-6-077-340
RN.com's Assessment Series: Cardiovascular Anatomy and Physiology	October 12, 2004	TX0006077343
RN.com's Assessment Series: Endocrine Anatomy and Physiology	October 12, 2004	TX0006077341
RN.com's Assessment Series: Focused Cardiovascular Assessment	November 29, 2004	TX0006072278
RN.com's Assessment Series: Focused Endocrine Assessment	November 5, 2004	TX0006065453
RN.com's Assessment Series: Focused Gastrointestinal Assessment	November 5, 2004	TX0006065454
RN.com's Assessment Series: Focused Gastrointestinal Assessment	October 12, 2004	TX0006077339
RN.com's Assessment Series: Focused Neurological Anatomy and Physiology	February 9, 2005	TX0006120502
RN.com's Assessment Series: Focused Neurological Assessment	November 5, 2004	TX0006065449
RN.com's Assessment Series: Focused Pulmonary Assessment	August 3, 2004	TX0006030576
RN.com's Assessment Series: Focused Renal and Urinary Anatomy and Physiology	November 29, 2004	TX0006072281

Title	Date of copyright	Copyright Number
RN.com's Assessment Series: Focused Renal and Urinary Assessment	November 29, 2004	TX0006072277
RN.com's Assessment Series: Gastrointestinal Anatomy and Physiology	August 23, 2004	TX0006016643
RN.com's Assessment Series: Hematological Anatomy, Physiology and Assessment	November 29, 2004	TX0006072283
RN.com's Assessment Series: Skin Anatomy, Physiology, and Assessment	November 5, 2004	TX0006061662
Rocky Mountain Spotted fever	August 22, 2008	TX-6-837-618
Role of the Pharmacist in Improving Medication Adherence	September 14, 2011	TX 7-450-433
Safety and Standards Manual: A National Perspective for Travelers	July 13, 1999	TX-5-026-638
Seasonal and pandemic influenza Anything new Any changes	January 10, 2012	TX 7-489-086
Secrets to Educating Your Patients with Diabetes	July 11, 2011	TX 7-422-294
Serotonin Syndrome: Etiology, Pathology & Treatment	July 29, 2013	TX 7-776-389
Setting Your Compounding Pharmacy Apart	August 14, 2012	TX 7-585-611
Shaken Baby Syndrome	August 22, 2008	TX-6-837-625
Sickle Cell Anemia	October 20, 2006	TX 6-448-547
Skin Infections: Focus on Cellulitis & MRSA	October 29, 2012	TX 7-617-696
Smoking Cessation Help From the Pharmacy	January 10, 2012	TX 7-489-095
Social Media Networking for Nurses: What You Should Consider	October 29, 2012	TX 7-617-593
Sonographer Exam	April 30, 2007	TX-6-585-506
Sonographer Exam	June 3, 2008	TX 7-044-873
Speech Language Pathologist	January 9, 2008	TX0007017659
Spinal Cord Injuries: Minimizing the Damage	December 12, 2002	TX-5-720-974
Sports Injuries in Youth	February 22, 2007	TX -6-522-375

Title	Date of copyright	Copyright Number
Spotlight on Antihypertensives	October 18, 2012	TX 7-613-780
Spotlight on Antihypertensives	November 6, 2012	TX 7-621-672
Staff Infections: Spotlight on MRSA	September 8, 2010	TXu001717247
Stem Cell Research: What it Means and Where is it Going	November 22, 2005	TX-6-270-035
Strategies to Improve Medication Adherence and Access	August 14, 2012	TX 7-585-605
Stress Relief for the Healthcare Professional	February 27, 2012	TX 7-511-469
Stroke Care for CNAs	December 15, 2005	TX-6-272-677
Stroke Prevention and Recognition	April 6, 2011	TX 7-385-518
Stroke Prevention and Risk Reduction	September 26, 2011	TX 7-457-632
Stroke Rehabilitation	November 29, 2004	TX-6-072-279
Substance Abuse & Pregnancy : A Growing Health Concern	September 24, 2002	TX-5-660-763
Substance Abuse: Club Drugs, Hallucinogens and Dissociative Drugs	July 30, 2013	TX 7-777-867
Substance Abuse: Cocaine	July 30, 2013	TX 7-776-878
Substance Abuse: Inhalants	July 30, 2013	TX 7-776-868
Sudden Infant Death Syndrome	November 29, 2004	TX-6-072-286
Suicide Prevention/Precautions for CNAs	September 16, 2014	TX 7-960-164
Suicide: Assessment and Prevention	January 26, 2004	TX-5-950-760
Surviving the Heat	August 22, 2008	TX-6-837-408
TB Patient Care Guidelines for CNAs	February 27, 2013	TX 7-707-656
Telemetry (Knowledge Assessment Exam)	July 25, 2011	TX 7-424-294
Telemetry Certificate Program	July 6, 2011	TX 1-746-848

Title	Date of copyright	Copyright Number
Testicular Cancer	February 22, 2007	TX-6-521-443
The A to Z on Vitamins & Minerals	February 19, 2014	TX0007888690
The Agony of Eating Disorders	January 9, 2008	TX0007017704
The Common Cold: An Update for Pharmacy Professionals	September 15, 2015	TX0007965480
The Cruise Ship Virus: Norovirus	July 6, 2007	TX0006601171
The Future of Nursing Report: The Role of the Nurse in Transforming Healthcare	January 20, 2014	TX 7-855-138
The Health of Minority Women	August 22, 2008	TX-6-837-406
The Healthy Pregnancy	February 9, 2005	TX-6-120-505
The Healthy Pregnancy: An Overview	February 27, 2012	TX 7-511-395
The Human Genome Project	July 6, 2011	TX 1-746-854
The Joint Commission: Focus on Safety	January 20, 2014	TX 7-855-192
The New Hypertension Guidelines: What are They Telling Us?	September 15, 2015	TX 7-965-902
The Nurse Manager's Role in Enhancing Patient Satisfaction	October 26, 2013	TX 7-616-845
The Nurse's Role in Hyperemesis Gravidarum	February 22, 2007	TX-6-521-441
The Patient Safety Revolution: Implementing JCAHO Safety Goals in the Operating Room	August 23, 2004	TX-6-016-642
The Pharmacy Technician Certification Review Course	January 25, 2013	TX 7-663-678
The Postpartum Period and the Healthy Newborn	December 15, 2005	TX-6-272-679
The Prevention and Detection of Elder Abuse	May 12, 2000	TX-951-660
The Road to Recovery: Post-Stroke Rehabilitation	February 27, 2012	TX 7-511-400
The Role of the Staff Nurse in Patient Satisfaction and HCAHPS	December 11, 2013	TX 7-832-055
The Treatment of Depression and Anxiety in the Elderly	September 16, 2014	TX 7-959-955

Title	Date of copyright	Copyright Number
The Truth About Urinary Incontinence	October 8, 2002	TX-5-788-830
The World of Skin Care: Wound and Ulcer Prevention & Management	April 30, 2007	TX-6-585-021
Thrombolytic Therapy for cute Ischemic Stroke T-PA/Alteplase	February 9, 2005	TX-6-120-497
Thyroid Disorders	April 30, 2007	TX-6-585-019
Tips for Creating An Online CE Course	January 9, 2008	TX 7-017-663
To Sleep or Not to Sleep? A Primer on Insomnia	September 23, 2002	TX-5-643-761
Travel Application	August 29, 2002	TX-5-586-835
Travel Application	August 29, 2002	TX-5-604-361
Travel Nursing: Self-Protection Through Communication and Documentation	June 14, 2002	TX-5-588-326
Treatment and Management of Osteoporosis	December 12, 2012	TX 7-638-300
Treatment of Parkinson's Disease and the Comorbid Conditions	February 28, 2012	TX 7-512-492
Treatment of Women's Health Issues in the Baby Boomer Generation	August 23, 2012	TX 7-590-326
Tuberculosis Information for CNAs	December 15, 2005	TX-6-272-678
Understanding and Managing Major Depressive Disorder	October 26, 2012	TX 7-616-835
Understanding Heart Failure	September 8, 2010	TX 1-717-245
Understanding Intra-Abdominal Pressure Monitoring	January 9, 2012	TX 7-488-721
Understanding the Adult with Down Syndrome	March 8, 2004	TX-6-006-089
Understanding the Pathology and the Pharmacology of Neuropathic Pain	February 28, 2012	TX 7-512-508
Update on Cholesterol Lowering Therapy	September 9, 2012	TX 7-596-149
Update on Stroke Management and Care	October 12, 2004	TX-6-077-342
Update on the Treatment for Child Psychiatric Disorders	April 30, 2013	TX 7-734-749

Title	Date of copyright	Copyright Number
Update on the Treatment of Major Depressive Disorder	February 25, 2013	TX 7-687-305
Update on Tracheostomy Care	February 9, 2005	TX-6-120-501
Using Effective Communication to Reduce Medication Errors	January 8, 2013	TX 7-651-169
Vaccines: Understanding Immunity and the Principles behind Vaccination	August 22, 2008	TX-6-837-630
Value Based Purchasing: Improving Healthcare Outcomes Using the Right Incentives	September 16, 2014	TX 7-961-227
Vascular Interventional Radiology Tech Exam	April 3, 2009	TX 6-933-161
Viral Hepatitis: From A to G	January 5, 2001	TX-5-320-183
Vitamin D Guidelines: What You Need To Know	August 24, 2012	TX 7-590-516
Weight Loss Management: Medical, Surgical & Alternative Therapies	August 24, 2012	TX 7-590-319
West Nile Virus: Just the Facts	November 29, 2004	TX-6-072-280
West Virginia Best Practice Prescribing and Drug Diversion Training	January 20, 2014	TX 7-855-125
What Every Pharmacist Should Know About Childhood Immunizations	January 11, 2012	TX 7-489-443
What's Up at the Joint?	November 5, 2004	TX-6-065-451
Work Smarter Not Harder: Critical Thinking Skills for Healthcare Professionals	January 9, 2008	TX 7-017-681
Workplace Safety and Patient Care Standards 2004	January 26, 2004	TX-5-943-059
Obesity Management: New Insight & Novel Interventions.	February 19, 2014	TX0007889166
What's Your Line: Overview of Fluids, Central Lines & PICCs.	February 19, 2014	TX0007889155
Shoulder Dystocia: An Obstetrical Emergency	April 30, 2013	TX0008052360
Will the Last Physician in America Please Turn Off the Lights	May 15, 2006	TXu006377655

NURSEFINDERS, LLC

Title	Date of copyright	Copyright number
iApply Hiring System Manual	September 3, 2002	TXu001065868
Nursefinders Coordinator Training	November 30, 1987	TXu307-919
Nursefinders Policies and Procedures Manual	January 19, 1988	TXu 317-469
Nursefinders Skills Inventory	March 31, 1988	TXu 320-215
Nursefinders Master List of Medications	April 1, 1998	TXu 324-784
Home Health Aid Program	March 3, 1988	TXu000313288
Nursefinders Pediatric Home Care Program Notebook	March 11, 1988	TXu000315298
Nursefinders Home Care Training Manual	April 1, 1988	TXu000324783

O’GRADY PEYTON INTERNATIONAL

Title	Date of copyright	Copyright number
American English Training for OGP Healthcare Professionals	March 3, 2007	TXu001347906

PHARMACY CHOICE, INC.

Title	Date of copyright	Copyright number
PharmacyChoice.com	November 3, 2000	TXu-1-043-603

STAFF CARE, INC.

Title	Date of copyright	Copyright number
Have Stethoscope, Will Travel: Staff Care’s Guide to Locum Tenens	April 9, 2010	TXu007351844

SHIFTWISE, INC.

Title	Date of copyright	Copyright number
Mighty nurse characters, male, female and male and female combined	5/5/2014	VA1797472

Registered Copyrights for Websites Owned by AMN Healthcare, Inc.

Website	Copyright Date	Copyright Registration
www.preferredhealthcare.com	08/08/2002	TX0005788141
www.americanmobile.com	08/08/2002	TX0005788143
www.medicalexpress.com	08/08/2002	TX0005788142
www.nursesrx.com	08/08/2002	TX0005788144
www.amnhealthcare.com	04/09/2001	TX0005788140
www.ogradypeyton.com	08/28/2002	TX0005595918

Patents

U.S. Registered Patents

Patent	Patent No.	Filing Date	Date of Patent	Inventor(s)	Assignee
Avantas LLC
Electronic Schedules for Work Shifts	US 8,401,884 B1	November 7, 2005	March 19, 2013	Lorane Kinney	Avantas, LLC

EXHIBIT D
Exhibit 2.1(b)(i)

FORM OF NOTICE OF BORROWING

[Date]

Truist Bank
303 Peachtree Street NE
4th Floor
Atlanta, GA 30308

Ladies and Gentlemen:

The undersigned, AMN HEALTHCARE, INC. (the “Borrower”), refers to the Credit Agreement dated as of February 9, 2018 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and Truist Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. [The Borrower hereby gives notice pursuant to Section 2.1 of the Credit Agreement that it requests a Revolving Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:]* [The Borrower hereby gives notice pursuant to Section 2.4 of the Credit Agreement that it requests the Tranche A Loan under the Credit Agreement on the Second Amendment Effective Date, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:]**

[(A)    Date of Borrowing (which is a Business Day)        _______________________]*

[(B)    Principal Amount of Borrowing            _______________________]*

(C)    Interest rate basis                    _______________________

(D)    Interest Period and the last day thereof            _______________________

In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in clause (b) of such Section, and confirms that the matters referenced in clauses (c) and (d) of such Section, are true and correct.

AMN HEALTHCARE, INC.

By:
Name:
Title:
*For all Revolving Loans
** For the initial advance of the Tranche A Loan on the Second Amendment Effective Date.

EXHIBIT E
Exhibit 2.4(f)

FORM OF TRANCHE A NOTE

[Date]
FOR VALUE RECEIVED, AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of __________________________, its successors and assigns (the “Lender”), at the office of Truist Bank, as Administrative Agent (the “Administrative Agent”), at 303 Peachtree Street NE, 4th Floor, Atlanta, GA 30308 (or at such other place or places as the Administrative Agent may designate), at the times set forth in the Credit Agreement dated as of February 9, 2018 among the Borrower, the Guarantors, the Lenders and the Administrative Agent (as it may be as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of the portion of the Tranche A Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.4(e) of the Credit Agreement.

If any amount of principal is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum set forth in the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, as provided in the Credit Agreement.

This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register as provided in Section 11.3(c) of the Credit Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

AMN HEALTHCARE, INC.

By:
Name:
Title:

EXHIBIT F
Exhibit 3.2

FORM OF NOTICE OF EXTENSION/CONVERSION

Truist Bank,
as Administrative Agent for the Lenders
303 Peachtree Street NE
4th Floor
Atlanta, GA 30308
Attention: Agency Services

Ladies and Gentlemen:

The undersigned, AMN HEALTHCARE, INC. (the “Borrower”), refers to the Credit Agreement dated as of February 9, 2018 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and Truist Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a [Revolving Loan] [Tranche A Loan] outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)    Loan Type/Tranche                        _______________________

(B)    Date of Extension or Conversion
(which is the last day of the
the applicable Interest Period)                    _______________________

(C)    Principal Amount of Extension or Conversion            _______________________

(D)    Interest rate basis                        _______________________

(E)    Interest Period and the last day thereof                ______________________

In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in clause (b) of such Section, and confirms that the matters referenced in clauses (c) and (d) of such Section, are true and correct.

AMN HEALTHCARE, INC.

By:
Name:
Title: